Exhibit 4.4

VERSES AI INC.

NOTICE OF MEETING AND MANAGEMENT INFORMATION CIRCULAR

for the

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 13, 2024

Dated as of August 14, 2024

VERSES AI INC.

205-810 Quayside Drive
New Westminster, BC V3M 6B9

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 13, 2024

NOTICE IS HEREBY GIVEN that the annual general and special meeting (the “Meeting”) of the holders (the “Shareholders”) of Class A Subordinate Voting Shares (“Subordinate Voting Shares”) of VERSES AI Inc. (the “Company”) will be held at 15th Floor, 1111 West Hastings St., Vancouver, BC V6E 2J3, on September 13, 2024 at 11:00 a.m. (Pacific Time) for the following purposes:

1.	to receive and consider the audited annual financial statements of the Company for the years ended March 31, 2024 and 2023, together with the auditor’s report thereon;

2.	to fix the number of directors at four (4) for the ensuing year;

3.	to elect directors for the ensuing year as described in the accompanying Information Circular (as defined herein);

4.	to re-appoint Smythe LLP as the Company’s auditors for the ensuing fiscal year at a remuneration to be fixed by the directors;

5.	to consider, and, if thought fit, pass with or without amendment, an ordinary resolution approving and ratifying the renewal of the Company’s omnibus share incentive plan, as more particularly described in the Circular (as defined below) accompanying this notice;

6.	to consider, and if thought fit, pass with or without amendment, a special resolution to: (i) delete the special rights and restrictions attached to the Subordinate Voting Shares and Class B Proportionate Voting Shares of the Company (the “Proportionate Voting Shares”) as set out under Articles 27 and 28 of the Articles of the Company; (ii) re-designate the Subordinate Voting Shares as “Common Shares” of the Company; and (iii) delete and remove references from the Notice of Articles and Articles of the Proportionate Voting Shares, all as more particularly described in the Circular accompanying this notice; and

7.	to transact such further or other business as may properly come before the Meeting and any adjournments thereof.

Shareholders are encouraged to vote on the first matter shown above BEFORE the Meeting by proxy to ensure that their votes are properly counted. Those Shareholders who are unable to attend the Meeting are requested to read the notes to the enclosed form of proxy and then to, complete, sign and mail the enclosed form of proxy in accordance with the instructions set out in the proxy and in the Information Circular accompanying this Notice (the “Circular”). The audited financial statements and related MD&A for the Company for the years ended March 31, 2024 and 2023 have already been mailed to those Shareholders who have previously requested to receive them. Otherwise, they are available upon request to the Company or they can be found on SEDAR+ at www.sedarplus.ca.

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This notice is accompanied by the Circular, a form of proxy and a supplemental mailing list return card.

To be effective, the proxy must be duly completed and signed and then deposited by mail to Endeavor Trust Corporation at 702 – 777 Hornby Street, Vancouver, BC V6Z 1S4 not less than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting, or any adjournment or postponement thereof. An instrument of proxy may also be voted using facsimile at 604-559-8908 or using e-mail by delivering their proxy to proxy@endeavortrust.com.

The record date for determination of the Shareholders entitled to receive Notice of and to vote at the Meeting is August 9, 2024 (the “Record Date”). Only holders of record of Subordinate Voting Shares at the close of business on the Record Date will be entitled to vote in respect of the matters to be voted on at the Meeting or any adjournment or postponement thereof.

Non-registered Shareholders who receive these materials through their broker or other intermediary are requested to follow the instructions for voting provided by their broker or intermediary, which may include the completion and delivery of a voting instruction form.

This notice is accompanied by the Circular, a form of proxy and a supplemental mailing list return card.

DATED at Vancouver, British Columbia this 14th day of August, 2024.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Gabriel René”
Gabriel René
Chief Executive Officer and Director

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NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS	i

SOLICITATION OF PROXIES AND VOTING INSTRUCTIONS	1

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	4

FINANCIAL STATEMENTS AND AUDITORS’ REPORT	5

NUMBER OF DIRECTORS	5

ELECTION OF DIRECTORS	6

CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES AND SANCTIONS	7

STATEMENT OF EXECUTIVE COMPENSATION	8

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	20

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	21

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	21

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	22

APPOINTMENT OF AUDITOR	22

MANAGEMENT CONTRACTS	22

AUDIT COMMITTEE	22

CORPORATE GOVERNANCE DISCLOSURE	25

PARTICULARS OF MATTERS TO BE ACTED UPON	32

ADDITIONAL INFORMATION	48

RESTRICTED SECURITIES	48

OTHER MATTERS	48

BOARD APPROVAL	48

VERSES AI INC.

205-810 Quayside Drive
New Westminster, BC V3M 6B9

INFORMATION CIRCULAR

OF THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 13, 2024

(As at August 14, 2024, except as indicated)

SOLICITATION OF PROXIES AND VOTING INSTRUCTIONS

Solicitation of Proxies

This management information circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of VERSES AI Inc. (the “Company” or “VERSES”) for use at the annual general and special meeting (the “Meeting”) of the holders (the “Shareholders”) of Class A Subordinate Voting Shares (“Subordinate Voting Shares”) of the Company to be held at 15th Floor, 1111 West Hastings St., Vancouver, BC V6E 2J3 at 11:00 a.m. (Pacific Time) on September 13, 2024, and at any adjournment thereof, for the purposes set forth in the Notice of annual general and special meeting of shareholders (the “Notice”).

The record date for determination of the Shareholders entitled to receive notice of and to vote at the Meeting is August 9, 2024 (the “Record Date”). Only holders of record of Subordinate Voting Shares at the close of business on the Record Date will be entitled to vote in respect of the matters to be voted on at the Meeting or any adjournment or postponement thereof.

The Company will conduct its solicitation by mail and officers and employees of the Company may, without receiving special compensation, also telephone or make other personal contact. The Company will pay the cost of solicitation.

All dollar amounts referenced herein are expressed in Canadian Dollars unless otherwise stated.

Appointment of Proxyholder

The purpose of a proxy is to designate persons who will vote the proxy on a Shareholder’s behalf in accordance with the instructions given by the Shareholder in the proxy. The persons whose names are printed in the enclosed form of proxy are legal counsel to the Company (the “Management Approved Proxyholders”).

A Shareholder has the right to appoint a person other than a Management Approved Proxyholder to represent the Shareholder at the Meeting by striking out the names of the Management

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Approved Proxyholders and by inserting the desired person’s name in the blank space provided or by executing a proxy in a form similar to the enclosed form. A proxyholder need not be a Shareholder. Such Shareholder should notify the nominee of the appointment, obtain their consent to act as proxy and should provide instructions on how the shares held by the Shareholder are to be voted. In any case, a form of proxy should be dated and executed by the Shareholder or an attorney authorized in writing, with proof of such authorization attached where an attorney has executed the form of proxy.

Voting by Proxy

If a Shareholder specifies a choice with respect to any matter to be acted upon, the Subordinate Voting Shares represented by proxy will be voted or withheld from voting by the proxyholder in accordance with those instructions on any ballot that may be called for. In the enclosed form of proxy, in the absence of any instructions in the proxy, it is intended that such Subordinate Voting Shares will be voted by the proxyholder, if a nominee of management, in favour of the motions proposed to be made at the Meeting as stated under the headings in this Circular. If any amendments or variations to such matters, or any other matters, are properly brought before the Meeting, the proxyholder, if a nominee of management, will exercise its discretion and vote on such matters in accordance with its best judgment.

The instrument of proxy enclosed, in the absence of any instructions in the proxy, also confers discretionary authority on any proxyholder with respect to the matters identified herein, amendments or variations to those matters, or any other matters which may properly be brought before the Meeting. To enable a proxyholder other than the nominees of management named in the instrument of proxy to exercise its discretionary authority, a Shareholder must strike out the names of the nominees of management in the enclosed instrument of proxy and insert the name of its nominee in the space provided, and not specify a choice with respect to the matters to be acted upon. This will enable the proxyholder to exercise its discretion and vote on such matters in accordance with its best judgment.

At the time of printing this Circular, management of the Company is not aware that any amendments or variations to existing matters or new matters are to be presented for action at the Meeting.

Completion and Return of Proxy

To be effective, the proxy must be duly completed and signed and then deposited by mail to Endeavor Trust Corporation at 702 – 777 Hornby Street, Vancouver, BC V6Z 1S4 not less than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting, or any adjournment or postponement thereof. An instrument of proxy may also be voted using facsimile at 604-559-8908 or using e-mail by delivering their proxy to proxy@endeavortrust.com.

An instrument of proxy must be signed by the Shareholder or its attorney in writing, or, if the Shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer.

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Non-Registered Holders

Only registered Shareholders of the Company or the persons they appoint as their proxies are permitted to vote at the Meeting. Registered Shareholders are holders of Subordinate Voting Shares of the Company whose names appear on the share register of the Company and are not held in the name of a brokerage firm, bank or trust company through which they purchased shares. Registered Shareholders will receive a form of proxy from Endeavor Trust Corporation representing the Subordinate Voting Shares held by the registered Shareholder. Whether or not you are able to attend the Meeting, Shareholders are requested to vote their proxy in accordance with the instructions on the proxy. Most Shareholders are “non-registered” Shareholders (“Non-Registered Shareholders”) because the Subordinate Voting Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they acquired the Subordinate Voting Shares. The Company’s Subordinate Voting Shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of their Subordinate Voting Shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which the Intermediary is a participant.

There are two kinds of beneficial owners: those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object (called “NOBOs” for Non-Objecting Beneficial Owners).

In accordance with the requirements of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has elected to send copies of the proxy-related materials, including a voting instruction form (“VIF”) directly to the NOBOs in connection with the Meeting. With respect to OBOs, in accordance with applicable securities law requirements, the Company has distributed copies of the Meeting materials to the clearing agencies and Intermediaries for distribution to OBOs. The Company does not intend to pay for Intermediaries to deliver the Meeting materials and Form 54-101F7 - Request for Voting Instructions Made by Intermediary to OBOs. As a result, OBOs may not receive the Meeting materials.

Intermediaries are required to forward the Meeting materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting materials will either:

(a)	be given a VIF which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow; or

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(b)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Subordinate Voting Shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o Endeavor Trust Corporation, 702 – 777 Hornby Street, Vancouver, BC V6Z 1S4.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of their Subordinate Voting Shares which they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the form of proxy and insert their own name or such other person’s name in the blank space provided. Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or VIF is to be delivered.

Notice-and-Access

The Company is not sending the Meeting materials to Shareholders using “notice-and-access” as defined under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer.

Revocation of Proxy

In addition to revocation in any other manner permitted by law, a Shareholder, their attorney authorized in writing or, if the Shareholder is a corporation, a corporation under its corporate seal or by an officer or attorney thereof duly authorized, may revoke a proxy by instrument in writing, including a proxy bearing a later date. The instrument revoking the proxy must be deposited at the registered office of the Company, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment(s) thereof, or with the chairman of the Meeting on the day of the Meeting. Only registered Shareholders have the right to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As at the date of this Circular, 151,840,452 Subordinate Voting Shares were issued and outstanding and no Class B Proportionate Voting Shares of the Company (“Proportionate Voting Shares”) were issued and outstanding. Each Subordinate Voting Share carries the right to one vote on a ballot at the Meeting. Each Proportionate Voting Share, if issued, carries the right to 6.25 votes. The Proportionate Voting Shares may be converted at the option of the holder, subject to certain restrictions, into such number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares being converted by 6.25.

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For a description of the restrictions associated with the Subordinate Voting Shares and rights attached to the Subordinate Voting Shares to participate in a takeover bid made to holders of Proportionate Voting Shares, see “Amendment to the Company’s Share Capital – Summary of the Subordinate Voting Shares and Proportionate Voting Shares”.

The record date for determination of the Shareholders entitled to receive notice of and to vote at the Meeting is August 9, 2024. Shareholders of record at the close of business on August 9, 2024 are entitled to vote at the Meeting or adjournments thereof.

Except as set out directly below, to the knowledge of the directors and executive officers of the Company, as at the date of this Circular, (i) no affiliate of the Company beneficially owned, or controlled or directed, directly or indirectly, any voting securities of the Company; and (ii) no person or corporation beneficially owned, or controlled or directed, directly or indirectly, voting securities of the Company carrying 10% or more of the voting rights attached to any class of voting securities of the Company.

Name	Number and Type of Securities	Percentage of Outstanding Shares (1)
Gabriel René	31,275,001 Subordinate Voting Shares	20.6%
Dan Mapes	31,275,001 Subordinate Voting Shares	20.6%

Notes:

(1)	Calculated based on 151,840,452 Subordinate Voting Shares and no Proportionate Voting Shares issued and outstanding on a non-diluted basis.

FINANCIAL STATEMENTS AND AUDITORS’ REPORT

The audited financial statements of the Company (the “Financial Statements”) for the years ended March 31, 2024 and 2023, and the auditors’ report thereon will be tabled before the Shareholders at the Meeting. The audited financial statements have been approved by the audit committee and the board of directors (the “Board”). The Financial Statements can also be found under the Company’s profile on SEDAR+ at www.sedarplus.ca. No vote by the Shareholders is required to be taken with respect to the Financial Statements.

NUMBER OF DIRECTORS

The Board presently consists of four (4) directors to be elected annually. At the Meeting, it is proposed to keep the number of directors elected at four (4) directors to hold office until the next annual general meeting. Shareholder approval will be sought to fix the number of directors of the Company at four (4). In the absence of instructions to the contrary, the enclosed proxy will be voted to set the number of directors of the Company at four (4).

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ELECTION OF DIRECTORS

The directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted FOR the nominees herein listed.

The Company has an Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee. Members of this committee are set out below.

Management of the Company proposes to nominate each of the following persons for election as a director. Information concerning such persons, as furnished by the individual nominees, is as follows:

Name, Province of Residence and Position	Principal Occupation or employment during the past 5 years	Previous Service as a Director	Number of Subordinate Voting Shares Beneficially Owned, Controlled or Directed, Directly or Indirectly(1)
Gabriel René California, USA Chief Executive Officer and Director	Chief Executive Officer of the Company since September 2018.	Director since July 19, 2021	31,275,001 Subordinate Voting Shares (20.60%)

Dan Mapes California, USA President and Director	President of the Company since September 2019.	Director since July 19, 2021	31,275,001 Subordinate Voting Shares (20.60%)

G. Scott Paterson(3)(4)(5) Ontario, Canada Director	President of Patstar Inc. since July 1988.	Director since June 15, 2022	375,000 Subordinate Voting Shares (0.25%)

Jonathan De Vos(3)(4)(5) London, United Kingdon Director	Self-employed as a business advisor and private investor since May 2020. Senior Analyst at Invesco UK Ltd. from May 2015 – May 2020.	Director since June 15, 2022	195,600 Subordinate Voting Shares (0.13%)

Notes:

(1)	The information as to Subordinate Voting Shares beneficially owned, or controlled or directed, directly or indirectly, is not within the knowledge of management of the Company and has been furnished to the Company by the respective nominees or has been extracted from insider reports available at www.sedi.ca.
(2)	Calculated based on 151,840,452 Subordinate Voting Shares and no Proportionate Voting Shares issued and outstanding on a non-diluted basis.
(3)	Member of the Audit Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Nominating & Corporate Governance Committee.

No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or company.

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CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES AND SANCTIONS

To the knowledge of the Company, other than as disclosed directly below, no proposed director:

(a)	is, as at the date of the Circular, or has been, within 10 years before the date of the Circular, a director, chief executive officer (“CEO”) or chief financial officer (“CFO”) of any company (including the Company) that:

(i)	was the subject, while the proposed director was acting in the capacity as director, CEO or CFO of such company, of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days; or

(ii)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, CEO or CFO but which resulted from an event that occurred while the proposed director was acting in the capacity as director, CEO or CFO of such company;

(b)	is, as at the date of this Circular, or has been within 10 years before the date of the Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(c)	has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director;

(d)	has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(e)	has been subject to any penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

G. Scott Paterson, director of the Company and nominee as set out above, reached a voluntary settlement with the Ontario Securities Commission in December 2001 in respect to administrative proceedings which included a suspension of his registration for two years and a voluntary payment. There were no allegations that Mr. Paterson had violated any securities law, statute, regulation or policy statement pursuant to the aforesaid administrative proceedings.

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STATEMENT OF EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis is intended to provide information about the Company’s philosophy, objectives and processes regarding compensation for the executive officers of the Company. It explains how decisions regarding executive compensation are made and the reasoning behind these decisions.

Introduction

The following information, dated as of the date of this Circular, is provided pursuant to Form 51- 102F6 – Statement of Executive Compensation, to provide information about the Company’s executive compensation in respect of the financial year ended March 31, 2024.

In this form, “Named Executive Officer” (or “NEO”) means each of the following individuals:

(i)	the Chief Executive Officer (“CEO”);
(ii)	the Chief Financial Officer (“CFO”);
(iii)	each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000 for that financial year; and
(iv)	each individual who would be a NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at March 31, 2023.

For the financial year ending March 31, 2024, the Company had the following Named Executive Officers:

●	Gabriel René – Chief Executive Officer;
●	Kevin Wilson – Chief Financial Officer and Secretary;
●	Stephan Swanson – Chief Administration Officer
●	Capm Petersen – Chief Innovation Officer; and
●	Michael Wadden – Chief Commercial Officer.

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Compensation Philosophy and Objectives of Compensation Program

To achieve the Company’s objectives, the Company believes it is critical to create and maintain compensation programs that attract and retain committed, highly qualified personnel and to motivate them to assist in the achievement of the Company’s business objectives, by providing appropriate rewards and incentives.

The Company’s compensation program is designed to reward performance that contributes to the achievement of the Company’s business strategy on both a short-term and long-term basis, without unduly increasing the risks associated with the Company’s business and its business strategy. In furtherance of the foregoing the Company strives to reward qualities that it believes help achieve its strategy such as teamwork, individual performance in light of general economic and industry specific conditions, efforts to mitigate the business, financial and other risks facing the Company, integrity and resourcefulness, the ability to manage the Company’s existing assets, the ability to identify and pursue new business opportunities, responsibility and accountability, and tenure with the Company.

Risk-Management Implications

The Compensation Committee exercises both positive and negative discretion in relation to compensation and the allocation of “at-risk” compensation (being cash bonuses and securities- based compensation), to encourage and reward performance that does not increase, and where practical mitigates, the Company’s exposure to business and other financial risks including those identified in the Company’s Annual Information Form and Management’s Discussion and Analysis. The nature of the business in which the Company operates requires some level of risk-taking to achieve growth. The following aspects of the Company’s executive compensation program are designed to encourage practices and activities that should enhance long-term value and sustainable growth and limit incentives that could encourage inappropriate or excessive risk-taking:

●	an annual cash bonus target, determined as a percentage of an executive’s annual salary, that may be earned in a calendar year; and
●	setting standard terms (i.e. vesting, settlement) on grants of Awards which align interests with longer-term growth of the Company.

The Compensation Committee regularly considers risks associated with the Company’s compensation policies and practices.

Although the Company has not adopted a written policy regarding the purchase of financial instruments, the Company’s Named Executive Officers and directors are not permitted to purchase financial instruments, including for greater certainty, prepaid variable forward contracts, equity swaps, collars or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by Named Executive Officers or directors.

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Compensation Mix

The Company compensates its executive officers through base salary, cash bonuses, as well as through stock options (“Options”), restricted share units (“RSUs”), performance share units (“PSUs”) and deferred share units (“DSUs”, together with Options, RSUs and PSUs, “Awards”) under the Company’s Omnibus Equity Incentive Plan (“Omnibus Plan”) at levels which the Compensation Committee believes are reasonable in light of the performance of the Company under the leadership of the executive officers. The objective of the compensation program is to provide a combination of short, medium and long term incentives that reward performance and also are designed to achieve retention of high-quality executives.

The following table provides an overview of the elements of the Company’s compensation program.

Compensation Element	Award Type	Objective	Key Features
Base Salary	Salary	Provides a fixed level of regularly paid cash compensation for performing day- to-day executive level responsibilities.	Recognizes each officer’s unique value and historical contribution to the success of the Company in light of salary norms in the industry and the general marketplace.
Annual Cash Bonuses	Annual non- equity incentive plan	Motivates executive officers to achieve key corporate objectives by rewarding the achievement of these objectives.	Discretionary cash payments recommended to the Board by the Compensation Committee based upon contribution to the achievement of corporate objectives and individual performance.
Long-Term Incentives	Option- based and share- based awards (RSUs, PSUs and DSUs)	Long-term, equity-based, incentive compensation that rewards long-term performance by allowing executive officers to participate in the long-term appreciation of the Shares (defined below). The Board believes that the granting of Options and/or RSUs, PSUs and DSUs is required in order for the Company to be competitive with its peers from a total remuneration standpoint and to encourage executive officer retention.	Awards granted pursuant to the Omnibus Plan as determined by the Board, typically based on recommendations from the Compensation Committee.

The Named Executive Officers are also eligible to participate in the same benefits offered to all full- time employees. The Company does not view these benefits as a significant element of its compensation structure but does believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

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Assessment of Compensation

In determining appropriate levels of executive compensation, the Compensation Committee will take into account recommendations made by the Chief Executive Officer and President in respect of the Named Executive Officers (other than himself). In reviewing comparative data, the Compensation Committee will not engage in benchmarking for the purposes of establishing compensation levels relative to any predetermined point. In the Company’s view, external and third-party survey data provides an insight into external competitiveness, but is not an appropriate single basis for establishing compensation levels. This is primarily due to the differences in the size, scope and location of operations of comparable corporations and the lack of sufficient appropriate matches to provide statistical relevance.

●	Salary: Base salary is intended to compensate core competences in the executive role relative to skills, experience and contribution to the Company. Base salary provides fixed compensation determined by reference to competitive market information. The Company believes that salaries should be competitive and, as such, should provide the executive officers with an appropriate compensation that reflects their level of responsibility, industry experience, individual performance and contribution to the growth of the Company

●	Annual Cash Bonuses: Bonuses are paid at the discretion of the Board on recommendation of the Compensation Committee based upon the performance of the individual, achievement of corporate objectives and the individual executive’s contribution thereto. Bonuses awarded by the Compensation Committee are intended to be competitive with the market while rewarding executive officers for meeting qualitative goals, including delivering near-term financial and operating results, developing long-term growth prospects, improving the efficiency and effectiveness of business operations and building a culture of teamwork focused on creating long-term shareholder value. Consistent with the flexible nature of the annual bonus program, the Compensation Committee will not assign any specific weight to any particular performance goal. The Board can exercise discretion to award compensation absent attainment of a pre-determined performance goal, or to reduce or increase the size of a bonus award. To date, the Board has not exercised its discretion to award a bonus absent attainment of applicable performance goals. The Compensation Committee will consider not only the Company’s performance during the year with respect to the qualitative goals, but also with respect to market and economic trends and forces, extraordinary internal and market-driven events, unanticipated developments and other extenuating circumstances. In sum, the Compensation Committee will analyze the total mix of available information on a qualitative, rather than quantitative, basis in making bonus determinations. Target bonuses for Named Executive Officers may be exceeded if an executive officer is instrumental in the achievement of favorable milestones in addition to pre-determined objectives, and in circumstances where an executive’s individual commitment and performance is exceptional.

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●	Long-Term Incentives: The allocation of Awards and the terms thereof, are integral components of the compensation package of the executive officers of the Company. The Company’s Omnibus Plan is in place for the purpose of providing equity-based compensation to its officers, employees and consultants. The Company believes that the grant of Awards to the executive officers serve to motivate achievement of the Company’s long-term strategic objectives and the result will benefit all shareholders of the Company. Awards will be granted to employees of the Company (including the directors and Named Executive Officers) by the Board, which bases its recommendations in part upon recommendations of the Chief Executive Officer and President relative to the level of responsibility and contribution of the individuals toward the Company’s goals and objectives.

The Compensation Committee will exercise its discretion to adjust the number of Awards granted based upon its assessment of individual and corporate performance and the anticipated future hiring requirements of the Company. Also, the Compensation Committee will consider the overall number of Awards that are outstanding relative to the number of Subordinate Voting Shares and Proportionate Voting Shares of the Company and the overall number of Awards held by each individual optionee relative to the number of Awards that are available under the Omnibus Plan in determining whether to make any new grants of Awards and the size of such grants. The granting of specific Awards to Named Executive Officers is generally reviewed for recommendation to the Board for final approval. The Compensation Committee will review and recommend to the Board the remuneration of the Company’s Named Executive Officers. The recommendations will be based on a number of factors, including the Company’s performance as measured by the advancement of business objectives, which performance may not necessarily be reflected in the trading price of the Subordinate Voting Shares on Cboe Canada in the future.

The Compensation Committee reviews and recommends to the Board the remuneration of the Company’s Named Executive Officers. The Compensation Committee’s recommendations are based on a number of factors, including the Company’s performance as measured by the advancement of business objectives, which performance is not necessarily reflected in the trading price of the Subordinate Voting Shares on Cboe Canada. The trading price of the Subordinate Voting Shares on Cboe Canada is subject to fluctuation based on a number of factors, many of which are outside the control of the Company. These include, but are not limited to risk factors enumerated under the heading “Risk Factors” in the Company’s Annual Information Form for the year ended March 31, 2024 available on the Company’s profile on SEDAR+ at www.sedarplus.ca.

Compensation Governance

The Company’s executive compensation program is administered by the Compensation Committee, which is comprised solely of independent directors. The Compensation Committee is comprised of: G. Scott Paterson, Jay Samit and Jonathan De Vos. Each of Mr. Paterson and Mr. De Vos is independent for the purposes of National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and each member of the Compensation Committee is experienced in dealing with compensation matters by virtue of having previously held senior executive or similar positions requiring such individuals to be directly involved in establishing compensation philosophy and policies and in determining overall compensation of executives.

12

As a whole, the members of the Compensation Committee have direct experience and skills relevant to their responsibilities in executive compensation, including with respect to enabling the Compensation Committee in making informed decisions on the suitability of the Company’s compensation policies and practices. Each member has significant experience working in executive and financial management roles.

The Compensation Committee, under the supervision of the Board, has the overall responsibility for recommending to the Board levels of compensation for the Company’s executive officers as well as certain key employees and non-executive officers for approval by the Board, and for recommending compensation for directors, including the granting of equity-based incentive awards for approval by the Board and determining whether security holder approval should be obtained for equity-based incentive plans and related Award grants.

Summary Compensation Table

The following table sets forth all annual and long-term compensation for services in all capacities to the Company for the Company’s two most recently completed financial years in respect of each NEO.

					Non-Equity Incentive Plan Compensation
Name and Principal Position	Year	Salary (US$)	Share Based Awards (US$)	Option- Based Awards (2)(3) (US$)	Annual Incentive Plans(4) (US$)	Long-Term Incentive Plans (US$)	Pension Value (US$)	All Other Comp- ensation(5) (US$)	Total Comp- ensation (US$)
Gabriel Rene	2024	435,000	Nil	Nil	Nil	Nil	Nil	Nil	435,000
CEO and Director	2023	300,000	Nil	Nil	Nil	Nil	Nil	Nil	300,000
Kevin Wilson	2024	249,000	Nil	335,808	Nil	Nil	Nil	Nil	584,808
CFO and Secretary	2023	249,000	Nil	Nil	Nil	Nil	Nil	Nil	249,000
Stephan Swanson	2024	237,000	Nil	1,146,086	Nil	Nil	Nil	Nil	1,383,086
Chief Administration Officer	2023	237,000	Nil	Nil	Nil	Nil	Nil	Nil	237,000
Capm Petersen	2024	237,000	Nil	1,146,086	Nil	Nil	Nil	Nil	1,383,086
Chief Innovation Officer	2023	237,000	Nil	Nil	Nil	Nil	Nil	67,300	237,000
Michael Wadden	2024	237,000	Nil	1,087,973	Nil	Nil	Nil	Nil	1,324,973
Chief Commercial Officer	2023	237,000	Nil	Nil	Nil	Nil	Nil	Nil	237,000

Notes:

(1)	All amounts reporting in US dollars.
(2)	Represents Options to purchase Subordinate Voting Shares, with each Option upon exercise entitling the holder to acquire one Subordinate Voting Share. The grant date fair value has been calculated in accordance with Section 3870 of the CICA Handbook. The value of Option-based awards was determined using the Black-Scholes option pricing model.
(3)	The actual value of the Options granted to the NEOs will be determined based on the market price of the Subordinate Voting Shares at the time of exercise of such Options, which may be greater or less than grant date fair value reflected in the table above. See “Incentive Plan Awards - Outstanding Share-Based and Option-Based Awards - Named Executive Officers”.
(4)	Annual Incentive Plan amounts represent discretionary cash bonuses earned in the year noted but paid in the following year. See “Compensation Discussion and Analysis”.
(5)	“Nil” indicates perquisites and other personal benefits did not exceed C$50,000 or 10 percent of the total of the annual salary of the Named Executive Officer during the reporting period. “All Other Compensation” includes perquisites and other benefits including vehicle allowance, parking, life insurance premiums and club membership fees.

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Incentive Plan Awards

Outstanding Share-based awards and Option-based awards

The following table sets forth information with respect to all outstanding securities granted under the Omnibus Plan to the Named Executive Officers, as at March 31, 2024.

	Option-Based Awards				Share-based Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Gabriel René CEO and Director	Nil	Nil	N/A	Nil	Nil	Nil	Nil
Kevin Wilson CFO and Secretary	439,506	1.35	December 15, 2028	35,160.48	Nil	Nil	Nil
Stephan Swanson Chief Administration Officer	1,500,000	1.35	December 15, 2028	120,000	Nil	Nil	Nil
Capm Petersen Chief Innovation Officer	1,500,000	1.35	December 15, 2028	120,000	Nil	Nil	Nil
Michael Wadden Chief Commercial Officer	1.607,271	1.35	December 15, 2028	128,581.68	308,038	Nil	Nil

The NEO and directors of the Company did not exercise any compensation securities of the Company during the year ended March 31, 2024.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth information in respect of the value of awards under the Omnibus Plan to the Named Executive Officers of the Company that vested during the period ending March 31, 2024 and bonuses awarded to Named Executive Officers, for the financial year ending March 31, 2024.

Name	Option-Based Awards - Value Vested During Year (1)(2) ($)	Share-Based Awards - Value Vested During Year ($)	Non-Equity Incentive Plan Compensation- Value Earned During Year ($)
Gabriel René CEO and Director	Nil	Nil	Nil
Kevin Wilson CFO and Secretary	Nil	Nil	Nil
Stephan Swanson Chief Administration Officer	Nil	Nil	Nil
Capm Petersen Chief Innovation Officer	Nil	Nil	Nil
Michael Wadden Chief Commercial Officer	Nil	Nil	Nil

Notes:

(1)	This amount is the dollar value that would have been realized if the Options held by such individual had been exercised on the vesting date(s). This amount is computed by obtaining the difference between the market price of the underlying securities at exercise and the exercise or base price of the Options under the Option-based award on the vesting date.
(2)	This amount is the dollar value realized computed by multiplying the number of Subordinate Voting Shares by the market value of the underlying Subordinate Voting Shares on the vesting date.

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Pension Plan Benefits

The Company has not established a pension plan for the benefit of its executive officers that provides for payments or benefits at, following, or in connection with retirement.

Deferred Compensation Plans

The Company does not have any deferred compensation plans relating to a Named Executive Officer.

Employment Agreements and Termination and Change of Control Benefits

Other than as described below, the Company does not have any contract, agreement, plan or arrangement that provides for payments to the Named Executive Officers at, following, or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Company or a change in a director or Named Executive Officer’s responsibilities.

The Company entered into an employment contract through VERSES, Inc., an indirect subsidiary of the Company, with Gabriel René in connection with Mr. René’s position as founder and Chief Executive Officer of the Company (the “CEO Contract”). The original term of the CEO Contract began on December 31, 2021 and ended on December 31, 2022, and the CEO Contract can be renewed for additional twelve month terms unless the CEO Contract is terminated according to its terms. Pursuant to the CEO Contract, Mr. René is paid an annual salary of US$360,000 (amended from US$300,000) in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. René is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. René’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non- disparagement and/or non-solicitation provisions contained in the CEO Contact or (B) the assignment to Mr. René of a job role or position duties materially inconsistent with those contemplated by the CEO Contract; (C) the interposition of any direct reporting supervisor or manager over Mr. René other than the Company’s CEO and President; or (D) a change of control of the Company, Mr. René will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. René’s base salary (US$360,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. René’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. René’s receipt of any severance package may be conditioned upon Mr. René’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. René’s employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CEO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

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The Company entered into an employment contract through VERSES, Inc., with Kevin Wilson in connection with Mr. Wilson’s position as Chief Financial Officer of the Company (the “CFO Contract”). The term of the CFO Contract originally began on December 31, 2021 and ended on December 31, 2022, and the CFO Contract can be renewed for additional twelve month terms unless the CFO Contract is terminated according to its terms. Pursuant to the CFO Contract, Mr. Wilson is paid an annual salary of US$249,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. Wilson is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. Wilson’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CFO Contact or (B) the assignment to Mr. Wilson of a job role or position duties materially inconsistent with those contemplated by the CFO Contract; (C) the interposition of any direct reporting supervisor or manager over Mr. Wilson other than the Company’s CEO and President; or (D) a change of control of the Company, Mr. Wilson will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. Wilson’s base salary (US$249,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. Wilson’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. Wilson’s receipt of any severance package may be conditioned upon Mr. Wilson’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. Wilson’s employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CFO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

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The Company entered into an employment contract through VERSES, Inc., with Stephan Swanson in connection with Mr. Swansons’ position as Chief Administration Officer of the Company (the “CAO Contract”). The original term of the CAO Contract began on January 1, 2022 and ended on December 31, 2022, and the CAO Contract can be renewed for additional twelve month terms unless the CAO Contract is terminated according to its terms. Pursuant to the CAO Contract, Mr. Swanson is paid an annual salary of US$237,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. Swanson is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. Swanson’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CAO Contact or (B) the assignment to Mr. Swanson of a job role or position duties materially inconsistent with those contemplated by the CAO Contract; (C) the interposition of any direct reporting supervisor or manager over Executive other than the Company’s CEO and President; or (D) a change of control of the Company, Mr. Swanson will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. Swanson’s base salary (US$237,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. Swanson’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. Swanson’s receipt of any severance package may be conditioned upon Mr. Swanson’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. Swanson employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CAO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

The Company entered into an employment contract through VERSES, Inc., with Capm Petersen in connection with Mr. Petersen’s position as Chief Innovation Officer of the Company (the “CIO Contract”). The original term of the CIO Contract began on January 1, 2022 and ended on December 31, 2022, and the CIO Contract can be renewed for additional twelve month terms unless the CIO Contract is terminated according to its terms. Pursuant to the CIO Contract, Mr. Petersen is paid an annual salary of US$237,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. Petersen is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. Petersen’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CIO Contact or (B) the assignment to Mr. Petersen of a job role or position duties materially inconsistent with those contemplated by the CIO Contract; (C) the interposition of any direct reporting supervisor or manager over Executive other than the Company’s CEO and President; or (D) a change of control of the Company, Mr. Petersen will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. Petersen’s base salary (US$237,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. Petersen’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. Petersen’s receipt of any severance package may be conditioned upon Mr. Petersen’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. Petersen employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CIO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

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The Company entered into an employment contract through VERSES, Inc., with Michael Wadden in connection with Mr. Wadden’s position as Chief Commercial Officer of the Company (the “CCO Contract”). The original term of the CCO Contract began on January 1, 2022 and ended on December 31, 2022, and the CCO Contract can be renewed for additional twelve month terms unless the CCO Contract is terminated according to its terms. Pursuant to the CCO Contract, Mr. Wadden is paid an annual salary of US$237,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. In the event that Mr. Wadden is subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. Wadden’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CCO Contact or (B) the assignment to Mr. Wadden of a job role or position duties materially inconsistent with those contemplated by the CCO Contract; (C) the interposition of any direct reporting supervisor or manager over Executive other than the Company’s CEO; or (D) a change of control of the Company, Mr. Wadden will be entitled to a severance package. The severance package will consist of: (i) a monetary payment equal to twelve (12) months’ worth of Mr. Wadden’s base salary (US$237,000) within thirty (30) days of said event; (ii) continuation for 12 months of Mr. Wadden’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements. Further, Mr. Wadden’s receipt of any severance package may be conditioned upon Mr. Wadden’s approval and execution of a written waiver and settlement of claims document absolving the Company and its subsidiaries, employees, directors, officers and assigns of any liability concerning Mr. Wadden’s employment with Company, with said severance package serving as liquidated damages for any termination of employment by the Company. Any severance package granted under the CCO Contract will be subject to the Company’s executive severance policy at the time of termination, as approved by the Compensation Committee.

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Director Compensation

Director Compensation Table

The Company compensates its executive officers through base salary, cash bonuses, and Awards under the Omnibus Plan. No bonuses were paid by the Company to its directors for the year ended March 31, 2024.

The following table sets forth the compensation paid to the directors who are not NEOs for the Company’s most recently completed financial year:

	Fees Earned	Share- Based Awards	Option- Based Awards(2)	Non-Equity Incentive Plan Compensation	Pension Value	All Other Compensation	Total
Director Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Jonathan De Vos Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Jay Samit Director	41,067	Nil	Nil	Nil	Nil	Nil	41,067
G. Scott Paterson Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)	All amounts are reported in USD.
(2)	Represents Options to purchase Subordinate Voting Shares, with each Option upon exercise entitling the holder to acquire one Subordinate Voting Share. The grant date fair value has been calculated in accordance with Section 3870 of the CICA Handbook. The value of Option-based awards was determined using the Black-Scholes option pricing model. These Options were granted, and the Company’s Subordinate Voting Share trading price is reported in, Canadian dollars. All amounts above are in US$, calculated using the currency rates in effect on the date of grant.
(3)	The actual value of the Options will be determined based on the market price of the Subordinate Voting Shares at the time of exercise of such Options, which may be greater or less than grant date fair value reflected in the table above.

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Outstanding Share-Based Awards and Option-Based Awards – Directors

The following table sets forth information with respect to all outstanding Share-based and Option- based awards to directors who are not NEOs as at March 31, 2024.

Option-based Awards					Share-based Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options ($)	Number of shares or units of shares that have not vested (#)		Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share- based awards not paid out or distributed ($)
Jonathan De Vos Director	1,000,000	$0.80	June 16, 2027	630,000	Nil		Nil	Nil
Jay Samit Director	1,000,000	$0.80	June 16, 2027	630,000	Nil		Nil	Nil
G. Scott Paterson Director	500,000	$0.80	June 16, 2027	315,000	500,000	(1)	Nil	630,000

Notes:

(1) Restricted Share Units to vest 1/3 on the first anniversary of the Listing Date and 1/3 each subsequent anniversary thereafter.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth information in respect of the value of awards under the Omnibus Plan to directors that vested during the period ending March 31, 2024 and bonuses awarded to directors, for the financial year ending March 31, 2024.

Name	Option-Based Awards – Value Vested During Year(1)(2) ($)	Share-Based Awards – Value Vested During Year(3) ($)	Non-Equity Incentive Plan Compensation- Value Earned During Year ($)
Jonathan De Vos Director	522,500	Nil	Nil
Jay Samit Director	522,500	Nil	Nil
G. Scott Paterson Director	261,250	361,665	Nil
Robert Shewchuk(1) Former Director	Nil	Nil	Nil

Notes:

(1)	This amount is the dollar value that would have been realized if the Options held by such individual had been exercised on the vesting date(s). This amount is computed by obtaining the difference between the market price of the underlying securities at exercise and the exercise or base price of the Options under the Option-based award on the vesting date.
(2)	The actual value of the Options granted to the director will be determined based on the market price of the Subordinate Voting Shares at the time of exercise of such Options, which may be greater or less than the value at the date of vesting reflected in the table above.
(3)	This amount is the dollar value realized computed by multiplying the number of Subordinate Voting Shares by the market value of the underlying Subordinate Voting Shares on the vesting date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has established the Omnibus Plan providing for the grant of Options, RSUs, PSUs, and DSUs Further details regarding the Omnibus Plan can be found under the heading “Particulars of Matters to be Acted Upon - Approval of Omnibus Plan”.

The following table sets out equity compensation plan information as at the date hereof:

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders – the Omnibus Plan (1)	14,646,250 Options 650,000 RSUs	$1.19 (Options)	22,427,613
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	14,646,250 Options 650,000 RSUs		6,339,650

Notes:

(1) The Company obtained approval of the Omnibus Plan from holders of Subordinate Voting Shares on June 15, 2022.

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INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As at the Record Date, there was no indebtedness outstanding of any current or former director, executive officer or employee of the Company or its subsidiaries which is owing to the Company or its subsidiaries, or, which is owing to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or its subsidiaries, entered into in connection with a purchase of securities or otherwise.

No individual who is, or at any time during the most recently completed financial year was, a director or executive officer of the Company, no proposed nominee for election as a director of the Company and no associate of such persons:

(i)	is or at any time since the beginning of the most recently completed financial year has been, indebted to the Company or its subsidiaries; or

(ii)	is indebted to another entity, which indebtedness is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or its subsidiaries, in relation to a securities purchase program or other program.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as set out herein, no person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year, no proposed nominee of management of the Company for election as a director of the Company and no associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting other than:

(i)	the election of directors or the appointment of auditors; and

(ii)	(the interests of individuals who are eligible participants under the Omnibus Plan in the approval and ratification of the Omnibus Plan, as more particularly set out under “Particulars of Matters to be Acted Upon - Approval of Omnibus Plan”.

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INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person (as defined in National Instrument 51-102 - Continuous Disclosure Obligations) or proposed director of the Company and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which in either such case has materially affected or would materially affect the Company or its subsidiaries.

APPOINTMENT OF AUDITOR

At the Meeting, Shareholders will be asked to pass an ordinary resolution to appoint Smythe LLP, as auditor of the Company and to authorize the directors of the Company to fix the remuneration to be to be paid to the auditor. An ordinary resolution needs to be passed by a simple majority of the votes cast by the Shareholders present in person or represented by proxy and entitled to vote at the Meeting.

Management of the Company recommends that Shareholders vote for the appointment of Smythe LLP, as the Company’s auditor and to authorize the directors of the Company to fix the remuneration to be paid to the auditor.

MANAGEMENT CONTRACTS

No management functions of the Company are performed to any substantial degree by a person other than the directors or executive officers of the Company.

AUDIT COMMITTEE

Under National Instrument 52-110 - Audit Committees (“NI 52-110”), a reporting issuer is required to provide disclosure annually with respect to its audit committee, including the text of its audit committee charter, information regarding the composition of the audit committee, and information regarding fees paid to its external auditor. The Company provides the following disclosure with respect to its Audit Committee.

Audit Committee Charter

The full text of the Audit Committee Charter is attached to this Circular as Schedule “A”.

The primary function of the Audit Committee, under the supervision of the Board, will be to assist the Board in fulfilling its oversight responsibilities regarding the integrity of the Company’s accounting and financial reporting processes and provision of financial information to the shareholders and others, the systems of internal controls and disclosure controls, the Company’s internal and external audit process, the Company’s policies with regard to ethics and business practices, and monitoring compliance with the Company’s legal and regulatory requirements with respect to its financial statements.

The Audit Committee will be accountable to the Board. In the course of fulfilling its specific responsibilities hereunder, the Audit Committee will be expected to maintain open communications between the Company’s external auditor, senior management and the Board. The Audit Committee will not plan or perform audits or warrant or attest to the accuracy or completeness of the Company’s financial statements or financial disclosure or compliance with generally accepted accounting procedures as these are the responsibilities of management and the Company’s auditor.

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Composition of the Audit Committee

The Company has formed an Audit Committee comprised of Jonathan De Vos (Chair), G. Scott Paterson and Jay Samit, all of whom are “financially literate” as defined in NI 52-110. Mr. De Vos and Mr. Paterson are “independent” as defined in NI 52-110. Mr. Samit is not considered to be independent for the purposes of NI 52-110 due to the direct compensation received by Mr. Samit as contractor to the Company.

The Company is currently considering the appointment of an additional independent director to ensure that there are adequate independent directors presiding on the Audit Committee. There is however no certainty that such additional independent director will be identified or appointed at all.

Relevant Education and Experience

Each member of the Audit Committee has adequate education and experience that is relevant to their performance as an Audit Committee member and, in particular, the requisite education and experience that have provided the member with:

(a)	an understanding of the accounting principles used by the Company to prepare its financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves;

(b)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements or experience actively supervising individuals engaged in such activities; and

(c)	an understanding of internal controls and procedures for financial reporting.

A summary of the experience and education of the Audit Committee members is set out below.

Jonathan De Vos – Mr. De Vos is an investment professional based in London, UK. He was previously a generalist investment manager on the Global Emerging Markets team at Invesco, where he was responsible for deep analysis of companies across all sectors as well as portfolio management responsibilities on the Latin American and emerging Europe strategies. Prior to joining Invesco in 2015, Mr. De Vos spent 13 years at Raymond James & Associates, first as a sell-side equity analyst covering industrials and then as head of institutional sales and trading for Raymond James Ltd. in Europe. Mr. De Vos has extensive knowledge of the European asset management industry, with a particular emphasis on growth equities and placed more than $1 billion of new issuance for the firm’s corporate clients. Mr. De Vos holds an Honours Business Administration degree and an Honours Bachelor of Science in Pharmacology and Toxicology degree, both from Western University.

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G. Scott Paterson – G. Scott Paterson is a Toronto-based technology and media venture capitalist who has been active for 30 years in the investment banking industry. Mr. Paterson worked at Dominion Securities Pitfield as a retail broker in 1985. Paterson was recruited by Richardson Greenshields in 1987 and in 1990 was invited to the then recently formed Midland Walwyn where he held the position of senior investment banker for four years. Mr. Paterson focused on banking technology and media companies while at Midland Walwyn becoming the firm’s most productive banker (as measured by fees generated). In April 1995, Mr. Paterson was recruited to Yorkton Securities where he led the firm’s transformation from a mining-focused brokerage firm to technology investment bank focused on technology, internet, biotechnology and film & television. Paterson served as CEO of Yorkton Securities from 1998 to 2001.

Jay Samit – Jay Samit, is an entrepreneur and intrepreneur who is recognized as one of the world’s leading experts on disruption and innovation. Mr. Samit served as the independent vice chairman of Deloitte Digital from 2016 to 2018. He is also a international bestselling author and columnist on exponential technologies (Artificial Intelligence, Augmented Reality, autonomous vehicles, etc.) for Fortune magazine.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s current financial year has the Company relied on any exemption provided by section 2.4, Part 3 or Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee will nominate and engage the Company’s auditor to audit the financial statements, and approves all audit, audit-related services, tax services and other services provided by the Company’s independent registered public accounting firm, Smythe LLP, Chartered Professional Accountants. Any significant services provided by Smythe that are not specifically included within the scope of the audit must be pre-approved by the audit committee prior to any engagement. The Audit Committee will be permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception before the completion of the engagement.

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External Auditor Service Fees (By Category)

The fees billed by the Company’s current auditor, Smythe LLP, for the financial year ended March 31, 2024 and the period ending March 31, 2023, for audit and non-audit related services provided to the Company or its subsidiaries (if any) were as follows:

Financial Period Ending	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)
March 31, 2023	$100,000	$74,844	$33,575 and US$33,570	$10,000
March 31, 2024	$95,000	$54,000	US$27,392	$6,628

Notes:

(1)	“Audit fees” include aggregate fees billed by the Company’s external auditor in each of the last two fiscal years for audit fees.
(2)	Audited Related Fees” include the aggregate fees billed in each of the last two fiscal years for assurance and related services by the Company’s external auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above.
(3)	“Tax Fees” include the aggregate fees billed in each of the last two fiscal years for professional services rendered by the Company’s external auditor for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” include the aggregate fees billed in each of the last two fiscal years for products and services provided by the Company’s external auditor, other than “Audit fees”, “Audit related fees” and “Tax fees” above.

CORPORATE GOVERNANCE DISCLOSURE

The Company and the Board recognize the importance of corporate governance to the effective management of the Company and to the protection of its employees and shareholders. The Company’s approach to significant issues of corporate governance is designed with a view to ensuring that the business and affairs of the Company are effectively managed so as to enhance Shareholder value. The Board fulfills its mandate directly and through any of its subcommittees at regularly scheduled meetings or at meetings held as required. Frequency of meetings may be increased, and the nature of the agenda items may be changed depending upon the state of the Company’s affairs and in light of opportunities or risks which the Company faces. The directors are kept informed of the Company’s business and affairs at these meetings as well as through reports and discussions with management on matters within their particular areas of expertise.

National Policy 58-201 – Corporate Governance Guidelines establishes corporate governance guidelines to be used by issuers in developing their own corporate governance practices. The Board is committed to ensuring that the Company has an effective corporate governance system, which adds value and assists the Company in achieving its objectives.

The Company’s approach to corporate governance is set forth below.

Board Mandate

The Board assumes responsibility for the stewardship of the Company and the enhancement of Shareholder value. The Board has adopted a formal mandate under which the Board acknowledges its responsibility for the stewardship of the Company, including:

(a)	the promotion of leadership and integrity throughout the Company, the Board, with the assistance of the committees as appropriate, selects senior management, directors, officers and advisors who the Board believes will conduct themselves with utmost integrity and will comply with the Board’s directions and policies and applicable laws and regulations;

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(b)	in consultation with management, the annual review and approval of the strategic direction of the Company;

(c)	the review and identification of the principal risks to the Company and the review of management’s plans for the monitoring and management of those risks;

(d)	the annual identification of key individuals of the Company and in consultation with management, the determination of how best to replace such individuals should the need to arise;

(e)	the commitment to timely, effective and accurate corporate disclosure in accordance with all applicable laws;

(f)	the oversight of the Company’s auditor and the implementation and monitoring of internal control and management information systems;

(g)	the review of the Company’s corporate governance policies, practices and compliance, and the monitoring and assessment of the functioning of the Board and the committees of the Board;

(h)	the management of expectations and responsibilities of individual directors; and

(i)	the oversight of orientation and continuing education of incoming directors and current directors, as applicable.

The frequency of meetings of the Board and the nature of agenda items may change from year to year depending upon the activities of the Company. The Board meets on a regular basis to plan for the strategic growth of the Company. Frequency of Board meetings as well as the nature of agenda items change depending upon the state of the Company’s affairs and in light of opportunities or risks that the Company faces. When necessary and appropriate, issues may be approved and adopted by the Board by way of written resolutions.

The Board facilitates its exercise of independent supervision over the Company’s management through meetings of the Board held for the purposes of obtaining an update on significant corporate activities and plans, both with and without members of the Company’s management being in attendance.

Composition of the Board

The Company’s Board consists of five (5) directors, two (2) of whom are independent. For this purpose, a director is independent if he or she has no direct or indirect “material relationship” with the Company, as defined in NI 58-101. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment. An individual who has been an employee or executive officer of the Company within the last three years is considered to have a material relationship with the Company.

Of all the directors of the Company, G. Scott Paterson and Jonathan De Vos are considered to be independent for the purposes of NI 58-101. Gabriel René and Dan Mapes are not considered to be independent for the purposes of NI 58-101 as they are executives of the Company. Jay Samit is not considered to be independent for the purposes of NI 58-101 due to the direct compensation received by Mr. Samit as contractor to the Company.

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Mr. Samit will not be seeking re-election at the Meeting. The Company is currently considering the appointment of an additional independent director to ensure that there are adequate independent directors presiding on the Board. There is however no certainty that such additional independent director will be identified or appointed at all.

Directorships

Some of the directors of the Company serve on the boards of directors of other reporting issuers (or the equivalent) in Canada or foreign jurisdictions. The following table lists the directors of the Company who serve on boards of directors of other reporting issuers (or the equivalent) and the identities of such reporting issuers (or the equivalent).

Name of Director	Reporting Issuers (or the Equivalent)
G. Scott Paterson	QYOU Media Inc. (TSXV) CoinSmart Financial Inc. (Cboe Canada)

The Board has determined that these inter-locking directorships will not adversely impact the effectiveness of these directors on the Board or create any potential for conflicts of interest. However, certain of the Company’s directors are, or may become, directors, officers or shareholders of other companies with businesses which may conflict with the Company’s business.

Meetings of Independent Directors

The Board believes that, given its size and structure, it is able to facilitate independent judgment in carrying out its responsibilities. To enhance such independent judgment, the independent members of our Board may meet in the absence of senior executive officers or any non-independent directors. If a director of officer holds an interest in a transaction or agreement under consideration at a Board meeting or a meeting of a committee of the Board, that director or officer shall not be present at the time the Board or committee deliberates such transaction or agreement and shall abstain from voting on the matter, subject to certain limitations provided for in the Business Corporations Act (British Columbia) (“BCBCA”).

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Position Descriptions

Mr. Samit currently acts as Chair to the Board. The Company has not developed a written position description for the Chair to the Board but the Chair’s role is generally delineated with the responsibility to preside at meetings of the Board and Shareholders, providing leadership to the Board and managing the Board. The Company has also not developed a written position description for the Chief Executive Officer and President due to the changing priorities of the Company. Generally, the Chief Executive Officer and President of the Company are currently responsible for overseeing the Board processes, to ensure the Board operates efficiently and effectively in carrying out its duties and to act as a liaison between the Board and management. The Chief Executive Officer and President are responsible and accountable for pursuing the strategic goals of the Company which are considered and adopted by the Board. Management is required to seek the Board’s approval for any major transaction. The Board would be required to give prior approval to any action that would lead to a material change in the nature of the business and affairs of the Company.

Specific position descriptions have not been adopted for the chairs of each of its committees as the Board is of the view that the respective committee charters are sufficiently specific that no separate description is necessary for the chairs of such committees.

Meetings of the Board

Regular meetings of the Board are called and held at such time and at such place as the Board may by resolution from time to time determine. A director may call a meeting of the Board at any time. During the year ended March 31, 2024, two (2) Board meetings were held. The number of meetings that were attended by each director is as follows:

1.	Gabriel René, Jay Samit and Dan Mapes attended two (2) meetings; and

2.	Jonathan De Vos and G. Scott Paterson attended two (2) meetings.

Orientation and Continuing Education

While the Company does not have a formal orientation and training program, new Board members are provided with:

1.	access to recent, publicly filed documents of the Company;

2.	access to management;

3.	access to legal counsel in the event of any questions relating to the Company’s compliance and other obligations; and

4.	internal presentations prepared by Company personnel on matters relevant to the Company’s business and operations.

Board members are encouraged to communicate with management, legal counsel and, where applicable, auditors and technical consultants of the Company; to keep themselves current with industry trends and developments and changes in legislation with management’s assistance; and to attend related industry seminars and visit the Company’s operations. Board members have full access to the Company’s records.

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Ethical Business Conduct

The Board views good corporate governance as an integral component to the success of the Company and to meet responsibilities to Shareholders. The Board has adopted a written code of business conduct and ethics (the “Code”), which is applicable to all of the Company’s directors, officers and employees. The Company recognizes that each employee’s cooperation and commitment is necessary for continued success and the cultivation and maintenance of its reputation as a good corporate citizen. The Code addresses a number of important topics, including fair business practices, the management of conflicts of interest and corporate opportunities, confidentiality with respect to the Company’s assets and legal and regulatory compliance.

The Board monitors compliance with the Code by requesting that any person who becomes aware of any existing or potential violation of the Code promptly notify the Chair of the Audit Committee or the Company’s Ethics Officer. Shareholders may contact the Company at its office at 205-810 Quayside Drive, New Westminster, BC V3M 6B9, to request a copy of the Code.

The Company has not filed any material change report since the beginning of its most recently completed financial year pertaining to any conduct of a director or executive officer that constitutes a departure from the Code.

The Nominating & Corporate Governance Committee is responsible (among other things) for overseeing the procedure for monitoring directors’ responsibility and diligence and for determining the independence of directors. Under the Code, as well as under terms of reference for directors that have been developed by the Board, directors are required to exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest. In addition, the Company requires that directors who have a material interest declare that interest to the Board and, where applicable, its committees as well.

Nomination of Directors

The Company’s Nominating & Corporate Governance Committee is comprised of G. Scott Paterson, Jay Samit and Jonathan De Vos. Mr. Paterson and Mr. De Vos are each considered “independent” for the purposes of NI 58-101. The Nominating & Corporate Governance Committee is responsible for, among other things, establishing a process for identifying, recruiting, appointing, and providing ongoing development for directors, monitoring and assessing the functioning of the Board, committees of the Board, and the individual members of the Board, and ensuring the Board, directors and management adopt and observe good corporate governance practices. Members of the Board and representatives from industries relevant to the business of the Company are consulted for possible candidates, and search firms may be retained to the extent the Nominating & Corporate Governance Committee considers appropriate. The Board has adopted a written charter that formally sets forth the responsibilities, powers and operations of the Nominating & Corporate Governance Committee.

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In making its recommendations of director nominees, the Nominating & Corporate Governance Committee considers: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the diversity of the Board composition, including whether targets have been adopted for women, visible minorities, Aboriginal people and people with disabilities on the Board or in executive officer positions; (iii) the competencies and skills that the Board considers each existing director to possess; and (iv) the competencies and skills each new nominee would be expected to bring to the Board. The Nominating & Corporate Governance Committee also considers whether each new nominee will be able to devote sufficient time and resources to his or her duties as a member of the Board.

The Nominating & Corporate Governance Committee assess periodically, as necessary, or at least annually the overall effectiveness and contribution of the Board, Board committees and individual directors. The Nominating & Corporate Governance Committee also reviews, among other things, the Company’s corporate governance policies and the Company’s compliance with securities and corporate legislation and stock exchange policies, and addresses any corporate governance issues or Board complaints that may arise.

Majority Voting Policy

In addition, the Company has adopted a Majority Voting Policy for director elections. The purpose of the Majority Voting Policy is to ensure that the members of the Board carry the confidence and support of the Shareholders and that the Board continues to be committed to upholding high standards in corporate governance.

Pursuant to the Majority Voting Policy, each director of the Company must be elected by a majority of the votes cast with respect to their election, and, if the number of votes “withheld” for any nominee exceeds the number of votes “for”, the nominee must tender his or her resignation to the Board following the shareholders’ meeting to be effective upon acceptance by the Board. Upon such resignation, the Nominating & Corporate Governance Committee will consider the offer of resignation and make a recommendation to the Board on whether to accept or reject such resignation. The Board will consider such resignation and will accept the resignation absent exceptional circumstances, which formal action shall occur no later than 90 days following the date of the applicable shareholders’ meeting. A director who tenders his or her resignation pursuant to this policy will not participate in any meeting of the Board or the Nominating & Corporate Governance Committee at which the resignation is considered. Once the determination of the Board to accept or reject the director’s resignation has been made, the Company promptly announces the Board’s decision by press release (a copy of which will be concurrently provided to Cboe Canada).

Compensation

The Compensation Committee is comprised of G. Scott Paterson, Jay Samit and Jonathan De Vos. Mr. Paterson and Mr. De Vos are each considered “independent” for the purposes of NI 58-101. Each member is experienced in dealing with compensation matters by virtue of having previously held senior executive or similar positions requiring such individuals to be directly involved in establishing compensation philosophy and policies and in determining overall compensation of executives.

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The Compensation Committee, under the supervision of the Board, has the overall responsibility for recommending to the Board levels of compensation for the Company’s executive officers as well as certain key employees and non-executive officers for approval by the Board, and for recommending compensation for directors, including the granting of equity-based incentive awards for approval by the Board and determining whether security holder approval should be obtained for equity-based incentive plans and related award grants. The Board has adopted a formal charter for the Compensation Committee.

For additional information regarding the process by which the Compensation Committee determines compensation for the Company’s directors and officers, see the heading “Assessment of Compensation” under “Statement of Executive Compensation”.

Other Board Committees

As of the date hereof, the Board has no committees other than the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee.

Director Assessments

The Board reviews, on at least an annual basis, the performance and effectiveness of the Board, its committees and individual directors. The Nominating & Corporate Governance Committee is responsible for assessing on at least an annual basis the overall effectiveness of the Board as a whole, each of the committees (other than the Nominating & Corporate Governance Committee itself, which is evaluated by the full Board), the Chair of the Board and individual directors. As part of the assessments, the Board or the individual committee may review their respective mandate or charter and conduct reviews of applicable corporate policies. The Nominating & Corporate Governance Committee reports the results of its assessments to the full Board, which report the Board takes into consideration when completing its overall performance and effectiveness reviews.

Director Term Limits

The Board has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the Board will seek to maintain its composition in a way that provides, in the judgment of the Board, the necessary and desirable competencies of its directors having regard to the long term plan for the composition of the Board that takes into consideration the strategic direction of the Company. The Board also is expected to review the desired competencies and skills for as well as the process for assessing the performance and effectiveness of the Board as a whole, the committees of the Board, Board and committee chairs and individual directors. The Board is expected to conduct an assessment process regarding the effectiveness and performance of the entire Board, its committees and each director annually.

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Board and Senior Management Diversity Disclosure

The Company recognizes the benefits of having a diverse Board, and seeks to increase diversity at the Board level. The Company does not maintain a written policy, quotas or targets regarding gender representation on the Board or in executive officer positions. All Board appointments will be made based on merit, in the context of the skills, experience, independence, knowledge and other qualities which the Board as a whole requires to be effective, with due regard for the benefits of diversity (including the level of representation of women on the Board).

The Company recruits, manages and promotes on the basis of an individual’s competence, qualification, experience and performance, regardless of gender, age, ethnic origin, religion, sexual orientation or disability or other aspects of diversity in executive officer positions.

The Board encourages a diversity of background skills and experience and personal characteristics among the directors. As a result, while neither a written policy nor targets relating to the identification and nomination of female directors have been adopted to date and the emphasis in filling Board vacancies is on finding the best qualified candidates given the needs and circumstances of the Board, a nominee’s diversity will be considered favorably in the identification and selection process.

The Board has not adopted any policies that specifically address the appointment of women to executive officer positions. The Board believes that executive officer appointments should be made on the basis of the skills, knowledge, experience and character of individual candidates and the requirements of management at the time. The Company believes that considering the broadest group of individuals is required to provide the leadership needed to achieve the Company’s business objectives; however, due to the small size of the Company’s executive leadership, the representation of women in executive officer positions has not been considered when making executive officer appointments and the Company has not adopted targets regarding the representation of women in executive officer positions for the reasons stated above.

As at the date hereof, none (0%) of the five directors of the Board is a woman and none (0%) of the executive officers of the Company is a woman.

PARTICULARS OF MATTERS TO BE ACTED UPON

Approval of Omnibus Plan

The Company has established the Omnibus Plan providing for the grant of Awards. The purpose of the Omnibus Plan is to provide the Company with a share related mechanism to attract, retain and motivate qualified directors, employees and consultants of the Company and its subsidiaries, to reward such persons for their contributions toward the long-term goals and success of the Company and to enable and encourage such persons to acquire Subordinate Voting Shares as long- term investments and proprietary interests in the Company. The Omnibus Plan provides that the aggregate number of securities reserved for issuance shall not exceed 20% of the number of Subordinate Voting Shares issued and outstanding from time to time.

A subsidiary of the Company may currently adopt an incentive stock option plan to provide for the issuance of equity-based incentive awards (a “Subsidiary Plan”); provided however, that any Subsidiary Plan will be subject to the terms and conditions of the Omnibus Plan, as they relate to the Subsidiary Plan.

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The Board adopted the Omnibus Plan on June 9, 2022 and the Company first obtained Shareholder approval of the Omnibus Plan on June 15, 2022. Pursuant to Section 10.12 of the Cboe Canada Listing Manual and assuming the Omnibus Plan Resolution (as defined below) is approved by Shareholders at the Meeting, the Company must seek re-approval of the Omnibus Plan from the its security holders by September 13, 2027. The Omnibus Plan has not been amended since its initial adoption by the Board on June 9, 2022.

The material features of the Omnibus Plan are summarized below, which summary is qualified in its entirety by the full text of the Omnibus Plan. Any capitalized terms used in the following summary, but not otherwise defined, shall have the meanings ascribed thereto in the Omnibus Plan. A complete copy of the Omnibus Plan is attached hereto as Schedule “B”.

Key Terms	Summary
Key Definitions

“Code” the United States Internal Revenue Code of 1986 as amended.

“Date of Grant” means, for any Award, the date specified by the Plan Administrator at the time it grants the Award or if no such date is specified, the date upon which the Award was granted.

“Participant” means a person to whom an Award has been granted under this Plan or a Subsidiary Plan, as applicable.

“Market Price” means, on any particular date, (a) the closing price of the Subordinate Voting Shares on Cboe Canada Inc. (“Cboe Canada”) on the last Trading Day prior to such particular date; or (b) if the Subordinate Shares are not then listed on the Cboe Canada, the value as is determined solely by the Board, acting reasonably and in good faith, and, with respect to an Award made to a U.S. Taxpayer, in accordance with Section 409A of the Code and such determination shall be conclusive and binding on all Persons.

“Market Value” means, on any particular date, the product obtained by multiplying the Market Price by the total issued and outstanding Subordinate Voting Shares, expressed in dollars.

“MVA Amount” means, with respect to a subsidiary of the Company on any particular date, the product obtained by multiplying such subsidiary’s MVA Ratio by the Market Value on such particular date.

“MVA Ratio” means the ratio for allocating Market Value to each subsidiary of the Corporation, calculated in accordance with Omnibus Plan.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“U.S. Taxpayer” shall mean a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws

Administration

The Omnibus Plan will be administered, in its exclusive discretion, by the Plan Administrator, who will initially be the Board.

To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board, all or any of the powers conferred on the Plan Administrator under the Omnibus Plan.

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Awards granted under the Omnibus Plan are subject to any listing, registration or qualification requirements under Securities Laws, and any required consent or approval of the Cboe Canada or any securities commissions or similar securities regulatory bodies having jurisdiction over the Company. Additionally, all Awards shall be issued pursuant to the registration requirements of the U.S. Securities Act, or pursuant to an exemption or exclusion from such registration requirements.

Eligibility	All Directors, Employees or Consultants of the Company or a subsidiary of the Company (“Eligible Persons”) are eligible to participate in the Omnibus Plan, subject to certain exceptions set out in the Omnibus Plan (i.e. termination, death, disability, retirement, etc). Participation in the Plan is voluntary and eligibility to participate does not confer upon any Eligible Person any right to receive any grant of an Award pursuant to the Omnibus Plan.

Award Agreements	Each Award granted under the Omnibus Plan will be evidenced by a written agreement, in a form approved by the Plan Administrator.

Market Value Allocation

No later than 30 days after the Company files Annual Audited Financial Statements with respect to the most recent Fiscal Year, the Plan Administrator shall determine the Market Value allocation ratio (the “MVA Ratio”) with respect to each subsidiary of the Company using the formula set out below:

DCF of subsidiary

MVA Ratio of a subsidiary	=	DCF of subsidiary
DCF of all subsidiaries

where “DCF” means discounted cash flow.

Subsidiary Plan Requirements	Any Subsidiary Plan adopted by a subsidiary of the Company shall include the following terms and conditions:

(i)	The aggregate number of Subsidiary Shares reserved for issuance under a Subsidiary Plan shall not exceed 20% of the subsidiary’s total issued and outstanding Subsidiary Shares.

(ii)	Subsidiary Shares covered by Subsidiary Options which have been settled, exercised or terminated shall be available again for subsequent grants.

(iii)	The exercise price with respect to a Subsidiary Option shall be established at the time each Subsidiary Option is granted, and shall not be less than the price per Subsidiary Share calculated by dividing, at the time of grant, the MVA Amount by the subsidiary’s total issued and outstanding Subsidiary Shares.

Reserve

Subject to adjustment as provided in the Omnibus Plan, and any subsequent amendment to the Omnibus Plan, the aggregate number of Subordinate Voting Shares reserved for issuance under the Omnibus Plan shall not exceed 25% of the Company’s total issued and outstanding Subordinate Voting Shares from time to time.

Subordinate Voting Shares covered by Awards which have been settled, exercised, expired or terminated shall again be available for subsequent grants under the Omnibus Plan, and the number of Awards available to grant increases as the number of issued and outstanding Subordinate Voting Shares increases.

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Limits	The aggregate number of Subordinate Voting Shares:

(i)	issuable to Insiders at any time, under all of the Company’s Security- Based Compensation Arrangements, shall not exceed 20% of the Company’s issued and outstanding Subordinate Voting Shares; and

(ii)	issued to Insiders within any one (1) year period, under all of the Company’s Security Based Compensation Arrangements, shall not exceed 20% of the Company’s issued and outstanding Subordinate Voting Shares.

Awards

The following are the Awards available for issuance under the Omnibus Plan.

Options. Each Option entitles the holder thereof to purchase one Subordinate Voting Share at an exercise price determined by the Board.

RSUs. Each RSU is a unit equivalent in value to a Subordinate Voting Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 5 of the Omnibus Plan. Upon the settlement, each RSU will consist of a right to receive a Subordinate Voting Share, cash payment, or a combination thereof.

PSUs. Each PSU is a unit equivalent in value to a Subordinate Voting Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 6 of the Omnibus Plan. Each PSU will consist of a right to receive a Subordinate Voting Share, cash payment, or a combination thereof upon the achievement of certain Performance Goals during such performance periods as the Plan Administrator shall establish.

DSUs. Each DSU is a unit equivalent in value to a Subordinate Voting Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 7 of the Omnibus Plan. Upon settlement, each DSU will consist of a right to receive one Subordinate Voting Share or a cash payment.

Grant and Market Value

Options. The Plan Administrator will establish the Exercise Price at the time each Option is granted, at the sole discretion of the Plan Administrator, subject to applicable securities laws and Exchange rules and provided that the Exercise Price must not be less than the Market Price at the time of granting the Option.

RSUs. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year (the “RSU Service Year”). The number of RSUs granted at any particular time will be calculated by dividing (i) the amount of any bonus or similar payment that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the Market Price on the Date of Grant.

PSUs. The Plan Administrator may grant PSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year (the “PSU Service Year”). The Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a Participant’s service and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU.

DSUs. The Board may fix, from time to time, a portion of the Director Fees that is to be payable to Directors in the form of DSUs. Additionally, each Director has the right to elect to participate in the grant of additional DSUs in an amount, as elected by the Director, between 0% and 100% of any Director Fees that would otherwise be paid in cash, which election will be deemed to apply to all periods in calendar years following the calendar year for which it is made until it is terminated under section 7.1(d) of the Omnibus Plan. The number of DSUs granted at any particular time will be calculated by dividing (i) the amount of Director Fees that are to be paid as DSUs, as determined by the Plan Administrator or Director Fees that are to be paid in DSUs (including any Elected Amount), by (ii) the Market Price on the Date of Grant.

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Vesting

Options. Vesting is determined by the Plan Administrator.

RSUs. Vesting is determined by the Plan Administrator.

PSUs. Vesting is determined by the Plan Administrator.

DSUs. Subject to the Award Agreement and except as otherwise determined by the Plan Administrator, DSUs shall vest immediately upon grant.

Expiry and Settlement Date

Options. The expiry date of each Option will be determined by the Plan Administrator, (subject to any accelerated termination) but cannot be later than 10 years from the Date of Grant and, if not specified, is 10 years from the Date of Grant.

RSUs. The settlement date of each RSU will be determined by the Plan Administrator, provided that no settlement date for any RSU shall occur, and no Subordinate Voting Share shall be issued or cash payment shall be made in respect of any RSU, any later than the final Business Day of the 3rd calendar year following the applicable RSU Service Year.

PSUs. The settlement date of each PSU will be determined by the Plan Administrator, provided that no settlement date for any PSU shall occur, and no Subordinate Voting Share shall be issued or cash payment shall be made in respect of any PSU, any later than the final Business Day of the 3rd calendar year following the applicable PSU Service Year.

DSUs. The settlement date will be determined by the Plan Administrator, and if not established, for a Participant who is not a U.S. Taxpayer the settlement date shall be the date determined by the Participant (which date shall not be earlier than the Termination Date), and for a Participant who is a U.S. taxpayer, the settlement date shall be the date determined by the Participant in accordance with the Election Notice.

Settlement	Options. At the election of the Plan Administrator, each vested Option can be settled in:

(i)	one Subordinate Voting Share,

(ii)	a cash payment equal to the In the Money Amount, or

(iii)	a combination of Subordinate Voting Shares and cash.

If permitted by the Plan Administrator, a Participant may, in lieu of exercising an Option, elect to surrender such Option to the Company in consideration for an amount from the Company equal to: (x) the Market Price of the Subordinate Voting Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (y) the aggregate Exercise Price of the Option (or portion thereof) surrendered relating to such Subordinate Voting Shares.

RSUs. Upon settlement, each vested RSU shall be redeemed at the election of the Participant but subject to the approval of the Plan Administrator, for:

(i)	one Subordinate Voting Share,

(ii)	a cash payment, or,

(iii)	a combination of Subordinate Voting Shares and cash.

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Any cash payments made shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Subordinate Voting Share as at the settlement date.

PSUs. Upon settlement, each vested PSU shall be redeemed at the election of the Participant but subject to the approval of the Plan Administrator, for:

(i)	one Subordinate Voting Share;

(ii)	a cash payment, or

(iii)	a combination of Subordinate Voting Shares and cash.

Any cash payments made shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Subordinate Voting Share as at the settlement date.

DSUs. Upon settlement, subject to the approval of the Plan Administrator, each vested DSU shall be redeemed for:

(i)	one Subordinate Voting Share; or

(ii)	a cash payment.

Any cash payments made shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Subordinate Voting Share as at the settlement date.

Dividend Equivalents

Unless determined by the Plan Administrator, an Award of RSUs, PSUs and DSUs include the right for such RSUs, PSUs and DSUs to be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Subordinate Voting Shares.

Dividend equivalents shall be computed by dividing:

(i)	the amount obtained by multiplying the amount of the dividend declared and paid per Subordinate Voting Share by the number of RSUs, PSUs and DSUs, as applicable, held, by

(ii)	the Market Price at the close of the first Business Day immediately following the dividend record date.

Restricted Period	With respect to U.S. Taxpayers, except if such extension is prohibited by Section 409A of the Code, in the event that an Award expires, at a time when a scheduled restricted period is in place or an undisclosed material change or material fact in the affairs of the Company exists, the expiry of such Award will be the date that is 10 Business Days after which such scheduled restricted period terminates or there is no longer such undisclosed material change or material fact.

Non- Transferability	Except to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Award pass to a beneficiary or legal representative upon death of a Participant, the period in which such Award can be exercised by such beneficiary or legal representative shall not exceed one year from the Participant’s death

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Termination or Cessation

Voluntary Resignation or Termination for Cause. Any Award that has not been exercised, surrendered or settled as of the Termination Date shall be immediately cancelled as of the Termination Date;

Termination Without Cause. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of:

(i)	the Expiry Date of such Option; and

(ii)	the date that is 90 days after the Termination Date.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

Disabled. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of:

(i)	the Expiry Date of such Option; and

(ii)	the date that is 180 days after the Termination Date.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

Death. Any vested Options may be exercised by the Participant’s beneficiary or legal representative at any time during the period that terminates on the earlier of:

the Expiry Date of such Option; and

the first anniversary of the date of the death of such Participant.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

Retirement. Subject to certain limitations, any vested Option may be exercised by the Participant at any time during the period that terminates on the earlier of:

(i)	the Expiry Date of such Option; and

(ii)	the 3rd anniversary of the Participant’s date of Retirement.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

The foregoing is subject to any acceleration of vesting or waiver of termination made by the Plan Administrator.

Change of Control	Subject to the terms of the Omnibus Plan, the Plan Administrator may, without Participant consent, take such steps as it deems necessary or desirable, including to cause:

(i)	the conversion or exchange of any outstanding Awards into rights or other securities of substantially equivalent value, in any entity participating in or resulting from a Change in Control;

(ii)	outstanding Awards to vest, or restrictions applicable to an Award to lapse, prior to or upon consummation of a Change in Control, and terminate upon or immediately prior to the effectiveness of such Change in Control;

(iii)	the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award;

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(iv)	the replacement of an Award with other rights or property, where such replacement would not adversely affect the holder; or

(v)	any combination of the foregoing.

U.S. Taxpayer Restrictions

Any Awards granted to a U.S. Taxpayer must comply with Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretive authority issued thereunder, to the extent it is applicable.

Options granted under the Omnibus Plan to U.S. Taxpayers may be non-qualified stock options or incentive stock options qualifying under Section 422 of the Code (“ISOs”).

The aggregate number of Subordinate Voting Shares reserved for issuance in respect of granted ISOs shall not exceed 10,000,000, and the terms and conditions of any ISOs granted to a U.S. Taxpayer on the Date of Grant hereunder, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code.

At the discretion of the Plan Administrator, ISOs may only be granted to an individual who is an employee of the Company, or of a “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and (f) of the Code.

if an ISO is granted to a person who owns shares representing more than 10% of the voting power of all classes of shares of the Company or of a “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code, on the Date of Grant, the term of the Option shall not exceed five years from the time of grant of such Option and the Exercise Price shall be at least 110% of the Market Price of the Subordinate Voting Shares subject to the Option.

To the extent the aggregate Market Price as at the Date of Grant of the Subordinate Voting Shares for which ISOs are exercisable for the first time by any person during any calendar year (under all plans of the Company and any “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code) exceeds US$100,000, such excess ISOs shall be treated as non-qualified stock options.

Amendments	In addition to certain express permitted amendments, as set out in the Omnibus Plan, the Plan Administrator may from time to time, without notice and without shareholder consent, subject to applicable Securities Laws and policies of the Cboe Canada, amend, modify, change, suspend or terminate the Omnibus Plan or any Awards granted pursuant to the Omnibus Plan as it, in its discretion determines appropriate, provided, however, that:

(i)	no such amendment, modification, change, suspension or termination of the Omnibus Plan or any Awards may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Omnibus Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or Cboe Canada requirements; and

(ii)	any amendment that would cause an Award held by a U.S. Taxpayer to be subject to income inclusion under Section 409A of the Code shall be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

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Omnibus Plan Resolution

Accordingly, at the Meeting, Shareholders will be asked to consider, and if thought advisable, to pass the following ordinary resolution approving the Omnibus Plan (the “Omnibus Plan Resolution”):

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.	The Company approve and ratify, subject to regulatory approval, the Omnibus Plan (as such term is defined in the management information circular of the Company dated August 9, 2024 (the “Information Circular”)), in the form attached as Schedule “B” to the Information Circular.

2.	All unallocated entitlements, from time to time, under the Omnibus Plan, which will provide that the aggregate number of securities reserved for issuance shall not exceed 20% of the number of Subordinate Voting Shares issued and outstanding from time to time, be and are hereby authorized and approved.

3.	The board of directors or any director or officer is authorized to make amendments to the Omnibus Plan from time to time as required or deemed necessary by Cboe Canada Inc. or as the board of directors, or director or officer may, in its sole discretion, deem to be necessary, advisable or desirable, provided that such amendments will be subject to the approval of all applicable regulatory authorities.

4.	Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to be delivered all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, including, without limitation, to comply with the requirements of Cboe Canada Inc. such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

The Board and management consider the approval of the Omnibus Plan to be appropriate and in the best interests of the Company. In the absence of instructions to the contrary, proxies given pursuant to the solicitation by management will be voted FOR the Omnibus Plan Resolution.

Amendment to the Company’s Share Capital

At the Meeting, Shareholders will be asked to consider and, if thought advisable, to pass, with or without variation, a special resolution approving an amendment to the Notice of Articles and Articles of the Company to: (i) delete the special rights and restrictions attached to the Subordinate Voting Shares and Proportionate Voting Shares as set out under Articles 27 and 28 of the Company’s Articles; (ii) re-designate the Subordinate Voting Shares as “Common Shares” of the Company; and (iii) delete and remove references from the Notice of Articles and Articles of the Proportionate Voting Shares (the “Share Capital Resolution”). The Share Capital Resolution must be approved by not less than two-thirds of the votes cast thereon by the Shareholders represented in person or by proxy at the Meeting.

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The Notice of Articles and Articles of the Company currently provide that the Company’s share capital shall be composed of an unlimited number of Subordinate Voting Shares and an unlimited number of Proportionate Voting Shares. Proportionate Voting Shares are not available for distribution to the public and may be converted, subject to certain restrictions, into Subordinate Voting Shares at a ratio of 6.25 Subordinate Voting Shares for every one Proportionate Voting Shares. Holders of Proportionate Voting Shares are entitled to 6.25 votes in respect of each Proportionate Share held at all meetings of shareholders of the Company except meetings at which only the holders of another class or series of shares is entitled to vote. Holders of Proportionate Voting Shares have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Proportionate Voting Shares into Subordinate Voting Shares at the conversion ratio of 6.25:1) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend may be declared or paid on the Proportionate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted basis) on the Subordinate Voting Shares. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Proportionate Voting Shares would be entitled to participate rateably along with all other holders of Proportionate Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares. A full description of the Subordinate Voting Shares and Proportionate Voting Shares as currently constituted is set out under “Summary of the Subordinate Voting Shares and Proportionate Voting Shares” below.

Due to prior voluntary conversion of all the previously issued and outstanding Proportionate Voting Shares into Subordinate Voting Shares, as at the date of this Circular, 151,840,452 Subordinate Voting Shares were issued and outstanding and no Proportionate Voting Shares were issued and outstanding. The Board has determined that, in order to simplify the capital structure of the Company, it is in the best interest of the Company to eliminate the dual-class structure and delete the Proportionate Voting Shares from the Company’s Notice of Articles and Articles and the references to the Proportionate Voting Shares therein, delete the special rights and restrictions attached to the Subordinate Voting Shares and Proportionate Voting Shares, and to re-designate the Subordinate Voting Shares as Common Shares, each carrying the right to vote and such other rights as are provided under corporate law. In the absence of instructions to the contrary, proxies given pursuant to the solicitation by management will be voted FOR the Share Capital Resolution.

If shareholder approval for the Share Capital Resolution is obtained, upon the filing of the Alteration Notice with the Registrar of Companies appointed under the BCBCA to amend the Notice of Articles and Articles to delete the Proportionate Voting Shares and re-designate the Subordinate Voting Shares as Common Shares, the authorized share capital of the Company would consist exclusively of an unlimited number of Common Shares.

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Share Capital Resolution

Accordingly, at the Meeting, Shareholders will be asked to consider, and if thought advisable, to pass the following special resolution to: (i) delete the special rights and restrictions attached to the Subordinate Voting Shares and Proportionate Voting Shares as set out under Articles 27 and 28 of the Company’s Articles; (ii) re-designate the Subordinate Voting Shares as “Common Shares” of the Company; and (iii) delete and remove references from the Notice of Articles and Articles of the Proportionate Voting Shares.

“BE IT RESOLVED AS AN SPECIAL RESOLUTION THAT:

1.	The existing Articles of the Company be and are hereby altered by deleting the special rights and restrictions attached to the Class A Subordinate Voting Shares of the Company (the “Subordinate Voting Shares”) and the Class B Proportionate Voting Shares of the Company (the “Proportionate Voting Shares”) as set out under Articles 27 and 28 of the Articles of the Company.

2.	The Subordinate Voting Shares be redesignated as common shares in the capital of the Company.

3.	The Notice of Articles and Articles of the Company be amended to delete in their entirety the Proportionate Voting Shares from the authorized share capital of the Company and all other alterations authorized by this resolution.

4.	Pursuant to Section 259 of the Business Corporations Act (British Columbia), the alteration of the Articles of the Company shall not take effect until: (i) the Notice of Articles is altered to reflect such alteration; and (ii) this resolution is received for deposit at the Company’s records office.

5.	Notwithstanding that these resolutions have been duly passed by the shareholders of the Company, the directors of the Company are hereby authorized and empowered, if they decide not to proceed with the aforementioned resolutions, to revoke these resolutions at any time prior to the implementation of the alterations described by these resolutions, without further notice to, or approval of the shareholders of the Company;

6.	Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to be delivered all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, including, without limitation, to comply with the requirements of the Cboe Canada Inc. (operating as Cboe Canada), such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.”

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Summary of the Subordinate Voting Shares and Proportionate Voting Shares

Subordinate Voting Shares

The full text of the special rights and restrictions attached to the Subordinate Voting Shares are set out as Article 27 of the current Articles of the Company and reproduced in Schedule “C” attached hereto. The below summary of the material terms of the Subordinate Voting Shares is qualified entirely by reference to Schedule “C” hereto.

Voting

Subordinate Voting Shareholders shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Subordinate Voting Share shall entitle the holder thereof to one vote at each such meeting.

Alteration to Rights of Subordinate Voting Shares

So long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Subordinate Voting Shares expressed by separate special resolution, alter or amend the Articles of the Company if the result of such alteration or amendment would: (a) prejudice or interfere with any right or special right attached to the Subordinate Voting Shares; or (b) affect the rights or special rights of the Subordinate Voting Shareholders or Proportionate Voting Shareholders on a per share basis as provided for by the Company’s Articles.

Dividends

The holders of Subordinate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the Board from time to time. The Board may declare no dividend payable in cash or property on the Subordinate Voting Shares unless the Board simultaneously declares a dividend payable in cash or property on the Proportionate Voting Shares, in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 6.25.

The directors may declare a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in: (a) Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share; or (b) Subordinate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 6.25.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Subordinate Voting Shares shall be entitled to participate pari passu with the holders of Proportionate Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to the amount of such distribution per Proportionate Voting Share divided by 6.25.

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Subdivision or Consolidation

The Subordinate Voting Shares shall not be consolidated or subdivided unless the Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Conversion of the Shares Upon An Offer

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a)	required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “Offer”); and

(b)	not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to 1/6.25 of the consideration offered per Proportionate Voting Share;

each Subordinate Voting Share shall become convertible at the option of the holder thereof into Proportionate Voting Shares on the basis of 6.25 Subordinate Voting Shares for one (1) Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Subordinate Share Conversion Right”). For the avoidance of doubt, fractions of Proportionate Voting Shares may be issued in respect of any amount of Subordinate Voting Shares in respect of which the Subordinate Share Conversion Right is exercised which is less than 6.25.

Proportionate Voting Shares

The full text of the special rights and restrictions attached to the Proportionate Voting Shares are set out as Article 28 of the current Articles of the Company and reproduced in Schedule “C” attached hereto. The below summary of the material terms of the Proportionate Voting Shares is qualified entirely by reference to Schedule “C” hereto.

Voting

The holders of Proportionate Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to provisions relating to the alteration to rights of Proportionate Voting Shares and to the creation of shares superior to Proportionate Voting Shares, each Proportionate Voting Share shall entitle the holder to 6.25 votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 6.25 and rounding the product down to the nearest whole number, at each such meeting.

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Alteration to Rights of Proportionate Voting Shares

So long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Proportionate Voting Shares expressed by separate special resolution alter or amend the Articles of the Company if the result of such alteration or amendment would: (a) prejudice or interfere with any right or special right attached to the Proportionate Voting Shares; or

(b) affect the rights or special rights of the holders of Subordinate Voting Shares or Proportionate Voting Shares on a per share basis as provided for herein.

At any meeting of holders of Proportionate Voting Shares called to consider such a separate special resolution, each Proportionate Voting Share shall entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share will entitle the holder to the corresponding fraction of one

(1) vote.

Shares Superior to Proportionate Voting Shares

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Proportionate Voting Shares without the consent of the holders of a majority of the Proportionate Voting Shares expressed by separate ordinary resolution.

At any meeting of holders of Proportionate Voting Shares called to consider such a separate ordinary resolution, each Proportionate Voting Share will entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share shall entitle the holder to the corresponding fraction of one (1) vote.

Dividends

The holders of Proportionate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the board of directors of the Company (the “Board”) from time to time. The directors may declare no dividend payable in cash or property on the Proportionate Voting Shares unless the Board simultaneously declares a dividend payable in cash or property on the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

The directors may declare a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in Proportionate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

The directors may declare a stock dividend payable in Subordinate Voting Shares on the Proportionate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

Holders of fractional Proportionate Voting Shares shall be entitled to receive any dividend declared on the Proportionate Voting Shares, in an amount equal to the dividend per Proportionate Voting Share multiplied by the fraction thereof held by such holder.

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Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Proportionate Voting Shares shall be entitled to participate pari passu with the holders of Subordinate Voting Shares, with the amount of such distribution per Proportionate Voting Share equal to the amount of such distribution per Subordinate Voting Share multiplied by 6.25.

Subdivision or Consolidation

The Proportionate Voting Shares shall not be consolidated or subdivided unless the Subordinate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Voluntary Conversion

Subject to the conversion limitation set out below, holders of Proportionate Voting Shares shall have the following rights of conversion (the “Proportionate Share Conversion Right”):

(a)	Right to Convert Proportionate Voting Shares. Each Proportionate Voting Share shall be convertible at the option of the holder into such number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the Proportionate Share Conversion Right is exercised by 6.25. Fractions of Proportionate Voting Shares may be converted into such number of Subordinate Voting Shares as is determined by multiplying the fraction by 6.25.

(b)	Foreign Private Issuer Status. The Company shall use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company shall not give effect to any voluntary conversion of Proportionate Voting Shares pursuant to its Articles or otherwise, and the Proportionate Share Conversion Right will not apply, to the extent that after giving effect to all permitted issuances after such conversion of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares (calculated on the basis that each Subordinate Voting Share and Proportionate Voting Share is counted once, without regard to the number of votes carried by such share) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares (calculated on the same basis) issued and outstanding (the “FPI Restriction”). The Board may by resolution waive this restriction for any individual transaction or increase the 40% Threshold to a number not to exceed fifty percent (50%), and if any such resolution is adopted, all references to the 40% Threshold herein shall refer instead to the amended percentage threshold set by the Board in such resolution.

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(c)	Conversion Limitation. In order to give effect to the FPI Restriction, the number of Subordinate Voting Shares issuable to a holder of Proportionate Voting Shares upon exercise by such holder of the Proportionate Share Conversion Right will be subject to the 40% Threshold based on the number of Proportionate Voting Shares held by such holder as of the date of issuance of Proportionate Voting Shares to such holder, and thereafter at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:

X = [A x 40% - B] x (C/D)

Where, on the Determination Date:

X = Maximum Number of Subordinate Voting Shares which may be issued upon exercise of the Proportionate Share Conversion Right.

A = Aggregate number of Subordinate Voting Shares and Proportionate Voting Shares issued and outstanding.

B = Aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents.

C = Aggregate Number of Proportionate Voting Shares held by such holder. D = Aggregate Number of all Proportionate Voting Shares.

An officer designated by the Board (or a committee thereof) shall determine as of each Determination Date, in his or her sole discretion acting reasonably, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents, the maximum number of Subordinate Voting Shares which may be issued upon exercise of the Proportionate Share Conversion Right, generally in accordance with the formula set forth immediately above. Upon request by a holder of Proportionate Voting Shares, the Company will provide each holder of Proportionate Voting Shares with notice of such maximum number as at the most recent Determination Date, or a more recent date as may be determined by the Conversion Limitation officer in its discretion. To the extent that issuances of Subordinate Voting Shares on exercise of the Proportionate Share Conversion Right would result in the 40% Threshold being exceeded, the number of Subordinate Voting Shares to be issued will be pro-rated among each holder of Proportionate Voting Shares exercising the Proportionate Share Conversion Right.

Notwithstanding the provisions set out above, the Board may by resolution waive the application of the Conversion Restriction to any exercise or exercises of the Proportionate Share Conversion Right to which the Conversion Restriction would otherwise apply, or to future Conversion Restrictions generally, including with respect to a period of time.

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ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR+ at www.sedarplus.ca. Shareholders may contact the Company at its office at 205-810 Quayside Drive, New Westminster, BC V3M 6B9, to request copies of the Company’s financial statements and the related Management’s Discussion and Analysis (the “MD&A”). Financial information is provided in the Company’s comparative annual financial statements and MD&A for its most recently completed financial year and in the financial statements and MD&A for subsequent financial periods, which are available at www.sedarplus.ca.

RESTRICTED SECURITIES

See disclosure under the heading “Particulars of Matters to be Acted Upon – Amendment to the Company’s Share Capital – Summary of the Subordinate Voting Shares and Proportionate Voting Shares” for a summary of the rights and restrictions (including the voting rights) attached to the Subordinate Voting Shares and the Proportionate Voting Shares. In summary, holders of Subordinate Voting Shares are entitled to receive notice of and to attend and vote at all meetings of shareholders except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Subordinate Voting Share entitles the holder thereof to one vote at each such meeting. The holders of Proportionate Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to provisions relating to the alteration to rights of Proportionate Voting Shares and to the creation of shares superior to Proportionate Voting Shares, each Proportionate Voting Share shall entitle the holder to 6.25 votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 6.25 and rounding the product down to the nearest whole number, at each such meeting. Unlike the holders of Proportionate Voting Shares, holders of Subordinate Voting Shares do not have the right to 6.25 votes per Subordinate Voting Share. As of the date of this Circular, there are no Proportionate Voting Share issued and outstanding and 100% of the aggregate voting rights attached to the Company’s securities are represented by Subordinate Voting Shares.

OTHER MATTERS

Other than the above, management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters that are not known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein to vote on such matters in accordance with their best judgment.

BOARD APPROVAL

The contents and mailing to Shareholders of this Circular have been approved by the Board.

No person is authorized to give any information or to make any representations in respect of the matters addressed herein other than those contained in this Circular and, if given or made, such information must not be relied upon as having been authorized.

48

BY BEHALF OF THE BOARD OF DIRECTORS

(Signed) “Gabriel René”
Gabriel René
Chief Executive Officer and Director

49

SCHEDULE “A”

AUDIT COMMITTEE CHARTER

See attached.

VERSES AI INC. (

THE “COMPANY”)

AUDIT COMMITTEE CHARTER

GENERAL

The primary function of the Audit Committee, under the supervision of the Board of Directors of the Company (the “Board”), is to assist the Board in fulfilling its oversight responsibilities regarding the integrity of the Company’s accounting and financial reporting processes and provision of financial information to the shareholders and others, the systems of internal controls and disclosure controls, the Company’s internal and external audit process, the Company’s policies with regard to ethics and business practices, and monitoring compliance with the Company’s legal and regulatory requirements with respect to its financial statements.

The Audit Committee is accountable to the Board. In the course of fulfilling its specific responsibilities hereunder, the Audit Committee is expected to maintain open communications between the Company’s external auditor, senior management and the Board.

The Audit Committee does not plan or perform audits or warrant or attest to the accuracy or completeness of the Company’s financial statements or financial disclosure or compliance with generally accepted accounting procedures as these are the responsibilities of management and the external auditor.

COMPOSITION

The Audit Committee shall be comprised of at least three directors of the Company, who generally shall be appointed or confirmed by the Board annually. The Chair of the Audit Committee shall be appointed by the Board, failing which the members of the Audit Committee may designate a Chair by a majority vote of the full Audit Committee membership. All members of the Audit Committee shall be directors and shall meet the independence, financial literacy and experience requirements under applicable laws, rules and regulations binding on the Company from time to time, including without limitation the applicable rules of any stock exchanges upon which the Company’s shares are listed and the requirements for independence and financial literacy under National Instrument 52-110 – Audit Committees (“NI 52-110”) in Canada. Subject to certain exemptions outlined in NI 52-110, every member of the Audit Committee must be “independent” and “financially literate”, as such terms are defined in NI 52-110.

PROCEDURAL MATTERS

The Audit Committee:

(a)	Shall meet at least four times per year on a quarterly basis, either by telephone conference or in person. Any member of the Audit Committee may call such a meeting. A majority of the members appointed to the Audit Committee shall constitute a quorum. For clarity, quorum may be reached in person, or by telephone, video conference, or other communication facilities acceptable to the Board. Matters decided by the Audit Committee shall be decided by majority votes, and the Chair of the Audit Committee shall only have an ordinary vote with no additional tie-breaking powers.

(b)	May invite the Company’s external auditor, the Chief Financial Officer (“CFO”), and such other persons as deemed appropriate by the Audit Committee to attend meetings of the Audit Committee. As part of its mandate to foster open communication, the Audit Committee shall meet at least annually with the CFO and the external auditor in separate sessions, and to that end the Audit Committee generally shall have as a standing agenda item an in-camera meeting with the external auditors for any meeting at which they attend.

(c)	Shall report material decisions and actions of the Audit Committee to the Board, together with such recommendations as the Audit Committee may deem appropriate, at the next Board meeting.

(d)	Shall review the performance of the Audit Committee on an annual basis and report the results of such review to the Nominating & Corporate Governance Committee.

(e)	Shall review and assess this Charter for the Audit Committee at least annually and submit any proposed revisions to the Board for approval.

(f)	Shall review from time to time as required and recommend to the Board for approval as necessary the indemnification policies, and director and officer insurance policy, if any, of the Company;

(g)	Has the power to conduct or authorize investigations into any matter within the scope of its responsibilities. The Audit Committee has the right to engage independent counsel and other advisors as it determines necessary to carry out its duties, and the right to set and pay, without restriction, the compensation for any such counsel or advisors engaged by the Audit Committee.

(h)	Has the right to communicate directly with the CFO and other members of management who have responsibility for the audit process (“Internal Audit Management”), as well as directly with the external auditor.

(i)	Has the right to require payment of (i) compensation to any external auditor engaged for the purpose of preparing or issuing an audit report or performing audit, review or attest services for the Company and (ii) all ordinary expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

RESPONSIBILITIES

Subject to the powers and duties of the Board, the Board hereby delegates to the Audit Committee the following powers and duties to be performed by the Audit Committee on behalf of and for the Board.

Financial Reporting, Accounting and Financial Management

The Audit Committee has primary responsibility for overseeing the actions of management in all aspects of financial management and reporting. The Audit Committee shall:

(a)	Review and recommend to the Board for approval the Company’s annual and interim financial statements, annual and interim Management’s Discussion and Analysis, Annual Information Form, future-oriented financial information or pro-forma information, and other financial disclosure in continuous disclosure documents, including within any annual or interim profit or loss press releases, and any certification, report, opinion or review rendered by the external auditor, before the Company publicly discloses such information (see also “Interim Financial Statements” below).

(b)	Ensure that it is satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements (other than public disclosure referred to in subsection (a) immediately above) and periodically assess the adequacy of those procedures as necessary.

(c)	Review material financial risks with management, the plan that management has implemented to monitor and deal with such risks, and the success of management in following such plan.

(d)	Consult annually, and otherwise as required, with the Company’s Chief Executive Officer (“CEO”) and CFO respecting the adequacy of the internal controls and review any breaches or deficiencies.

(e)	Review as necessary the process with regard to certifications, and ensure certifications by the CEO and CFO attesting to disclosure controls and procedures and internal control over financial reporting are obtained and filed as required under National Instrument 52-109 – Certification of Disclosure In Issuers’ Annual and Interim Filings in connection with the Company’s annual and interim financial reporting filings.

(f)	Review management’s response to significant written reports and recommendations issued by the external auditor and the extent to which such recommendations have been implemented by management. Review such responses with the external auditor as necessary.

(g)	Review with management the Company’s compliance with applicable laws and regulations respecting financial matters.

(h)	Review with management proposed regulatory changes and their impact on the Company.

(i)	Review with management and approve public disclosure of the Audit Committee Charter.

External Auditor

The Audit Committee has primary responsibility for the selection, appointment, dismissal, compensation and oversight of the external auditor, subject to the overall approval of the Board. For this purpose, the Audit Committee may consult with management, but the external auditor shall report directly to the Audit Committee. The specific responsibilities of the Audit Committee with regard to the external auditor are to:

(a)	Recommend to the Board annually:

(i)	the external auditor to be nominated (whether the current external auditor or a suitable alternative) for the purpose of preparing or issuing an auditor’s report or performing other audit, review, or attest services for the Company; and

(ii)	the compensation of the external auditor.

(b)	Oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company.

(c)	Resolve disagreements, if any, between management and the external auditor regarding financial reporting. To resolve such disagreements, the Audit Committee shall query management and the external auditor and take other steps as necessary. The Audit Committee shall provide the Board with such recommendations and reports with respect to the financial statements of the Company as it deems advisable.

(d)	Take reasonable steps to confirm the independence of the external auditor, including but not limited to ensuring receipt from the external auditor of a formal written statement delineating all relationships between the external auditor and the Company, actively engaging in a dialogue with the auditor with respect to any disclosed relationship or services and pre-approving any non-audit related services provided by the external auditor to the Company or the Company’s subsidiaries, if any, with a view to ensuring independence of the auditor. If necessary, recommend to the Board to take appropriate corrective action to ensure the independence of the external auditor.

(e)	Review and pre-approve all audit and audit-related services and the fees related thereto, provided by the Company’s external auditor.

(f)	Review and pre-approve all non-audit services to be performed by the Company’s external auditor in accordance with any applicable regulatory requirements, including but not limited to NI 52-110, the United States Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Company’s shares are listed. The Audit Committee may delegate pre-approval authority for non- audit services to one or more independent members of the Audit Committee provided that any such pre-approval decisions must be presented to the full Audit Committee at its next meeting thereafter. The Audit Committee may also satisfy this pre-approval requirement if it first adopts specific policies and procedures respecting same in accordance with NI 52-110 such that the pre-approval policies and procedures are detailed as to the particular service, the Audit Committee is informed of each such non- audit service, and the procedures do not include delegation of the Audit Committee’s responsibilities to management.

(g)	Obtain from the external auditor confirmation that the external auditor is a ‘participating audit’ firm for the purpose of National Instrument 52-108 – Auditor Oversight and is registered with the Public Company Accounting Oversight Board in the United States, and is otherwise in compliance with all applicable governing regulations.

(h)	Review and evaluate the performance of the external auditor.

(i)	Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the Company’s present and former external auditors.

Audit and Financial Reporting Process

The Audit Committee has a duty to receive, review and make any inquiry regarding the completeness, accuracy and presentation of the Company’s financial statements to ensure that the financial statements fairly present the financial position and risks of the organization and are prepared in accordance with the applicable generally accepted accounting principles. To accomplish this, the Audit Committee shall:

(a)	Review at least annually the Company’s internal system of audit and financial controls, internal audit procedures and results of such audits, and receive regular, generally quarterly, updates from management on such controls, procedures and audit activities.

(b)	Prior to the annual audit by the external auditor, consider the scope and general extent of the external auditor’s review, including its engagement letter. Review with management the external auditor’s audit plan and intended template for financial statements.

(c)	Ensure the external auditor has full, unrestricted access to required information and has the cooperation of management.

(d)	Review with the external auditor, in advance of the audit, the audit process and standards, as well as regulatory or Company-initiated changes in accounting practices and policies and the financial impact thereof, and selection or application of appropriate accounting principles.

(e)	Review with the external auditor and, if necessary, legal counsel, any litigation, claim or contingency, including tax assessments, or significant judgments made by management that could have a material effect upon the financial position of the Company and the manner in which these matters are being disclosed in the financial statements. Review the appropriateness and disclosure of any off-balance sheet matters. Review disclosure of any related-party transactions.

(f)	Receive and review with the external auditor the external auditor’s audit report and the audited financial statements. Make recommendations to the Board respecting approval of the audited financial statements.

(g)	Review annually the integrity of the Company’s internal and external financial reporting and accounting principles, including the clarity, completeness and accuracy of financial disclosure and the degree of conservatism or aggressiveness of the accounting policies and estimates, performance of Internal Audit Management, any significant disagreements or difficulties in obtaining information, adequacy of internal controls over financial reporting and the degree of compliance of the Company with prior recommendations of the external auditor. The Audit Committee shall direct management to implement such changes as the Audit Committee considers appropriate, subject to any required approvals of the Board arising out of the review.

(h)	Meet at least annually with the external auditor, independent of management, consider external auditor’s judgments about the quality and appropriateness of the Company’s accounting principles and practices, and report to the Board on such meetings.

Interim Financial Statements

Pursuant to its mandate, the Board shall generally approve the Company’s annual and interim financial statements. Notwithstanding the foregoing, on an exceptions basis the Board may from time to time delegate to the Audit Committee the power to approve the Company’s interim financial statements.

The Audit Committee shall:

(a)	Review on an annual basis the Company’s practice with respect to review of interim financial statements by the external auditor.

(b)	Review the interim financial statements with the external auditor if the external auditor conducts a review of the interim financial statements.

(c)	Conduct all such reviews and discussions with the external auditor and management as the Audit Committee deems appropriate.

(d)	Review and, if such authority has been delegated to the Audit Committee by the Board, approve the interim financial statements.

(e)	If authority to approve the interim financial statements has not been delegated to the Audit Committee, make appropriate recommendation to the Board respecting approval of the interim financial statements.

Code of Ethics

The Audit Committee has primary responsibility for overseeing the application of, and compliance with, the Company’s Code of Business Conduct and Ethics (the “Code”). The Audit Committee shall review at least annually:

(a)	the Code,

(b)	management’s approach to business ethics and corporate conduct; and

(c)	programs used by management to monitor compliance with the Code.

EFFECTIVE DATE

This Audit Committee Charter was updated and adopted by the Board on May 10th, 2022.

SCHEDULE “B”

OMNIBUS PLAN

See attached.

Verses Technologies Inc.

OMNIBUS EQUITY INCENTIVE PLAN

June 9, 2022

ARTICLE 1 PURPOSE		1
1.1	Purpose	1

ARTICLE 2 INTERPRETATION		1
2.1	Definitions	1
2.2	Interpretation	11

ARTICLE 3 ADMINISTRATION		12
3.1	Administration	12
3.2	Delegation to Committee	13
3.3	Determinations Binding	13
3.4	Eligibility	13
3.5	Plan Administrator Requirements	14
3.6	Market Value Allocation and Subsidiary Plan Requirements	14
3.7	Total Shares Subject to Awards	15
3.8	Limits on Grants of Awards	15
3.9	Award Agreements	15
3.10	Non-transferability of Awards	16

ARTICLE 4 OPTIONS		16
4.1	Granting of Options	16
4.2	Exercise Price	16
4.3	Term of Options	16
4.4	Vesting and Exercisability	16
4.5	Payment of Exercise Price	17

ARTICLE 5 RESTRICTED SHARE UNITS		18
5.1	Granting of RSUs	18
5.2	RSU Account	18
5.3	Vesting of RSUs	18
5.4	Settlement of RSUs	18

ARTICLE 6 PERFORMANCE SHARE UNITS		19
6.1	Granting of PSUs	19
6.2	Terms of PSUs	19
6.3	Performance Goals	19
6.4	PSU Account	20
6.5	Vesting of PSUs	20
6.6	Settlement of PSUs	20

ARTICLE 7 DEFERRED SHARE UNITS		21
7.1	Granting of DSUs	21
7.2	DSU Account	22
7.3	Vesting of DSUs	22
7.4	Settlement of DSUs	22
7.5	No Additional Amount or Benefit	23

- ii -

ARTICLE 8 ADDITIONAL AWARD TERMS		23
8.1	Dividend Equivalents	23
8.2	Restricted Period	23
8.3	Withholding Taxes	24
8.4	Recoupment	24

ARTICLE 9 TERMINATION OF EMPLOYMENT OR SERVICES		24
9.1	Termination of Employee, Consultant or Director	24
9.2	Termination of Employee, Consultant or Director – Treatment of Options	25
9.3	Termination of Employee, Consultant or Director – Treatment of RSUs, PSUs and DSUs	26
9.4	Discretion to Permit Acceleration	26

ARTICLE 10 EVENTS AFFECTING THE CORPORATION		27
10.1	General	27
10.2	Change in Control	27
10.3	Reorganization of Corporation’s Capital	28
10.4	Other Events Affecting the Corporation	28
10.5	Immediate Acceleration of Awards	29
10.6	Issue by Corporation of Additional Shares	29
10.7	Fractions	29

ARTICLE 11 U.S. TAXPAYERS		29
11.1	Provisions for U.S. Taxpayers	29
11.2	ISOs	30
11.3	ISO Grants to 10% Shareholders	30
11.4	$100,000 Per Year Limitation for ISOs	30
11.5	Disqualifying Dispositions	30
11.6	Section 409A of the Code	30
11.7	Application of Article 11 to U.S. Taxpayers	31

ARTICLE 12 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN		32
12.1	Amendment, Suspension, or Termination of the Plan	32
12.2	Permitted Amendments	32
12.3	Amendments Requiring Shareholder Approval	32

ARTICLE 13 MISCELLANEOUS		33
13.1	Legal Requirement	33
13.2	No Other Benefit	33
13.3	Rights of Participant	33
13.4	Corporate Action	33
13.5	Priority of Agreements	33
13.6	Anti-Hedging Policy	34
13.7	Participant Information	34
13.8	Participation in the Plan	34
13.9	International Participants	34
13.10	Successors and Assigns	34
13.11	General Restrictions or Assignment	34
13.12	Severability	35
13.13	Notices	35
13.14	Effective Date	35
13.15	Governing Law	35
13.16	Submission to Jurisdiction	35

CALIFORNIA SUPPLEMENT		1

Verses Technologies Inc.

Omnibus Equity Incentive Plan

ARTICLE 1

PURPOSE

1.1	Purpose

The purpose of this Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants of the Corporation and its subsidiaries, to reward such of those Directors, Employees and Consultants as may be granted Awards under this Plan by the Board from time to time for their contributions toward the long-term goals and success of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long-term investments and proprietary interests in the Corporation.

ARTICLE 2

INTERPRETATION

2.1	Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

(a)	“Affiliate” means any entity that is an “affiliate” for the purposes of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators, as amended from time to time;

(b)	“Award” means any Option, Restricted Share Unit, Performance Share Unit or Deferred Share Unit granted under this Plan which may be denominated or settled in Shares, cash, a combination thereof or in such other form as provided herein in the discretion of the Plan Administrator;

(c)	“Award Agreement” means a signed, written agreement between a Participant and the Corporation, in the form or any one of the forms approved by the Plan Administrator, evidencing the terms and conditions on which an Award has been granted under this Plan and which need not be identical to any other such agreements;

(d)	“Board” means the board of directors of the Corporation as it may be constituted from time to time;

(e)	“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Vancouver are open for commercial business during normal banking hours;

(f)	“Canadian Taxpayer” means a Participant that is resident of Canada for purposes of the Tax Act;

(g)	“Cash Fees” has the meaning set forth in Subsection 7.1(a);

(h)	“Cashless Exercise” has the meaning set forth in Subsection 4.5(b);

(i)	“Cause” means, with respect to a particular Participant:

(i)	“cause” (or any similar term) as such term is defined in the applicable Service Agreement;

(ii)	in the event there is no Service Agreement or “cause” (or any similar term) is not defined in such agreement, “cause” (or any similar term) as such term is defined in the Award Agreement; or

(iii)	in the event neither (i) nor (ii) apply, such Participant’s: (A) failure to comply with, in any material respect, any of the policies of the Corporation, any subsidiary of the Corporation, or any Affiliate of the Corporation or any subsidiary of the Corporation (each, a “VERSES Entity”) provided to such Participant, in each case, which failure is not cured (to the extent reasonably susceptible to cure) within thirty (30) days after receiving notice from the Board or the board of directors of the applicable VERSES Entity (the “Applicable Board”) of such failure; (B) continuous refusal, following written notice from the applicable VERSES Entity, to carry out or comply with any lawful and reasonable directives of the Applicable Board or the Participant’s direct or indirect supervisor; (C) breach of any non- solicitation or non-competition covenants to which such Participant is subject or material breach of any other restrictive covenants to which such Participant is subject, in each case, with respect to any VERSES Entity; (D) material breach of the terms of any written employment agreement, Award Agreement or other written contract of engagement between the Participant and the applicable VERSES Entity, which breach is not cured (to the extent reasonably susceptible to cure) within thirty (30) days after receiving notice from the Applicable Board of such failure; (E) indictment for (or being charged with), plea of no contest to, plea of nolo contendere to, or imposition of unadjudicated probation for any felony or crime (other than a motor vehicle violation not involving serious bodily harm) involving moral turpitude; (F) unlawful use (including being under the influence) or possession of illegal drugs on the premises of any VERSES Entity or while performing his or her duties and responsibilities to any VERSES Entity; (G) commission of an act of fraud, theft, embezzlement, gross negligence, or willful misconduct against any VERSES Entity (including any entity with whom it may directly or indirectly be a party to a management services agreement or similar agreement); (H) breach of any fiduciary duty to any VERSES Entity that causes material harm (whether reputational, economic or otherwise) to the Corporation; or (I) such Participant’s other misconduct which causes material harm to any VERSES Entity. Notwithstanding the foregoing, if following a Participant’s termination of employment, it is discovered within the sixty (60) day period immediately following the date of such termination that the Participant could have been terminated for Cause by the VERSES Entity under any of the “Cause” prongs described above (which event was a result of Participant’s intentional and willful action that caused or is reasonably likely to cause material damage to the Corporation or any VERSES Entity) as determined reasonably by the Board in good faith, Participant’s employment shall, at the election of the Board, be deemed to have been terminated for Cause;

(j)	“Change in Control” means the occurrence of any one or more of the following events:

(i)	any transaction at any time and by whatever means pursuant to which any Person or any group of two (2) or more Persons acting jointly or in concert hereafter acquires the direct or indirect “beneficial ownership” (as defined in the Securities Act (British Columbia)) of, or acquires the right to exercise Control or direction over, securities of the Corporation representing more than 50% of the then issued and outstanding voting securities of the Corporation, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Corporation with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(ii)	the sale, assignment or other transfer of all or substantially all of the consolidated assets of the Corporation to a Person other than a subsidiary of the Corporation;

(iii)	the dissolution or liquidation of the Corporation, other than in connection with the distribution of assets of the Corporation to one (1) or more Persons which were Affiliates of the Corporation prior to such event;

(iv)	the occurrence of a transaction requiring approval of the Corporation’s shareholders whereby the Corporation is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a subsidiary of the Corporation);

(v)	individuals who comprise the Board as of the date hereof (the “Incumbent Board”) for any reason during any twelve month period cease to constitute at least a majority of the members of the Board, unless the election, or nomination for election by the Corporation’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and in that case such new director shall be considered as a member of the Incumbent Board; or

(vi)	any other event which the Board determines to constitute a change in control of the Corporation,

provided that, notwithstanding clause (i), (ii), (iii) and (iv) above, a Change in Control shall be deemed not to have occurred if immediately following the transaction set forth in clause (i), (ii), (iii) or (iv) above:

(A)	the holders of securities of the Corporation that immediately prior to the consummation of such transaction represented more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors of the Corporation hold (x) securities of the entity resulting from such transaction (including, for greater certainty, the Person succeeding to assets of the Corporation in a transaction contemplated in clause (ii) above) (the “Surviving Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of the Surviving Entity, or (y) if applicable, securities of the entity that directly or indirectly has beneficial ownership of 100% of the securities eligible to elect directors or trustees of the Surviving Entity (the “Parent Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees of the Parent Entity; and

(B)	no Person or group of two or more Persons, acting jointly or in concert, is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity),

(any such transaction which satisfies all of the criteria specified in clauses (A) and (B) above being referred to as a “Non-Qualifying Transaction” and, following the Non- Qualifying Transaction, references in this definition of “Change in Control” to the “Corporation” shall mean and refer to the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and, if such entity is a company or a trust, references to the “Board” shall mean and refer to the board of directors or trustees, as applicable, of such entity).

Notwithstanding the foregoing, for purposes of any Award that constitutes “deferred compensation” (within the meaning of Section 409A of the Code), the payment of which is triggered by or would be accelerated upon a Change in Control, a transaction will not be deemed a Change in Control for Awards granted to any Participant who is a U.S. Taxpayer unless the transaction qualifies as “a change in control event” within the meaning of Section 409A of the Code.

(k)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder;

(l)	“Committee” has the meaning set forth in Section 3.2;

(m)	“Consultant” means any individual or entity engaged by the Corporation or any subsidiary of the Corporation to render consulting or advisory services (including as a director or officer of any subsidiary of the Corporation), other than as an Employee or Director, and whether or not compensated for such services provided, however, that any Consultant who is in the United States or is a U.S. Person at the time such Consultant receives any offer of Award or executes any Award Agreement must be a natural person, and must agree to provide bona fide services to the Corporation or subsidiary of the Corporation, as applicable, that are not in connection with the offer or sale of securities in a capital- raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation’s securities;

(n)	“Control” means the relationship whereby a Person is considered to be “controlled” by a Person if:

(i)	when applied to the relationship between a Person and a corporation, the beneficial ownership by that Person, directly or indirectly, of voting securities or other interests in such corporation entitling the holder to exercise control and direction in fact over the activities of such corporation;

(ii)	when applied to the relationship between a Person and a partnership, limited partnership, trust or joint venture, means the contractual right to direct the affairs of the partnership, limited partnership, trust or joint venture; and

(iii)	when applied in relation to a trust, the beneficial ownership at the relevant time of more than 50% of the property settled under the trust, and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; provided that a Person who controls a corporation, partnership, limited partnership or joint venture will be deemed to Control a corporation, partnership, limited partnership, trust or joint venture which is Controlled by such Person and so on;

(o)	“Corporation” means Verses Technologies Inc., or any successor entity thereof;

(p)	“Date of Grant” means, for any Award, the date specified by the Plan Administrator at the time it grants the Award or if no such date is specified, the date upon which the Award was granted;

(q)	“Deferred Share Unit” or “DSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 7;

(r)	“Director” means a director of the Corporation who is not an Employee;

(s)	“Director Fees” means the total compensation (including annual retainer and meeting fees, if any) paid by the Corporation to a Director in a calendar year for service on the Board;

(t)	“Disabled” or “Disability” means, with respect to a particular Participant:

(i)	“disabled” or “disability” (or any similar terms) as such terms are defined in the employment or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant;

(ii)	in the event there is no written or other applicable employment or other agreement between the Corporation or a subsidiary of the Corporation, or “disabled” or “disability” (or any similar terms) are not defined in such agreement, “disabled” or “disability” as such term are defined in the Award Agreement; or

(iii)	in the event neither (i) or (ii) apply, then the incapacity or inability of the Participant, by reason of mental or physical incapacity, disability, illness or disease (as determined by a legally qualified medical practitioner or by a court) that prevents the Participant from carrying out his or her normal and essential duties as an Employee, Director or Consultant for a continuous period of six months or for any cumulative period of 180 days in any consecutive twelve month period, the foregoing subject to and as determined in accordance with procedures established by the Plan Administrator for purposes of this Plan;

(u)	“Effective Date” means the effective date of this Plan, being June 9, 2022;

(v)	“Eligible Person” means a Director, Employee or Consultant of the Corporation or a subsidiary of the Corporation;

(w)	“Elected Amount” has the meaning set forth in Subsection 7.1(a);

(x)	“Electing Person” means a Participant who is, on the applicable Election Date, a Director;

(y)	“Election Date” means the date on which the Electing Person files an Election Notice in accordance with Subsection 7.1(b);

(z)	“Election Notice” has the meaning set forth in Subsection 7.1(b);

(aa)	“Employee” means an individual who:

(i)	is considered, for purposes of source deductions under applicable tax or social welfare legislation, to be: (A) an employee of the Corporation or a subsidiary of the Corporation; or (B) an employee of a Service Provider of the Corporation of a subsidiary of the Corporation, provided such employee provides services directly to the Corporation or subsidiary of the Corporation, as applicable; or

(ii)	works full-time or part-time on a regular weekly basis for the Corporation or a subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a subsidiary of the Corporation over the details and methods of work as an employee of the Corporation or such subsidiary; or

(iii)	works full-time or part-time on a regular weekly basis for a Service Provider of the Corporation or a subsidiary of the Corporation providing services directly to the Corporation or subsidiary of the Corporation, as applicable, that would normally be provided by an employee of the Corporation or subsidiary of the Corporation, as applicable, and who is subject to the same control and direction by the Service Provider over the details and methods of work as an employee of the Service Provider;

(bb)	“Exchange” means the primary exchange on which the Shares are then listed and posted for trading from time to time, as determined by the Plan Administrator;

(cc)	“Exercise Notice” means a notice in writing, signed by a Participant and stating the Participant’s intention to exercise a particular Option;

(dd)	“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option;

(ee)	“Expiry Date” means the expiry date specified in the Award Agreement (which shall not be later than the tenth anniversary of the Date of Grant) or, if not so specified, means the tenth anniversary of the Date of Grant;

(ff)	“In the Money Amount” has the meaning given to it in Subsection 4.5(b);

(gg)	“Insider” means an “insider” as defined in the rules of the Exchange from time to time;

(hh)	“Market Price” means, on any particular date: (a) the closing price of the Shares on the Exchange on the last Trading Day prior to such particular date; or (b) if the Shares are not then listed on an Exchange, the value as is determined solely by the Board, acting reasonably and in good faith, and, with respect to an Award made to a U.S. Taxpayer, in accordance with Section 409A of the Code and such determination shall be conclusive and binding on all Persons;

(ii)	“Market Value” means, on any particular date, the product obtained by multiplying the Market Price by the total issued and outstanding Shares, expressed in dollars;

(jj)	“MVA Amount” means, with respect to a subsidiary of the Corporation on any particular date, the product obtained by multiplying such subsidiary’s MVA Ratio by the Market Value on such particular date;

(kk)	“MVA Ratio” means the ratio for allocating Market Value to each subsidiary of the Corporation, calculated in accordance with Section 3.6(a);

(ll)	“Option” means a stock option granted hereunder to purchase Shares from treasury pursuant to the terms and conditions hereof and as evidenced by an Award Agreement;

(mm)	“Option Shares” means Shares issuable by the Corporation upon the exercise of outstanding Options;

(nn)	“Participant” means a person to whom an Award has been granted under this Plan or a Subsidiary Plan, as applicable;

(oo)	“Performance Goals” means performance goals expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Corporation, a subsidiary of the Corporation, a division of the Corporation or of a subsidiary of the Corporation, or an individual, or may be applied to the performance of the Corporation or a subsidiary of the Corporation relative to a market index, a group of other companies or a combination thereof, or on any other basis, all as determined by the Plan Administrator in its discretion;

(pp)	“Performance Share Unit” or “PSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 6;

(qq)	“Person” means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

(rr)	“Plan” means this Omnibus Equity Incentive Plan, as may be amended from time to time, pursuant to which all new equity-based incentive awards granted by the Corporation are governed;

(ss)	“Plan Administrator” means the Board, or if the administration of this Plan has been delegated by the Board to the Committee pursuant to Section 3.2, the Committee;

(tt)	“PSU Service Year” has the meaning given to it in Section 6.1;

(uu)	“Restricted Share Unit” or “RSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 5;

(vv)	“RSU Service Year” has the meaning given to it in Section 5.1.

(ww)	“Section 409A of the Code” or “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretive authority issued thereunder;

(xx)	“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject;

(yy)	“Security Based Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to Directors, officers, Employees and/or service providers of the Corporation or any subsidiary of the Corporation, including a share purchase from treasury which is financially assisted by the Corporation or a subsidiary of the Corporation by way of a loan, guarantee or otherwise;

(zz)	“Service Agreement” means any written agreement between a Participant and the Corporation or any subsidiary or Service Provider of the Corporation (as applicable), in connection with that Participant’s employment, service or engagement as a Director, officer, Employee or Consultant or the termination of such employment, service or engagement, as amended, replaced or restated from time to time;

(aaa)	“Service Provider” means any individual or entity engaged by the Corporation or any subsidiary of the Corporation to render services, other than as a Consultant;

(bbb)	“Service Provider Employee” has the meaning given to it in Section 2.1(jjj)(ii);

(ccc)	“Share” means one (1) Class A Subordinate Voting share in the capital of the Corporation as constituted on the Effective Date or any share or shares issued in replacement of such Class A Subordinate Voting share in compliance with Canadian law or other applicable law, and/or one share of any additional class of shares in the capital of the Corporation as may exist from time to time, or after an adjustment contemplated by Article 10, such other shares or securities to which the holder of an Award may be entitled as a result of such adjustment;

(ddd)	“subsidiary” means an issuer that is Controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary, or any other entity in which the Corporation has an equity interest and is designated by the Plan Administrator, from time to time, for purposes of this Plan to be a subsidiary;

(eee)	“Subsidiary Option” means “Option” as defined in the Subsidiary Plan;

(fff)	“Subsidiary Plan” means an incentive stock option plan of a subsidiary of the Corporation, as may be amended from time to time, pursuant to which all new equity-based incentive awards granted by such subsidiary are governed;

(ggg)	“Subsidiary Share” means “Share” as defined in the Subsidiary Plan;

(hhh)	“Tax Act” has the meaning set forth in Section 4.5(d);

(iii)	“Termination Date” means, subject to applicable law which cannot be waived:

(i)	in the case of an Employee whose employment with the Corporation or a subsidiary of the Corporation terminates, (i) the date designated by the Employee and the Corporation or a subsidiary of the Corporation as the “Termination Date” (or similar term) in the Employee’s Service Agreement, or (ii) if no such Service Agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Employee ceases to be an employee of the Corporation or the subsidiary of the Corporation, as the case may be, provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given; and in any event, the “Termination Date” shall be determined without including any period of reasonable notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, severance pay or other damages paid or payable to the Participant;

(jjj)	“Termination Date” means, subject to applicable law which cannot be waived:

(i)	in the case of an Employee whose employment with the Corporation or a subsidiary of the Corporation terminates, (i) the date designated by the Employee and the Corporation or a subsidiary of the Corporation as the “Termination Date” (or similar term) in the Employee’s Service Agreement, or (ii) if no such Service Agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Employee ceases to be an employee of the Corporation or the subsidiary of the Corporation, as the case may be, provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given; and in any event, the “Termination Date” shall be determined without including any period of reasonable notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, severance pay or other damages paid or payable to the Participant;

(ii)	in the case of an Employee described in Section 2.1(aa)(i)(B) or 2.1(aa)(iii) (a “Service Provider Employee”):

(A)	if such Employee’s employment with the Service Provider terminates or if such Employee ceases to provide services directly to the Corporation or subsidiary of the Corporation, as applicable, (i) the date designated by the Employee and the Service Provider as the “Termination Date” (or similar term) in the Employee’s Service Agreement, or (ii) if no such Service Agreement exists, the date designated by the Service Provider on which the Employee ceases to be an employee of the Service Provider or otherwise ceases to provide services directly to the Corporation or subsidiary of the Corporation, as applicable, provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given; and in any event, the “Termination Date” shall be determined without including any period of reasonable notice that the Service Provider may be required by law to provide to the Participant or any pay in lieu of notice of termination, severance pay or other damages paid or payable to the Participant; or

(B)	if the Service Provider employing such Employee ceases to be engaged as a service provider of the Corporation or subsidiary of the Corporation, as applicable, (i) the date designated by the Corporation or subsidiary of the Corporation and the Service Provider as the “Termination Date” (or similar term) in the agreement between the Corporation or subsidiary of the Corporation and the Service Provider, or (ii) if no such agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Service Provider ceases to provide services to the Corporation or the subsidiary of the Corporation, as the case may be;

(iii)	in the case of a Consultant whose agreement or arrangement with the Corporation or a subsidiary of the Corporation terminates, (i) the date designated by the Corporation or the subsidiary of the Corporation, as the “Termination Date” (or similar term) or expiry date in the Consultant’s Service Agreement, or (ii) if no such Service Agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Consultant ceases to be a Consultant or a service provider to the Corporation or the subsidiary of the Corporation, as the case may be, or on which the Participant’s agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant of the Participant’s consulting agreement or other written arrangement, such date shall not be earlier than the date notice of voluntary termination was given; in any event, the “Termination Date” shall be determined without including any period of notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, termination fees or other damages paid or payable to the Participant; and

(iv)	in the case of a Director, the date such individual ceases to be a Director, in each case, unless the individual continues to be a Participant in another capacity.

Notwithstanding the foregoing, in the case of a U.S. Taxpayer, a Participant’s “Termination Date” will be the date the Participant experiences a “separation from service” with the Corporation or a subsidiary of the Corporation within the meaning of Section 409A of the Code.

(kkk)	“Trading Day” means any day on which the Exchange is open for trading;

(lll)	“U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(mmm)	“U.S. Person” shall mean a “U.S. person” as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act (the definition of which includes, but is not limited to, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any partnership or corporation organized outside of the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized, or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts, and (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person);

(nnn)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and (ooo) “U.S. Taxpayer” shall mean a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws.

2.2	Interpretation

(a)	Whenever the Plan Administrator exercises discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.

(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)	Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period begins, including the day on which the period ends, and abridging the period to the immediately preceding Business Day in the event that the last day of the period is not a Business Day. In the event an action is required to be taken or a payment is required to be made on a day which is not a Business Day such action shall be taken or such payment shall be made by the immediately preceding Business Day.

(e)	Unless otherwise specified, all references to money amounts are to Canadian currency.

(f)	The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

ARTICLE 3

ADMINISTRATION

3.1	Administration

This Plan will be administered by the Plan Administrator and the Plan Administrator has sole and complete authority, in its discretion, to:

(a)	make grants of Awards under the Plan relating to the issuance of Shares (including any combination of Options, Restricted Share Units, Performance Share Units or Deferred Share Units) in such amounts, to such Eligible Persons and, subject to the provisions of this Plan (including Section 3.4), on such terms and conditions as it determines, including:

(i)	the time or times at which Awards may be granted;

(ii)	the conditions under which:

(A)	Awards may be granted to Participants; or

(B)	Awards may be forfeited to the Corporation,

including any conditions relating to the attainment of specified Performance Goals;

(iii)	the number of Shares to be covered by any Award;

(iv)	the price, if any, to be paid by a Participant in connection with the purchase of Shares covered by any Awards;

(v)	whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any Award, and the nature of such restrictions or limitations, if any; and

(vi)	any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Plan Administrator may determine;

(b)	establish the form or forms of Award Agreements;

(c)	cancel, amend, adjust or otherwise change any Award under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan;

(d)	construe and interpret this Plan and all Award Agreements;

(e)	adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan, including rules and regulations relating to sub• plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(f)	to take such steps and require such documentation from Eligible Persons which in its opinion are necessary or desirable to ensure compliance with the rules and regulations of the Exchange and all applicable laws; and

(g)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

3.2	Delegation to Committee

(a)	The initial Plan Administrator shall be the Board.

(b)	To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board, including the Compensation and Corporate Governance Committee (the “Committee”), all or any of the powers conferred on the Plan Administrator pursuant to this Plan, including the power to sub-delegate to any member(s) of the Committee or any specified officer(s) of the Corporation or its subsidiaries all or any of the powers delegated by the Board. In such event, the Committee or any sub-delegate will exercise the powers delegated to it in the manner and on the terms authorized by the delegating party. Any decision made or action taken by the Committee or any sub-delegate arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive and binding on the Corporation and all subsidiaries of the Corporation, all Participants and all other Persons.

3.3	Determinations Binding

Any decision made or action taken by the Board, the Committee or any sub-delegate to whom authority has been delegated pursuant to Section 3.2 arising out of or in connection with the administration or interpretation of this Plan is final, conclusive and binding on the Corporation, the affected Participant(s), their legal and personal representatives and all other Persons.

3.4	Eligibility

All Directors, Employees and Consultants are eligible to participate in the Plan, subject to Section 9.1(a). Participation in the Plan is voluntary and eligibility to participate does not confer upon any Director, Employee or Consultant any right to receive any grant of an Award pursuant to the Plan. The extent to which any Director, Employee or Consultant is entitled to receive a grant of an Award pursuant to the Plan will be determined in the sole and absolute discretion of the Plan Administrator, provided that no Award will be granted to a Service Provider Employee except with the prior written consent of the relevant Service Provider.

3.5	Plan Administrator Requirements

Any Award granted under this Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that the listing, registration or qualification of the Shares issuable pursuant to such Award upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of the Exchange and any securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Plan Administrator. Without limiting the generality of the foregoing, all Awards shall be issued pursuant to the registration requirements of the U.S. Securities Act, or pursuant to an exemption or exclusion from such registration requirements. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval. Participants shall, to the extent applicable, cooperate with the Corporation in complying with such legislation, rules, regulations and policies.

3.6	Market Value Allocation and Subsidiary Plan Requirements

(a)	No later than 30 days after the Corporation files Annual Audited Financial Statements with respect to the most recent Fiscal Year, the Plan Administrator shall determine the Market Value allocation ratio (the “MVA Ratio”) with respect to each subsidiary of the Corporation using the formula set out below:

MVA Ratio of a subsidiary	=	DCF of subsidiary
DCF of all subsidiaries

where “DCF” means discounted cash flow. Each year, upon final determination of the MVA Ratios in accordance with this Section 3.6(a), the Corporation shall provide notice to the Exchange of such MVA Ratios including the method of determination.

(b)	A Subsidiary may adopt a Subsidiary Plan provided that such Subsidiary Plan will be substantially in the form attached as Schedule D, or such other form as may be prescribed by the Plan Administrator from time to time, and will include the following terms and conditions:

(i)	The aggregate number of Subsidiary Shares reserved for issuance pursuant to Subsidiary Options granted under a Subsidiary Plan shall not exceed 20% of the subsidiary’s total issued and outstanding Subsidiary Shares as at the effective date of such Subsidiary Plan, or such additional amount as may be approved from time to time by the shareholders of the subsidiary. Subsidiary Shares covered by Subsidiary Options which have been settled, exercised or terminated shall be available for subsequent grants under the applicable Subsidiary Plan.

(ii)	The exercise price with respect to a Subsidiary Option shall be established at the time each Subsidiary Option is granted, and shall not be less than the price per Subsidiary Share calculated by dividing, at the time of grant, the MVA Amount by the subsidiary’s total issued and outstanding Subsidiary Shares.

(iii)	Any amendment to the Subsidiary Plan which is set out in section 10.12(7) of the NEO Exchange Listing Manual and any other amendment which, if made to the Plan, would require approval of the holders of voting shares of the Corporation under applicable Securities Laws or Exchange policies, shall require approval of the holders of voting shares of the Corporation.

3.7	Total Shares Subject to Awards

(a)	Subject to adjustment as provided for in Article 10 and any subsequent amendment to this Plan, the aggregate number of Shares reserved for issuance pursuant to Awards granted under this Plan shall not exceed 25% of the Corporation’s total issued and outstanding Shares from time to time. This Plan is considered an “evergreen” plan, since the Shares covered by Awards which have been settled, exercised or terminated shall be available for subsequent grants under the Plan, and the number of Awards available to grant increases as the number of issued and outstanding Shares increases.

(b)	To the extent any Awards (or portion(s) thereof) under this Plan terminate or are cancelled for any reason prior to exercise in full, or are surrendered or settled by the Participant, any Shares subject to such Awards (or portion(s) thereof) shall be added back to the number of Shares reserved for issuance under this Plan and will again become available for issuance pursuant to the exercise of Awards granted under this Plan.

(c)	Any Shares issued by the Corporation through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company shall not reduce the number of Shares available for issuance pursuant to the exercise of Awards granted under this Plan.

3.8	Limits on Grants of Awards

Notwithstanding anything in this Plan, the aggregate number of Shares:

(a)	issuable to Insiders at any time, under all of the Corporation’s Security- Based Compensation Arrangements, shall not exceed twenty percent (20%) of the Corporation’s issued and outstanding Shares; and

(b)	issued to Insiders within any one (1) year period, under all of the Corporation’s Security Based Compensation Arrangements, shall not exceed twenty percent (20%) of the Corporation’s issued and outstanding Shares, provided that the acquisition of Shares by the Corporation for cancellation shall be disregarded for the purposes of determining non-compliance with this Section 3.8 for any Awards outstanding prior to such purchase of Shares for cancellation.

3.9	Award Agreements

Each Award under this Plan will be evidenced by an Award Agreement. Each Award Agreement will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct. Any one officer of the Corporation is authorized and empowered to execute and deliver, for and on behalf of the Corporation, an Award Agreement to a Participant granted an Award pursuant to this Plan.

3.10	Non-transferability of Awards

Except to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Award pass to a beneficiary or legal representative upon death of a Participant, the period in which such Award can be exercised by such beneficiary or legal representative shall not exceed one year from the Participant’s death.

ARTICLE 4

OPTIONS

4.1	Granting of Options

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. The terms and conditions of each Option grant shall be evidenced by an Award Agreement.

4.2	Exercise Price

The Plan Administrator will establish the Exercise Price at the time each Option is granted, at the sole discretion of the Plan Administrator, subject to applicable securities laws and Exchange rules and provided that the Exercise Price must not be less than the Market Price at the time of granting the Option.

4.3	Term of Options

Subject to any accelerated termination as set forth in this Plan, each Option expires on its Expiry Date.

4.4	Vesting and Exercisability

(a)	The Plan Administrator shall have the authority to determine the vesting terms applicable to grants of Options.

(b)	Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as may be otherwise set forth in a Service Agreement or Award Agreement. Each vested Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable.

(c)	Subject to the provisions of this Plan and any Award Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation.

(d)	The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in this Section 4.4, such as vesting conditions relating to the attainment of specified Performance Goals.

(e)	At the election of the Plan Administrator, Option Shares can be settled in:

(i)	one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct,

(ii)	a cash payment equal to the In the Money Amount, or

(iii)	a combination of Shares and cash as contemplated by paragraphs (i) and (ii) above.

4.5	Payment of Exercise Price

(a)	Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Award Agreement, the Exercise Notice must be accompanied by payment of the Exercise Price. The Exercise Price must be fully paid by certified cheque, wire transfer, bank draft or money order payable to the Corporation or by such other means as might be specified from time to time by the Plan Administrator, which may include (i) through an arrangement with a broker approved by the Corporation (or through an arrangement directly with the Corporation) whereby payment of the Exercise Price is accomplished with the proceeds of the sale of Shares deliverable upon the exercise of the Option, (ii) through the cashless exercise process set out in Section 4.5(b), or (iii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Securities Laws, or any combination of the foregoing methods of payment.

(b)	Unless otherwise specified by the Plan Administrator and set forth in the particular Award Agreement, if permitted by the Plan Administrator, a Participant may, in lieu of exercising an Option pursuant to an Exercise Notice, elect to surrender such Option to the Corporation (a “Cashless Exercise”) in consideration for an amount from the Corporation equal to (i) the Market Price of the Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate Exercise Price of the Option (or portion thereof) surrendered relating to such Shares (the “In-the-Money Amount”), by written notice to the Corporation indicating the number of Options such Participant wishes to exercise using the Cashless Exercise, and such other information that the Corporation may require. Subject to Section 8.3, the Corporation shall satisfy payment of the In-the-Money Amount by delivering to the Participant such number of Shares (rounded down to the nearest whole number) having a fair market value equal to the In-the-Money Amount.

(c)	No Shares will be issued or transferred until full payment therefor has been received by the Corporation, or arrangements for such payment have been made to the satisfaction of the Plan Administrator.

(d)	If a Participant surrenders Options through a Cashless Exercise pursuant to Section 4.5(b), to the extent that such Participant would be entitled to a deduction under paragraph 110(1)(d) of the Income Tax Act (Canada) (the “Tax Act”) in respect of such surrender if the election described in subsection 110(1.1) of the Tax Act were made and filed (and the other procedures described therein were undertaken) on a timely basis after such surrender, the Corporation will cause such election to be so made and filed (and such other procedures to be so undertaken).

ARTICLE 5

RESTRICTED SHARE UNITS

5.1	Granting of RSUs

(a)	The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year (the “RSU Service Year”). The terms and conditions of each RSU grant may be evidenced by an Award Agreement. Each RSU will consist of a right to receive a Share, cash payment, or a combination thereof (as provided in Section 5.4(a)), upon the settlement of such RSU.

(b)	The number of RSUs (including fractional RSUs) granted at any particular time pursuant to this Article 5 will be calculated by dividing (i) the amount of any bonus or similar payment that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the Market Price.

5.2	RSU Account

All RSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant.

5.3	Vesting of RSUs

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of RSUs, provided that the terms comply with Section 409A, with respect to a U.S. Taxpayer.

5.4	Settlement of RSUs

(a)	The Plan Administrator shall have the sole authority to determine the settlement terms applicable to the grant of RSUs, provided that with respect to a U.S. Taxpayer the terms comply with Section 409A to the extent it is applicable. Subject to Section 11.6(d) below and except as otherwise provided in an Award Agreement, on the settlement date for any RSU, the Participant shall redeem each vested RSU for the following at the election of the Participant but subject to the approval of the Plan Administrator:

(i)	one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct,

(ii)	a cash payment, or

(iii)	a combination of Shares and cash as contemplated by paragraphs (i) and (ii) above.

(b)	Any cash payments made under this Section 5.4 by the Corporation to a Participant in respect of RSUs to be redeemed for cash shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)	Payment of cash to Participants on the redemption of vested RSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

(d)	Notwithstanding any other terms of this Plan but subject to Section 11.6(d) below and except as otherwise provided in an Award Agreement, no settlement date for any RSU shall occur, and no Share shall be issued or cash payment shall be made in respect of any RSU, under this Section 5.4 any later than the final Business Day of the third calendar year following the applicable RSU Service Year.

ARTICLE 6

PERFORMANCE SHARE UNITS

6.1	Granting of PSUs

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year (the “PSU Service Year”). The terms and conditions of each PSU grant shall be evidenced by an Award Agreement, provided that with respect to a U.S. Taxpayer the terms comply with Section 409A to the extent it is applicable. Each PSU will consist of a right to receive a Share, cash payment, or a combination thereof (as provided in Section 6.6(a)), upon the achievement of such Performance Goals during such performance periods as the Plan Administrator shall establish.

6.2	Terms of PSUs

The Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a Participant’s service and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable Award Agreement.

6.3	Performance Goals

The Plan Administrator will issue Performance Goals prior to the Date of Grant to which such Performance Goals pertain. The Performance Goals may be based upon the achievement of corporate, divisional or individual goals, and may be applied to performance relative to an index or comparator group, or on any other basis determined by the Plan Administrator. Following the Date of Grant, the Plan Administrator may modify the Performance Goals as necessary to align them with the Corporation’s corporate objectives, subject to any limitations set forth in an Award Agreement or Service Agreement. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur), all as set forth in the applicable Award Agreement.

6.4	PSU Account

All PSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant.

6.5	Vesting of PSUs

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of PSUs.

6.6	Settlement of PSUs

(a)	The Plan Administrator shall have the authority to determine the settlement terms applicable to the grant of PSUs provided that with respect to a U.S. Taxpayer the terms comply with Section 409A to the extent it is applicable. Subject to Section 11.6(d) below and except as otherwise provided in an Award Agreement, on the settlement date for any PSU, the Participant shall redeem each vested PSU for the following at the election of the Participant but subject to the approval of the Plan Administrator:

(i)	one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct,

(ii)	a cash payment, or

(iii)	a combination of Shares and cash as contemplated by paragraphs (i) and (ii) above.

(b)	Any cash payments made under this Section 6.6 by the Corporation to a Participant in respect of PSUs to be redeemed for cash shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)	Payment of cash to Participants on the redemption of vested PSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

(d)	Notwithstanding any other terms of this Plan but subject to Section 11.6(d) below and except as otherwise provided in an Award Agreement, no settlement date for any PSU shall occur, and no Share shall be issued or cash payment shall be made in respect of any PSU, under this Section 6.6 any later than the final Business Day of the third calendar year following the applicable PSU Service Year.

ARTICLE 7

DEFERRED SHARE UNITS

7.1	Granting of DSUs

(a)	The Board may fix from time to time a portion of the Director Fees that is to be payable in the form of DSUs. In addition, each Electing Person is given, subject to the conditions stated herein, the right to elect in accordance with Section 7.1(b) to participate in the grant of additional DSUs pursuant to this Article 7. An Electing Person who elects to participate in the grant of additional DSUs pursuant to this Article 7 shall receive their Elected Amount (as that term is defined below) in the form of DSUs. The “Elected Amount” shall be an amount, as elected by the Director, in accordance with applicable tax law, between 0% and 100% of any Director Fees that would otherwise be paid in cash (the “Cash Fees”).

(b)	Each Electing Person who elects to receive their Elected Amount in the form of DSUs will be required to file a notice of election in the form of Schedule A hereto (the “Election Notice”) with the Chief Financial Officer of the Corporation or as directed by the Plan Administrator: (i) in the case of an existing Electing Person, by December 31st in the year prior to the year to which such election is to apply (other than for Director Fees payable for the 2022 financial year, in which case any Electing Person who is not a U.S. Taxpayer as of the date of this Plan shall file the Election Notice by the date that is 30 days from the Effective Date with respect to compensation paid for services to be performed after such date); and (ii) in the case of a newly appointed Electing Person who is not a U.S. Taxpayer, within 30 days of such appointment with respect to compensation paid for services to be performed after such date. In the case of the first year in which an Electing Person who is a U.S. Taxpayer first becomes an Electing Person under the Plan (or any plan required to be aggregated with the Plan under Section 409A), an initial Election Notice may be filed within 30 days of such appointment only with respect to compensation paid for services to be performed after the end of the 30-day election period. If no election is made within the foregoing time frames, the Electing Person shall be deemed to have elected to be paid the entire amount of his or her Cash Fees in cash.

(c)	Subject to Subsection 7.1(d), the election of an Electing Person under Subsection 7.1(b) shall be deemed to apply to all periods in calendar years following the calendar year for which it is made under Section 7.1(b) until it is terminated under Section 7.1(d).

(d)	Each Electing Person who is not a U.S. Taxpayer is entitled once per calendar year to terminate his or her election to receive DSUs by filing with the Chief Financial Officer of the Corporation a termination notice in the form of Schedule B. Such termination shall be effective immediately upon receipt of such notice, provided that the Corporation has not imposed a “black-out” on trading. Thereafter, any portion of such Electing Person’s Cash Fees payable or paid in the same calendar year and, subject to complying with Subsection 7.1(b), all subsequent calendar years shall be paid in cash. For greater certainty, to the extent an Electing Person terminates his or her participation in the grant of DSUs pursuant to this Article 7, he or she shall not be entitled to elect to receive the Elected Amount, or any other amount of his or her Cash Fees in DSUs again until the calendar year following the year in which the termination notice is delivered. An election by a U.S. Taxpayer to receive the Elected Amount in DSUs for any calendar year (or portion thereof) is irrevocable for that calendar year after the expiration of the election period for that year and any termination of the election will not take effect until the first day of the calendar year following the calendar year in which the termination notice in the form of Schedule C is delivered the Chief Financial Officer of the Corporation.

(e)	Any DSUs granted pursuant to this Article 7 prior to the delivery of a termination notice pursuant to Section 7.1(d) shall remain in the Plan following such termination and will be redeemable only in accordance with the terms of the Plan.

(f)	The number of DSUs (including fractional DSUs) granted at any particular time pursuant to this Article 7 will be calculated by dividing (i) the amount of Director Fees that are to be paid as DSUs, as determined by the Plan Administrator or Director Fees that are to be paid in DSUs (including any Elected Amount), by (ii) the Market Price of a Share on the Date of Grant.

(g)	In addition to the foregoing, the Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant DSUs to any Participant.

7.2	DSU Account

All DSUs received by a Participant (which, for greater certainty includes Electing Persons) shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant. The terms and conditions of each DSU grant shall be evidenced by an Award Agreement.

7.3	Vesting of DSUs

Except as otherwise determined by the Plan Administrator or as set forth in the particular Award Agreement, DSUs shall vest immediately upon grant.

7.4	Settlement of DSUs

(a)	DSUs shall be settled on the date established in the Award Agreement; provided, however that if there is no Award Agreement or the Award Agreement does not establish a date for the settlement of the DSUs, then, for a Participant who is not a U.S. Taxpayer the settlement date shall be the date determined by the Participant (which date shall not be earlier than the Termination Date), and for a Participant who is a U.S. taxpayer, the settlement date shall be the date determined by the Participant in accordance with the Election Notice (which date shall not be earlier than the “separation from service” (within the meaning of Section 409A)). On the settlement date for any DSU, the Participant shall redeem each vested DSU for:

(i)	one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct; or

(ii)	at the election of the Participant and subject to the approval of the Plan Administrator, a cash payment.

(b)	Any cash payments made under this Section 7.4 by the Corporation to a Participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)	Payment of cash to Participants on the redemption of vested DSUs may be made through the Corporation’s payroll or in such other manner as determined by the Corporation.

7.5	No Additional Amount or Benefit

For greater certainty, neither a Participant to whom DSUs are granted nor any person with whom such Participant does not deal at arm’s length (for purposes of the Tax Act) shall be entitled, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted or to be granted for the purpose of reducing the impact, in whole or in part, of any reduction in the Market Price of the Shares to which the DSUs relate.

ARTICLE 8

ADDITIONAL AWARD TERMS

8.1	Dividend Equivalents

(a)	Unless otherwise determined by the Plan Administrator or as set forth in the particular Award Agreement, an Award of RSUs, PSUs and DSUs shall include the right for such RSUs, PSUs and DSUs to be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs, PSUs and DSUs, as applicable, held by the Participant on the record date for the payment of such dividend, by (b) the Market Price at the close of the first Business Day immediately following the dividend record date, with fractions computed to three decimal places. Dividend equivalents credited to a Participant’s account shall vest in proportion to the RSUs, PSUs and DSUs to which they relate, and shall be settled in accordance with Subsections 5.4, 6.6, and 7.4 respectively.

(b)	The foregoing does not obligate the Corporation to declare or pay dividends on Shares and nothing in this Plan shall be interpreted as creating such an obligation.

8.2	Restricted Period

In the event that an Award expires, at a time when a scheduled restricted period is in place or an undisclosed material change or material fact in the affairs of the Corporation exists, the expiry of such Award and any payout with respect thereto will be the (a) the date that is 10 Business Days after which such scheduled restricted period terminates or there is no longer such undisclosed material change or material fact or (b) if the Participant is a U.S. Taxpayer, the earlier of the date described in (a) and December 31 of the then current calendar year, provided the expiry of an Option may not be extended beyond the scheduled Expiry Date of such Option.

8.3	Withholding Taxes

Notwithstanding any other terms of this Plan, the granting, vesting or settlement of each Award under this Plan is subject to the condition that if at any time the Plan Administrator determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting or settlement, such action is not effective unless such withholding has been effected to the satisfaction of the Plan Administrator. In such circumstances, the Plan Administrator may require that a Participant pay to the Corporation the minimum amount as the Corporation or a subsidiary of the Corporation is obliged to withhold or remit to the relevant taxing authority in respect of the granting, vesting or settlement of the Award. Any such additional payment is due no later than the date on which such amount with respect to the Award is required to be remitted to the relevant tax authority by the Corporation or a subsidiary of the Corporation, as the case may be. Alternatively, and subject to any requirements or limitations under applicable law, the Corporation or any Affiliate may (a) withhold such amount from any remuneration or other amount payable by the Corporation or any Affiliate to the Participant, (b) require the sale, on behalf of the applicable Participant, of a number of Shares issued upon exercise, vesting, or settlement of such Award and the remittance to the Corporation of the net proceeds from such sale sufficient to satisfy such amount, or (c) enter into any other suitable arrangements for the receipt of such amount.

8.4	Recoupment

Notwithstanding any other terms of this Plan, Awards may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback, recoupment or similar policy adopted by the Corporation or the relevant subsidiary of the Corporation, or as set out in the Participant’s Service Agreement or Award Agreement, or as otherwise required by law or the rules of the Exchange. The Plan Administrator may at any time waive the application of this Section 8.4 to any Participant or category of Participants.

ARTICLE 9

TERMINATION OF EMPLOYMENT OR SERVICES

9.1	Termination of Employee, Consultant or Director

Subject to Section 9.4, unless otherwise determined by the Plan Administrator or as set forth in the Participant’s Service Agreement or Award Agreement:

(a)	a Participant’s eligibility to receive further grants of Options or other Awards under this Plan ceases as of: (i) the date that the Corporation or a subsidiary of the Corporation, as the case may be, provides the Participant with written notification that the Participant’s employment, consulting agreement or arrangement is terminated, notwithstanding that such date may be prior to the Termination Date; or (ii) the date of the death or Disability of the Participant; and

(b)	for greater certainty, subject to Section 409A, Options or other Awards are not affected by a change of employment or consulting agreement or arrangement, or directorship within or among the Corporation or a subsidiary of the Corporation for so long as the Participant continues to be a Director, Employee or Consultant, as applicable, of the Corporation or a subsidiary of the Corporation.

9.2	Termination of Employee, Consultant or Director – Treatment of Options

Subject to Section 9.4, unless otherwise determined by the Plan Administrator or as set forth in the Participant’s Service Agreement or Award Agreement, if a Participant’s employment, service or engagement terminates in any of the following circumstances, Options shall be treated in the manner set forth below:

Reason for Termination	Vesting	Expiry of Option
Death	Vesting to be determined in accordance the Award Agreement.	Options expire on the earlier of the Expiry Date and one year following the date of death.
Disability	Vesting to be determined in accordance the Award Agreement.	Options expire on the earlier of the Expiry Date and one year following the date of Disability.
Resignation	Unvested Options as of the date of resignation automatically terminate and shall be forfeited.

Options expire on the earlier of the Expiry Date and ninety days following the date of resignation.

Options granted to Persons engaged primarily to provide Investor Relations Activities expire on the earlier of the Expiry Date and 30 days following the date of resignation, or as otherwise allowed by the Plan Administrator.

Termination without Cause/Constructive Dismissal - No Change in Control Involved	Vesting to be determined in accordance the Award Agreement.	Options expire on the earlier of Expiry Date and 90 days following the Termination Date, or as otherwise allowed by the Plan Administrator.
Change in Control	Vesting to be determined in accordance with Section 10.2.	Expiry Date to be determined in accordance with Section 10.2.
Termination with Cause	Options, whether vested or unvested as of the Termination Date, automatically terminate and shall be forfeited.	Options, whether vested or unvested as of the Termination Date, automatically terminate and shall be forfeited.

9.3	Termination of Employee, Consultant or Director – Treatment of RSUs, PSUs and DSUs

Subject to Section 9.4, unless otherwise determined by the Plan Administrator or as set forth in the Participant’s Service Agreement or Award Agreement, if a Participant’s employment, service or engagement terminates in any of the following circumstances, RSUs, PSUs and DSUs shall be treated in the manner set forth below:

Reason for Termination	Treatment of RSUs, PSUs and DSUs
Death

Vesting of any outstanding RSUs, PSUs and DSUs shall be determined in accordance with the terms of the applicable Award Agreement and any such vested RSUs, PSUs and DSUs shall be available for settlement in accordance with Section 5.4, Section 6.6 and Section 7.4, respectively.

Disability

Vesting of any outstanding RSUs, PSUs and DSUs shall be determined in accordance with the terms of the applicable Award Agreement and any such vested RSUs, PSUs and DSUs shall be available for settlement in accordance with Section 5.4, Section 6.6 and Section 7.4, respectively.

Resignation

All outstanding RSUs, PSUs and DSUs that were not vested on or before the date of resignation shall in all respects terminate as of the date of resignation.

All outstanding RSUs, PSUs and DSUs that were vested on or before the date of resignation shall be available for settlement as of the date of resignation in accordance with Section 5.4, Section 6.6 and Section 7.4, respectively, after which time any remaining RSUs, PSUs and DSUs shall in all respects terminate.

Termination without Cause/Wrongful Dismissal - No Change in Control Involved

All outstanding RSUs, PSUs and DSUs that were not vested on or before the Termination Date shall in all respects terminate as of the Termination Date.

All outstanding RSUs, PSUs and DSUs that were vested on or before the Termination Date shall be available for settlement as of Termination Date in accordance with Section 5.4, Section 6.6 and Section 7.4, respectively, after which time any remaining RSUs, PSUs and DSUs shall in all respects terminate.

Change in Control	Vesting to be determined in accordance with Section 10.2.
Termination of the Participant for Cause	All outstanding RSUs, PSUs and DSUs (whether vested or unvested) shall automatically terminate on the Termination Date and be forfeit.

9.4	Discretion to Permit Acceleration

Notwithstanding the provisions of Sections 9.2 and 9.3, the Plan Administrator may, in its discretion, at any time prior to, or following the events contemplated in such Sections, or in a Service Agreement or Award Agreement, permit the acceleration of vesting of any or all Awards or waive termination of any or all Awards, all in the manner and on the terms as may be authorized by the Plan Administrator, and with respect to Awards to U.S. Taxpayers, in a manner that does not result in adverse tax consequences under Section 409A of the Code.

ARTICLE 10

EVENTS AFFECTING THE CORPORATION

10.1	General

The existence of any Awards does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Article 10 would have an adverse effect on this Plan or on any Award granted hereunder.

10.2	Change in Control

Except as may be set forth in the Participant’s Service Agreement or Award Agreement:

(a)	Subject to this Section 10.2, but notwithstanding anything else in this Plan or any Award Agreement, the Plan Administrator may, without the consent of any Participant, take such steps as it deems necessary or desirable, including to cause (i) the conversion or exchange of any outstanding Awards into or for, rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control; (ii) outstanding Awards to vest and become exercisable, realizable, or payable, or restrictions applicable to an Award to lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iii) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Plan Administrator determines in good faith that no amount would have been attained upon the exercise or settlement of such Award or realization of the Participant’s rights, then such Award may be terminated by the Corporation without payment); (iv) the replacement of such Award with other rights or property selected by the Board of Directors in its sole discretion where such replacement would not adversely affect the holder; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 10.2(a), the Plan Administrator will not be required to treat all Awards similarly in the transaction. Notwithstanding the foregoing, in the case of Options held by a Canadian Taxpayer, the Plan Administrator may not cause the Canadian Taxpayer to receive (pursuant to this Subsection 10.2(a)) any property in connection with a Change in Control other than rights to acquire shares of a corporation or units of a “mutual fund trust” (as defined in the Tax Act), of the Corporation or a “qualifying person” (as defined in the Tax Act) that does not deal at arm’s length (for purposes of the Tax Act) with the Corporation, as applicable, at the time such rights are issued or granted.

(b)	Notwithstanding Article 9, and except as otherwise provided in the Participant’s Service Agreement, if within 12 months following the completion of a transaction resulting in a Change in Control, a Participant’s employment, consultancy or directorship is terminated by the Corporation or a subsidiary of the Corporation without Cause:

(i)	any unvested Awards held by the Participant at the Termination Date may vest in the sole discretion of the Plan Administrator; and

(ii)	any vested Awards of Participants may, subject to Sections 5.4(d) and 6.6(d) (where applicable), be exercised, surrendered or settled by such Participant at any time during the period that terminates on the earlier of: (A) the Expiry Date of such Award; and (B) the date that is 90 days after the Termination Date, provided that any vested Awards (other than Options) granted to U.S. Taxpayers will be settled in accordance with Section 5.4, Section 6.6 and Section 7.4, respectively, after which time any remaining RSUs, PSUs and DSUs shall in all respects terminate. Any Award that has not been exercised, surrendered or settled at the end of such period will be immediately forfeited and cancelled.

(c)	Notwithstanding Subsection 10.2(a) and unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on an Exchange, then the Corporation may terminate all of the Awards, other than an Option held by a Canadian Taxpayer for the purposes of the Tax Act, granted under this Plan at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Award equal to the Market Price.

(d)	It is intended that any actions taken under this Section 10.2 will comply with the requirements of Section 409A of the Code with respect to Awards granted to U.S. Taxpayers.

10.3	Reorganization of Corporation’s Capital

Should the Corporation effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation that does not constitute a Change in Control and that would warrant the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

10.4	Other Events Affecting the Corporation

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Corporation and occurring by exchange of Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust the number and/or type of Shares that may be acquired, or by reference to which such Awards may be settled, on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

10.5	Immediate Acceleration of Awards

In taking any of the steps provided in Sections 10.3 and 10.4, the Plan Administrator will not be required to treat all Awards similarly and where the Plan Administrator determines that the steps provided in Sections 10.3 and 10.4 would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Plan Administrator may, but is not required to, permit the immediate vesting of any unvested Awards.

10.6	Issue by Corporation of Additional Shares

Except as expressly provided in this Article 10, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to the number of Shares that may be acquired as a result of a grant of Awards.

10.7	Fractions

No fractional Shares will be issued pursuant to an Award. Accordingly, if, as a result of any adjustment under this Article 10 or a dividend equivalent, a Participant would become entitled to a fractional Share, the Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares, which shall be disregarded.

ARTICLE 11

U.S. TAXPAYERS

11.1	Provisions for U.S. Taxpayers

Options granted under this Plan to U.S. Taxpayers may be non-qualified stock options or incentive stock options qualifying under Section 422 of the Code (“ISOs”). Each Option shall be designated in the Award Agreement as either an ISO or a non-qualified stock option. If an Award Agreement fails to designate an Option as either an ISO or non-qualified stock option, the Option will be a non-qualified stock option. The Corporation shall not be liable to any Participant or to any other Person if it is determined that an Option intended to be an ISO does not qualify as an ISO. Non• qualified stock options will be granted to a U.S. Taxpayer only if (i) such U.S. Taxpayer performs services for the Corporation or any corporation or other entity in which the Corporation has a direct or indirect controlling interest or otherwise has a significant ownership interest, as determined under Section 409A, such that the Option will constitute an option to acquire “service recipient stock” within the meaning of Section 409A, or (ii) such option otherwise is exempt from Section 409A.

11.2	ISOs

Subject to any limitations in Section 3.6, the aggregate number of Shares reserved for issuance in respect of granted ISOs shall not exceed 10,000,000, and the terms and conditions of any ISOs granted to a U.S. Taxpayer on the Date of Grant hereunder, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code, and the terms, conditions, limitations and administrative procedures established by the Plan Administrator from time to time in accordance with this Plan. At the discretion of the Plan Administrator, ISOs may only be granted to an individual who is an employee of the Corporation, or of a “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Sections 424(e) and (f) of the Code.

11.3	ISO Grants to 10% Shareholders

Notwithstanding anything to the contrary in this Plan, if an ISO is granted to a person who owns shares representing more than 10% of the voting power of all classes of shares of the Corporation or of a “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code, on the Date of Grant, the term of the Option shall not exceed five years from the time of grant of such Option and the Exercise Price shall be at least 110% of the Market Price of the Shares subject to the Option.

11.4	$100,000 Per Year Limitation for ISOs

To the extent the aggregate Market Price as at the Date of Grant of the Shares for which ISOs are exercisable for the first time by any person during any calendar year (under all plans of the Corporation and any “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and

(f) of the Code) exceeds US$100,000, such excess ISOs shall be treated as non-qualified stock options.

11.5	Disqualifying Dispositions

Each person awarded an ISO under this Plan shall notify the Corporation in writing immediately after the date he or she makes a disposition or transfer of any Shares acquired pursuant to the exercise of such ISO if such disposition or transfer is made (a) within two years from the Date of Grant or (b) within one year after the date such person acquired the Shares. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the person in such disposition or other transfer. The Corporation may, if determined by the Plan Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable person until the end of the later of the periods described in (a) or (b) above, subject to complying with any instructions from such person as to the sale of such Shares.

11.6	Section 409A of the Code

(a)	This Plan will be construed and interpreted to be exempt from, or where not so exempt, to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. Any reference in this Plan to Section 409A of the Code shall also include any regulation promulgated thereunder or any other formal guidance issued by the Internal Revenue Service with respect to Section 409A of the Code. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (Ill) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Corporation reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code. In no event will the Corporation or any of its subsidiaries or Affiliates be liable for any tax, interest or penalties that may be imposed on a Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b)	All terms of the Plan that are undefined or ambiguous must be interpreted in a manner that complies with Section 409A of the Code if necessary to comply with Section 409A of the Code.

(c)	The Plan Administrator, in its sole discretion, may permit the acceleration of the time or schedule of payment of a U.S. Taxpayer’s vested Awards in the Plan under circumstances that constitute permissible acceleration events under Section 409A of the Code.

(d)	Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Taxpayer, distributions of non-qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is six months and one day after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer). Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid as soon practicable following such six-month anniversary of such separation from service.

11.7	Application of Article 11 to U.S. Taxpayers

For greater certainty, the provisions of this Article 11 shall only apply to U.S. Taxpayers.

ARTICLE 12

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

12.1	Amendment, Suspension, or Termination of the Plan

Subject to Section 12.3, the Plan Administrator may from time to time, without notice and without approval of the holders of voting shares of the Corporation, amend, modify, change, suspend or terminate the Plan or any Awards granted pursuant to the Plan as it, in its discretion determines appropriate, provided, however, that:

(a)	no such amendment, modification, change, suspension or termination of the Plan or any Awards granted hereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or Exchange requirements; and

(b)	any amendment that would cause an Award held by a U.S. Taxpayer to be subject to income inclusion under Section 409A of the Code shall be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

12.2	Permitted Amendments

Without limiting the generality of Section 12.1 and subject to Section 12.3, the Plan Administrator may, without shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

(a)	making any amendments to the general vesting provisions of each Award;

(b)	making any amendments to the provisions set out in Article 9;

(c)	making any amendments to add covenants of the Corporation for the protection of Participants, as the case may be, provided that the Plan Administrator shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

(d)	making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Plan Administrator, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Plan Administrator shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants and Directors; or

(e)	making such changes or corrections which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Plan Administrator shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants,

12.3	Amendments Requiring Shareholder Approval

Notwithstanding anything to the contrary in this Plan, any amendment set out in section 10.12(7) of the NEO Exchange Listing Manual and any other amendment which requires approval of the holders of voting shares of the Corporation under applicable Securities Laws or Exchange policies, shall require approval of the holders of voting shares of the Corporation.

ARTICLE 13

MISCELLANEOUS

13.1	Legal Requirement

The Corporation is not obligated to grant any Awards, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its sole discretion, such action would constitute a violation by a Participant or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any Exchange upon which the Shares may then be listed.

13.2	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

13.3	Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as an Employee, Consultant or Director. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable pursuant to any Award until the allotment and issuance to such Participant, or as such Participant may direct, of certificates representing such Shares.

13.4	Corporate Action

Nothing contained in this Plan or in an Award shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award.

13.5	Priority of Agreements

(a)	In the event of any inconsistency or conflict between the provisions of a Participant’s Award Agreement and the Plan, the provisions of the Plan shall prevail with respect to such Participant. In the event of any inconsistency or conflict between the provisions of (i) the Plan and/or a Participant’s Award Agreement, and (ii) a Participant’s Service Agreement, the provisions of the Participant’s Service Agreement shall prevail with respect to such Participant unless the terms of the Participant’s Service Agreement would either (i) cause a violation of Section 409A of the Code in respect of a U.S. Taxpayer or (ii) cause the Plan to be a “salary deferral arrangement” as defined in the Tax Act in respect of a Participant that is a Canadian Taxpayer, in which case the terms of the Plan shall prevail.

(b)	In the event that a Participant’s Service Agreement contains provisions respecting the vesting of the dates upon which any or all outstanding Awards shall be exercisable or settled, without regard to whether such Awards have otherwise vested in accordance with their terms, or provisions respecting the expiry, forfeiture and termination of such Awards, the vesting or expiry, forfeiture and termination of such Awards, as applicable, shall be governed by the terms and conditions of the Participant’s Service Agreement with respect to such Participant.

13.6	Anti-Hedging Policy

By accepting an Award each Participant acknowledges that he or she is restricted from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of Awards.

13.7	Participant Information

Each Participant shall provide the Corporation with all information (including personal information) required by the Corporation in order to administer the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties, and may be disclosed to such persons (including persons located in jurisdictions other than the Participant’s jurisdiction of residence), in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant’s behalf.

13.8	Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Corporation to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and Directors and they are advised to consult with their own tax advisors.

13.9	International Participants

With respect to Participants who reside or work outside Canada and the United States, the Plan Administrator may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Plan Administrator may, where appropriate, establish one or more sub- plans to reflect such amended or otherwise modified provisions.

13.10	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and its subsidiaries.

13.11	General Restrictions or Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant unless otherwise approved by the Plan Administrator.

13.12	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

13.13	Notices

(a)	All written notices to be given by a Participant to the Corporation shall be delivered personally, e-mail or mail, postage prepaid, addressed as follows:

Verses Technologies Inc.

c/o 1500 – 409 Granville Street

Vancouver, BC, Canada, V6C 1T2

Email: sd@octaviancapital.ca

Attention: Plan Administrator

(b)	All notices to a Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally or by e-mail, on the date of delivery, and if sent by mail, on the fifth Business Day following the date of mailing. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

13.14	Effective Date

This Plan becomes effective on a date to be determined by the Plan Administrator, subject to the approval of the shareholders of the Corporation.

13.15	Governing Law

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without any reference to conflicts of law rules.

13.16	Submission to Jurisdiction

The Corporation and each Participant irrevocably submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action or proceeding relating in any way to the Plan, including, without limitation, with respect to the grant of Awards and any issuance of Shares made in accordance with the Plan.

SCHEDULE A

Verses Technologies Inc.

OMNIBUS EQUITY INCENTIVE PLAN (THE “PLAN”)

ELECTION NOTICE

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Pursuant to the Plan, I hereby elect to participate in the grant of DSUs pursuant to Article 7 of the Plan and to receive % of my Cash Fees in the form of DSUs.

If I am a U.S. Taxpayer, I hereby further elect for any DSUs subject to this Election Notice to be settled on the later of (i) my “separation from service” (within the meaning of Section 409A) or

(ii) ___________.

I confirm that:

(a)	I have received and reviewed a copy of the terms of the Plan and agreed to be bound by them.

(b)	I recognize that when DSUs credited pursuant to this election are redeemed in accordance with the terms of the Plan, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Corporation will make all appropriate withholdings as required by law at that time.

(c)	The value of DSUs is based on the value of the Shares of the Corporation and therefore is not guaranteed.

(d)	To the extent I am a U.S. taxpayer, I understand that this election is irrevocable for the calendar year to which it applies and that any revocation or termination of this election after the expiration of the election period will not take effect until the first day of the calendar year following the year in which I file the revocation or termination notice with the Corporation.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan’s text.

Date:
(Signature of Participant)

(Name of Participant)

SCHEDULE B

Verses Technologies Inc.

OMNIBUS EQUITY INCENTIVE PLAN (THE “PLAN”)

ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUs

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Notwithstanding my previous election in the form of Schedule A to the Plan, I hereby elect that no portion of the Cash Fees accrued after the date hereof shall be paid in DSUs in accordance with Article 7 of the Plan.

I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.

I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

Date:
(Signature of Participant)

(Name of Participant)

Note:	An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.

SCHEDULE C

Verses Technologies Inc.

OMNIBUS EQUITY INCENTIVE PLAN (THE “PLAN”)

ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUs

(U.S. TAXPAYERS)

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Notwithstanding my previous election in the form of Schedule A to the Plan, I hereby elect that no portion of the Cash Fees accrued after the effective date of this termination notice shall be paid in DSUs in accordance with Article 5 of the Plan.

I understand that this election to terminate receipt of additional DSUs will not take effect until the first day of the calendar year following the year in which I file this termination notice with the Corporation.

I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.

I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

Date:
(Signature of Participant)

(Name of Participant)

Note:	An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.

SCHEDULE D

Verses Technologies Inc.

OMNIBUS EQUITY INCENTIVE PLAN (THE “PLAN”)

FORM OF SUBSIDIARY STOCK OPTION PLAN

Attached.

[SUBSIDIARY NAME]

STOCK OPTION PLAN

, 2022

ARTICLE 1 PURPOSE		1
1.1	Purpose	1

ARTICLE 2 INTERPRETATION		1
2.1	Definitions	10
2.2	Interpretation	10

ARTICLE 3 ADMINISTRATION		11
3.1	Administration	11
3.2	Delegation to Committee	12
3.3	Determinations Binding	12
3.4	Eligibility	12
3.5	Plan Administrator Requirements	13
3.6	Total Shares Subject to Options	13
3.7	Limits on Grants of Awards	13
3.8	Option Agreements	14
3.9	Non-transferability of Options	14

ARTICLE 4 OPTIONS		14
4.1	Granting of Options	14
4.2	Exercise Price	14
4.3	Term of Options	14
4.4	Vesting and Exercisability	14
4.5	Payment of Exercise Price	15

ARTICLE 5 ADDITIONAL OPTION TERMS		16
5.1	Restricted Period	16
5.2	Withholding Taxes	16
5.3	Recoupment	17
5.4	Securities Laws	17

ARTICLE 6 TERMINATION OF EMPLOYMENT OR SERVICES		17
6.1	Termination of Employee, Consultant or Director	17
6.2	Termination of Employee, Consultant or Director – Treatment of Options	18
6.3	Discretion to Permit Acceleration	19

ARTICLE 7 EVENTS AFFECTING THE CORPORATION		19
7.1	General	19
7.2	Change in Control	20
7.3	Reorganization of Corporation’s Capital	21
7.4	Other Events Affecting the Corporation	21
7.5	Immediate Acceleration of Awards	21
7.6	Issue by Corporation of Additional Shares	22
7.7	Fractions	22

-ii-

ARTICLE 8 U.S. TAXPAYERS		22
8.1	Provisions for U.S. Taxpayers	22
8.2	ISOs	22
8.3	ISO Grants to 10% Shareholders	22
8.4	$100,000 Per Year Limitation for ISOs	23
8.5	Disqualifying Dispositions	23
8.6	Section 409A of the Code	23
8.7	Section 280G of the Code	24
8.8	Application of Article 8 to U.S. Taxpayers	24

ARTICLE 9 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN		25
9.1	Amendment, Suspension, or Termination of the Plan	25
9.2	Permitted Amendments	25
9.3	Amendments Requiring Shareholder Approval	26

ARTICLE 10 MISCELLANEOUS		26
10.1	Legal Requirement	26
10.2	No Other Benefit	26
10.3	Rights of Participant	26
10.4	Corporate Action	26
10.5	Conflict	26
10.6	Priority of Agreements	27
10.7	Anti-Hedging Policy	27
10.8	Participant Information	27
10.9	Participation in the Plan	27
10.10	International Participants	28
10.11	Successors and Assigns	28
10.12	General Restrictions or Assignment	28
10.13	Severability	28
10.14	Notices	28
10.15	Effective Date	28
10.16	Governing Law	28
10.17	Submission to Jurisdiction	28

CALIFORNIA SUPPLEMENT		1

[SUBSIDIARY NAME]

Stock Option Plan

ARTICLE 1

PURPOSE

1.1	Purpose

The purpose of this Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants of the Corporation and its subsidiaries, to reward such of those Directors, Employees and Consultants as may be granted Awards under this Plan by the Board from time to time for their contributions toward the long-term goals and success of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long-term investments and proprietary interests in the Corporation.

ARTICLE 2

INTERPRETATION

2.1	Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

(a)	“Affiliate” means any entity that is an “affiliate” for the purposes of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators, as amended from time to time;

(b)	“Board” means the board of directors of the Corporation as it may be constituted from time to time;

(c)	“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Vancouver are open for commercial business during normal banking hours;

(d)	“Canadian Taxpayer” means a Participant that is resident of Canada for purposes of the Tax Act;

(e)	“Cashless Exercise” has the meaning set forth in Subsection 4.5(b);

(f)	“Cause” means, with respect to a particular Participant:

(i)	“cause” (or any similar term) as such term is defined in the applicable Service Agreement;

(ii)	in the event there is no Service Agreement or “cause” (or any similar term) is not defined in such agreement, “cause” (or any similar term) as such term is defined in the Option Agreement; or

(iii)	in the event neither (i) nor (ii) apply, such Participant’s: (A) failure to comply with, in any material respect, any of the policies of the Corporation, any subsidiary of the Corporation, or any Affiliate of the Corporation or any subsidiary of the Corporation (each, a “VERSES Entity”) provided to such Participant, in each case, which failure is not cured (to the extent reasonably susceptible to cure) within thirty (30) days after receiving notice from the Board or the board of directors of the applicable VERSES Entity (the “Applicable Board”) of such failure; (B) continuous refusal, following written notice from the applicable VERSES Entity, to carry out or comply with any lawful and reasonable directives of the Applicable Board or the Participant’s direct or indirect supervisor; (C) breach of any non- solicitation or non-competition covenants to which such Participant is subject or material breach of any other restrictive covenants to which such Participant is subject, in each case, with respect to any VERSES Entity; (D) material breach of the terms of any written employment agreement, Award Agreement or other written contract of engagement between the Participant and the applicable VERSES Entity, which breach is not cured (to the extent reasonably susceptible to cure) within thirty (30) days after receiving notice from the Applicable Board of such failure; (E) indictment for (or being charged with), plea of no contest to, plea of nolo contendere to, or imposition of unadjudicated probation for any felony or crime (other than a motor vehicle violation not involving serious bodily harm) involving moral turpitude; (F) unlawful use (including being under the influence) or possession of illegal drugs on the premises of any VERSES Entity or while performing his or her duties and responsibilities to any VERSES Entity; (G) commission of an act of fraud, theft, embezzlement, gross negligence, or willful misconduct against any VERSES Entity (including any entity with whom it may directly or indirectly be a party to a management services agreement or similar agreement); (H) breach of any fiduciary duty to any VERSES Entity that causes material harm (whether reputational, economic or otherwise) to the Corporation; or (I) such Participant’s other misconduct which causes material harm to any VERSES Entity. Notwithstanding the foregoing, if following a Participant’s termination of employment, it is discovered within the sixty (60) day period immediately following the date of such termination that the Participant could have been terminated for Cause by the VERSES Entity under any of the “Cause” prongs described above (which event was a result of Participant’s intentional and willful action that caused or is reasonably likely to cause material damage to the Corporation or any VERSES Entity) as determined reasonably by the Board in good faith, Participant’s employment shall, at the election of the Board, be deemed to have been terminated for Cause;

(g)	“Change in Control” means the occurrence of any one or more of the following events:

(i)	any transaction at any time and by whatever means pursuant to which any Person or any group of two (2) or more Persons acting jointly or in concert hereafter acquires the direct or indirect “beneficial ownership” (as defined in the Securities Act (British Columbia)) of, or acquires the right to exercise Control or direction over, securities of the Corporation representing more than 50% of the then issued and outstanding voting securities of the Corporation, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Corporation with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(ii)	the sale, assignment or other transfer of all or substantially all of the consolidated assets of the Corporation to a Person other than a subsidiary of the Corporation;

(iii)	the dissolution or liquidation of the Corporation, other than in connection with the distribution of assets of the Corporation to one (1) or more Persons which were Affiliates of the Corporation prior to such event;

(iv)	the occurrence of a transaction requiring approval of the Corporation’s shareholders whereby the Corporation is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a subsidiary of the Corporation);

(v)	individuals who comprise the Board as of the date hereof (the “Incumbent Board”) for any reason during any twelve month period cease to constitute at least a majority of the members of the Board, unless the election, or nomination for election by the Corporation’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and in that case such new director shall be considered as a member of the Incumbent Board; or

(vi)	any other event which the Board determines to constitute a change in control of the Corporation;

provided that, notwithstanding clause (i), (ii), (iii) and (iv) above, a Change in Control shall be deemed not to have occurred if immediately following the transaction set forth in clause (i), (ii), (iii) or (iv) above:

(A)	the holders of securities of the Corporation that immediately prior to the consummation of such transaction represented more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors of the Corporation hold (x) securities of the entity resulting from such transaction (including, for greater certainty, the Person succeeding to assets of the Corporation in a transaction contemplated in clause (ii) above) (the “Surviving Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of the Surviving Entity, or (y) if applicable, securities of the entity that directly or indirectly has beneficial ownership of 100% of the securities eligible to elect directors or trustees of the Surviving Entity (the “Parent Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees of the Parent Entity; and

(B)	no Person or group of two or more Persons, acting jointly or in concert, is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity),

(any such transaction which satisfies all of the criteria specified in clauses (A) and (B) above being referred to as a “Non-Qualifying Transaction” and, following the Non- Qualifying Transaction, references in this definition of “Change in Control” to the “Corporation” shall mean and refer to the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and, if such entity is a company or a trust, references to the “Board” shall mean and refer to the board of directors or trustees, as applicable, of such entity).

Notwithstanding the foregoing, for purposes of any Award that constitutes “deferred compensation” (within the meaning of Section 409A of the Code), the payment of which is triggered by or would be accelerated upon a Change in Control, a transaction will not be deemed a Change in Control for Awards granted to any Participant who is a U.S. Taxpayer unless the transaction qualifies as “a change in control event” within the meaning of Section 409A of the Code.

(h)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder;

(i)	“Committee” has the meaning set forth in Section 3.2;

(j)	“Consultant” means any individual or entity engaged by the Corporation or any subsidiary of the Corporation to render consulting or advisory services (including as a director or officer of any subsidiary of the Corporation), other than as an Employee or Director, and whether or not compensated for such services provided, however, that any Consultant who is in the United States or is a U.S. Person at the time such Consultant receives any offer of Award or executes any Option Agreement must be a natural person, and must agree to provide bona fide services to the Corporation or subsidiary of the Corporation, as applicable, that are not in connection with the offer or sale of securities in a capital- raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation’s securities;

(k)	“Control” means the relationship whereby a Person is considered to be “controlled” by a Person if:

(i)	when applied to the relationship between a Person and a corporation, the beneficial ownership by that Person, directly or indirectly, of voting securities or other interests in such corporation entitling the holder to exercise control and direction in fact over the activities of such corporation;

(ii)	when applied to the relationship between a Person and a partnership, limited partnership, trust or joint venture, means the contractual right to direct the affairs of the partnership, limited partnership, trust or joint venture; and

(iii)	when applied in relation to a trust, the beneficial ownership at the relevant time of more than 50% of the property settled under the trust, and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; provided that a Person who controls a corporation, partnership, limited partnership or joint venture will be deemed to Control a corporation, partnership, limited partnership, trust or joint venture which is Controlled by such Person and so on;

(l)	“Corporation” means [name of subsidiary], or any successor entity thereof;

(m)	“Date of Grant” means, for any Award, the date specified by the Plan Administrator at the time it grants the Award or if no such date is specified, the date upon which the Award was granted;

(n)	“Director” means a director of the Corporation who is not an Employee;

(o)	“Director Fees” means the total compensation (including annual retainer and meeting fees, if any) paid by the Corporation to a Director in a calendar year for service on the Board;

(p)	“Disabled” or “Disability” means, with respect to a particular Participant:

(i)	“disabled” or “disability” (or any similar terms) as such terms are defined in the employment or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant;

(ii)	in the event there is no written or other applicable employment or other agreement between the Corporation or a subsidiary of the Corporation, or “disabled” or “disability” (or any similar terms) are not defined in such agreement, “disabled” or “disability” as such term are defined in the Option Agreement; or

(iii)	in the event neither (i) or (ii) apply, then the incapacity or inability of the Participant, by reason of mental or physical incapacity, disability, illness or disease (as determined by a legally qualified medical practitioner or by a court) that prevents the Participant from carrying out his or her normal and essential duties as an Employee, Director or Consultant for a continuous period of six months or for any cumulative period of 180 days in any consecutive twelve month period, the foregoing subject to and as determined in accordance with procedures established by the Plan Administrator for purposes of this Plan;

(q)	“Effective Date” means the effective date of this Plan, being xxxxx xx, 2022;

(r)	“Eligible Person” means a Director, Employee or Consultant of the Corporation or a subsidiary of the Corporation;

(s)	“Employee” means an individual who:

(i)	is considered, for purposes of source deductions under applicable tax or social welfare legislation, to be: (A) an employee of the Corporation or a subsidiary of the Corporation; or (B) an employee of a Service Provider of the Corporation or a subsidiary of the Corporation, provided such employee provides services directly to the Corporation or subsidiary of the Corporation, as applicable; or

(ii)	works full-time or part-time on a regular weekly basis for the Corporation or a subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a subsidiary of the Corporation over the details and methods of work as an employee of the Corporation or such subsidiary; or

(iii)	works full-time or part-time on a regular weekly basis for a Service Provider of the Corporation or a subsidiary of the Corporation providing services directly to the Corporation or subsidiary of the Corporation, as applicable, that would normally be provided by an employee of the Corporation or subsidiary of the Corporation, as applicable, and who is subject to the same control and direction by the Service Provider over the details and methods of work as an employee of the Service Provider;

(t)	“Exchange” means the primary exchange on which the Shares are then listed and posted for trading from time to time, as determined by the Plan Administrator;

(u)	“Exercise Notice” means a notice in writing, signed by a Participant and stating the Participant’s intention to exercise a particular Option;

(v)	“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option;

(w)	“Expiry Date” means the expiry date specified in the Option Agreement (which shall not be later than the tenth anniversary of the Date of Grant) or, if not so specified, means the tenth anniversary of the Date of Grant;

(x)	“In the Money Amount” has the meaning given to it in Subsection 4.5(b);

(y)	“Insider” means an “insider” as defined in the rules of the Exchange from time to time;

(z)	“Market Price” means, on any particular date, (a) the fair market value of a Share on such particular date, as determined by the Plan Administrator in good faith, or (b) if the Shares are then listed on an Exchange, the closing price of the Shares on the Exchange on the last Trading Day prior to such particular date, or (c) if the Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market during the preceding ten (10) consecutive Trading Days prior to the date of determination;

(aa)	“Option” means a stock option granted hereunder to purchase Shares from treasury pursuant to the terms and conditions hereof and as evidenced by an Award Agreement;

(bb)	“Option Agreement” means a signed, written agreement between a Participant and the Corporation, substantially in the form attached as or any one of the forms approved by the Plan Administrator, evidencing the terms and conditions on which an Award has been granted under this Plan and which need not be identical to any other such agreements;

(cc)	“Option Shares” means Shares issuable by the Corporation upon the exercise of outstanding Options;

(dd)	“MVA Amount” means, on any particular date, the product obtained by multiplying the MVA Ratio by the Parent Market Value;

(ee)	“MVA Ratio” means the ratio for allocating Parent Market Value to the Corporation, as determined by the Parent Plan Administrator in accordance with the Parent Plan;

(ff)	“Parent” means Verses Technologies Inc., or any successor entity thereof;

(gg)	“Parent Plan” means the Omnibus Equity Incentive Plan of the Parent, as may be amended from time to time, pursuant to which all new equity-based incentive awards granted by the Parent are governed;

(hh)	“Parent Shares” means “Shares”, as defined under the Parent Plan;

(ii)	“Participant” means a Director, Employee or Consultant to whom an Award has been granted under this Plan;

(jj)	“Performance Goals” means performance goals expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Corporation, a subsidiary of the Corporation, a division of the Corporation or a subsidiary of the Corporation, or an individual, or may be applied to the performance of the Corporation or a subsidiary of the Corporation relative to a market index, a group of other companies or a combination thereof, or on any other basis, all as determined by the Plan Administrator in its discretion;

(kk)	“Person” means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

(ll)	“Plan” means this Stock Option Plan, as may be amended from time to time, pursuant to which all new equity-based incentive awards granted by the Corporation are governed;

(mm)	“Plan Administrator” means the Board, or if the administration of this Plan has been delegated by the Board to the Committee pursuant to Section 3.2, the Committee;

(nn)	“Proportionate Market Price” means, on any particular date, the price of a Share that is calculated by dividing the MVA Amount by the total issued and outstanding Shares of the Corporation on such particular date;

(oo)	“Retirement” means, unless otherwise defined in the Participant’s written or other applicable employment agreement or in the Option Agreement, the termination of the Participant’s working career at the age of 67 or such other retirement age, with consent of the Plan Administrator, if applicable, other than on account of the Participant’s termination of service by the Corporation or its subsidiary for Cause;

(pp)	“Section 409A of the Code” or “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretive authority issued thereunder;

(qq)	“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject;

(rr)	“Security Based Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to Directors, officers, Employees and/or service providers of the Corporation or any subsidiary of the Corporation, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

(ss)	“Service Agreement” means any written agreement between a Participant and the Corporation or any subsidiary or Service Provider of the Corporation (as applicable), in connection with that Participant’s employment, service or engagement as a Director, officer, Employee or Consultant or the termination of such employment, service or engagement, as amended, replaced or restated from time to time;

(tt)	“Service Provider” means any individual or entity engaged by the Corporation or any subsidiary of the Corporation to render services, other than as a Consultant;

(uu)	“Service Provider Employee” has the meaning given to it in Section 2.1(yy)(ii);

(vv)	“Share” means one (1) [common] share in the capital of the Corporation as constituted on the Effective Date or any share or shares issued in replacement of such Class A Subordinate Voting share in compliance with Canadian law or other applicable law, and/or one share of any additional class of shares in the capital of the Corporation as may exist from time to time, or after an adjustment contemplated by Article 7, such other shares or securities to which the holder of an Award may be entitled as a result of such adjustment;

(ww)	“subsidiary” means an issuer that is Controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary, or any other entity in which the Corporation has an equity interest and is designated by the Plan Administrator, from time to time, for purposes of this Plan to be a subsidiary;

(xx)	“Tax Act” has the meaning set forth in Section 4.5(d);

(yy)	“Termination Date” means, subject to applicable law which cannot be waived:

(i)	in the case of an Employee whose employment with the Corporation or a subsidiary of the Corporation terminates, (i) the date designated by the Employee and the Corporation or a subsidiary of the Corporation as the “Termination Date” (or similar term) in the Employee’s Service Agreement, or (ii) if no such Service Agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Employee ceases to be an employee of the Corporation or the subsidiary of the Corporation, as the case may be, provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given; and in any event, the “Termination Date” shall be determined without including any period of reasonable notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, severance pay or other damages paid or payable to the Participant;

(ii)	in the case of an Employee described in Section 2.1(s)(i)(B) or 2.1(s)(iii) (a “Service Provider Employee”):

(A)	if such Employee’s employment with the Service Provider terminates or if such Employee ceases to provide services directly to the Corporation or subsidiary of the Corporation, as applicable, (i) the date designated by the Employee and the Service Provider as the “Termination Date” (or similar term) in the Employee’s Service Agreement, or (ii) if no such Service Agreement exists, the date designated by the Service Provider on which the Employee ceases to be an employee of the Service Provider or otherwise ceases to provide services directly to the Corporation or subsidiary of the Corporation, as applicable, provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given; and in any event, the “Termination Date” shall be determined without including any period of reasonable notice that the Service Provider may be required by law to provide to the Participant or any pay in lieu of notice of termination, severance pay or other damages paid or payable to the Participant; or

(B)	if the Service Provider employing such Employee ceases to be engaged as a service provider of the Corporation or subsidiary of the Corporation, as applicable, (i) the date designated by the Corporation or subsidiary of the Corporation and the Service Provider as the “Termination Date” (or similar term) in the agreement between the Corporation or subsidiary of the Corporation and the Service Provider, or (ii) if no such agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Service Provider ceases to provide services to the Corporation or the subsidiary of the Corporation, as the case may be;

(iii)	in the case of a Consultant whose agreement or arrangement with the Corporation or a subsidiary of the Corporation terminates, (i) the date designated by the Corporation or the subsidiary of the Corporation, as the “Termination Date” (or similar term) or expiry date in the Consultant’s Service Agreement, or (ii) if no such Service Agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Consultant ceases to be a Consultant or a service provider to the Corporation or the subsidiary of the Corporation, as the case may be, or on which the Participant’s agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant of the Participant’s consulting agreement or other written arrangement, such date shall not be earlier than the date notice of voluntary termination was given; in any event, the “Termination Date” shall be determined without including any period of notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, termination fees or other damages paid or payable to the Participant; and

(iv)	in the case of a Director, the date such individual ceases to be a Director, in each case, unless the individual continues to be a Participant in another capacity.

Notwithstanding the foregoing, in the case of a U.S. Taxpayer, a Participant’s “Termination Date” will be the date the Participant experiences a “separation from service” with the Corporation or a subsidiary of the Corporation within the meaning of Section 409A of the Code.

(zz)	“Trading Day” means any day on which the Exchange or over-the-counter market, as applicable, is open for trading;

(aaa)	“U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(bbb)	“U.S. Person” shall mean a “U.S. person” as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act (the definition of which includes, but is not limited to, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any partnership or corporation organized outside of the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized, or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts, and (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person);

(ccc)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(ddd)	“U.S. Taxpayer” shall mean a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws.

2.2	Interpretation

(a)	Whenever the Plan Administrator exercises discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.

(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)	Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period begins, including the day on which the period ends, and abridging the period to the immediately preceding Business Day in the event that the last day of the period is not a Business Day. In the event an action is required to be taken or a payment is required to be made on a day which is not a Business Day such action shall be taken or such payment shall be made by the immediately preceding Business Day.

(e)	Unless otherwise specified, all references to money amounts are to Canadian currency.

(f)	The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

ARTICLE 3

ADMINISTRATION

3.1	Administration

This Plan will be administered by the Plan Administrator and the Plan Administrator is authorized, has sole and complete authority, in its discretion, to:

(a)	make grants of Awards under the Plan relating to the issuance of Shares in such amounts, to such Eligible Persons and, subject to the provisions of this Plan (including Section 3.4), on such terms and conditions as it determines including without limitation:

(i)	the time or times at which Options may be granted;

(ii)	the conditions under which:

(A)	Options may be granted to Participants; or

(B)	Options may be forfeited to the Corporation, including any conditions relating to the attainment of specified Performance Goals;

(iii)	the number of Shares to be covered by any Option;

(iv)	the price, if any, to be paid by a Participant in connection with the purchase of Shares covered by any Options;

(v)	whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any Option, and the nature of such restrictions or limitations, if any; and

(vi)	any acceleration of exercisability or vesting, or waiver of termination regarding any Option, based on such factors as the Plan Administrator may determine;

(b)	establish the form or forms of Option Agreements;

(c)	cancel, amend, adjust or otherwise change any Option under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan;

(d)	construe and interpret this Plan and all Option Agreements;

(e)	adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan, including rules and regulations relating to sub• plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; and

(f)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

3.2	Delegation to Committee

(a)	The initial Plan Administrator shall be the Board.

(b)	To the extent permitted by applicable law and subject to the approval of the Parent Plan Administrator, the Board may, from time to time, delegate to a committee of the Board, including the Compensation and Corporate Governance Committee (the “Committee”), all or any of the powers conferred on the Plan Administrator pursuant to this Plan, including the power to sub-delegate to any member(s) of the Committee or any specified officer(s) of the Corporation or its subsidiaries all or any of the powers delegated by the Board. In such event, the Committee or any sub-delegate will exercise the powers delegated to it in the manner and on the terms authorized by the delegating party. Any decision made or action taken by the Committee or any sub-delegate arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive and binding on the Corporation and all subsidiaries of the Corporation, all Participants and all other Persons.

3.3	Determinations Binding

Any decision made or action taken by the Board, the Committee or any sub-delegate to whom authority has been delegated pursuant to Section 3.2 arising out of or in connection with the administration or interpretation of this Plan is final, conclusive and binding on the Corporation, the affected Participant(s), their legal and personal representatives and all other Persons.

3.4	Eligibility

All Directors, Employees and Consultants are eligible to participate in the Plan, subject to Section 6.1. Participation in the Plan is voluntary and eligibility to participate does not confer upon any Director, Employee or Consultant any right to receive any grant of an Option pursuant to the Plan. The extent to which any Director, Employee or Consultant is entitled to receive a grant of an Option pursuant to the Plan will be determined by the Plan Administrator, subject to the specific provisions of this Stock Option Plan and approval of the Parent Plan Administrator and provided that no Award will be granted to a Service Provider Employee except with the prior written consent of the relevant Service Provider.

3.5	Plan Administrator Requirements

Any Option granted under this Plan shall be subject to the requirement that, if at any time the Plan Administrator or the Parent Plan Administrator shall determine that the listing, registration or qualification of the Shares issuable pursuant to such Option upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of the Exchange and any securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Plan Administrator and the Parent Plan Administrator. Without limiting the generality of the foregoing, all Options shall be issued pursuant to the registration requirements of the U.S. Securities Act, or pursuant to an exemption or exclusion from such registration requirements. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval. Participants shall, to the extent applicable, cooperate with the Corporation in complying with such legislation, rules, regulations and policies.

3.6	Total Shares Subject to Options

(a)	Subject to adjustment as provided for in Article 7, the aggregate number of Shares reserved for issuance pursuant to Options granted under this Plan shall not exceed [●] [INSTRUCTION: insert number of shares that is not more than [20%] of the Corporation’s issued and outstanding shares as at the effective date of the plan], or such additional amount as may be approved from time to time by the shareholders of the Corporation.

(b)	To the extent any Options (or portion(s) thereof) under this Plan terminate or are cancelled for any reason prior to exercise in full, or are surrendered or settled by the Participant, any Shares subject to such Options (or portion(s) thereof) shall be added back to the number of Shares reserved for issuance under this Plan and will again become available for issuance pursuant to the exercise of Options granted under this Plan.

(c)	Any Shares issued by the Corporation through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company shall not reduce the number of Shares available for issuance pursuant to the exercise of Options granted under this Plan.

3.7	Limits on Grants of Awards

Notwithstanding anything in this Plan:

(a)	the aggregate number of Shares:

(i)	issuable to Insiders at any time, under all of the Corporation’s Security- Based Compensation Arrangements, shall not exceed twenty percent (20%) of the Corporation’s issued and outstanding Shares; and

(ii)	issued to Insiders within any one (1) year period, under all of the Corporation’s Security Based Compensation Arrangements, shall not exceed twenty percent (20%) of the Corporation’s issued and outstanding Shares, provided that the acquisition of Shares by the Corporation for cancellation shall be disregarded for the purposes of determining non-compliance with this Section 3.7 for any Awards outstanding prior to such purchase of Shares for cancellation.

3.8	Option Agreements

Each Option under this Plan will be evidenced by an Option Agreement. Each Option Agreement will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct. Any one officer of the Corporation is authorized and empowered to execute and deliver, for and on behalf of the Corporation, an Option Agreement to a Participant granted an Option pursuant to this Plan.

3.9	Non-transferability of Options

Except to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or as required by law, no assignment or transfer of Options, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Options whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Options will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Option pass to a beneficiary or legal representative upon death of a Participant, the period in which such Option can be exercised by such beneficiary or legal representative shall not exceed one year from the Participant’s death.

ARTICLE 4

OPTIONS

4.1	Granting of Options

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. The terms and conditions of each Option grant shall be evidenced by an Option Agreement.

4.2	Exercise Price

The Plan Administrator will establish the Exercise Price at the time each Option is granted, at the sole discretion of the Plan Administrator, subject to applicable securities laws and Exchange rules and provided that the Exercise Price must not be less than the Market Price at the time of granting the Option and, if the Corporation is a subsidiary of the Parent, must also not be less than the Proportionate Market Price at the time of granting the Option.

4.3	Term of Options

Subject to any accelerated termination as set forth in this Plan, each Option expires on its Expiry Date.

4.4	Vesting and Exercisability

(a)	The Plan Administrator shall have the authority to determine the vesting terms applicable to grants of Options.

(b)	Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as may be otherwise set forth in a Service Agreement or Award Agreement. Each vested Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable.

(c)	Subject to the provisions of this Plan and any Option Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation.

(d)	The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in this Section 4.4, such as vesting conditions relating to the attainment of specified Performance Goals.

(e)	At the election of the Plan Administrator, Option Shares can be settled in:

(i)	one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct,

(ii)	a cash payment equal to the In the Money Amount, or

4.5	Payment of Exercise Price

(a)	Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Option Agreement, the Exercise Notice must be accompanied by payment of the Exercise Price. The Exercise Price must be fully paid by certified cheque, wire transfer, bank draft or money order payable to the Corporation or by such other means as might be specified from time to time by the Plan Administrator, which may include (i) through an arrangement with a broker approved by the Corporation (or through an arrangement directly with the Corporation) whereby payment of the Exercise Price is accomplished with the proceeds of the sale of Shares deliverable upon the exercise of the Option, (ii) through the cashless exercise process set out in Section 4.5(b), or (iii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Securities Laws, or any combination of the foregoing methods of payment.

(b)	Unless otherwise specified by the Plan Administrator and set forth in the particular Option Agreement, if permitted by the Plan Administrator, a Participant may, in lieu of exercising an Option pursuant to an Exercise Notice, elect to surrender such Option to the Corporation (a “Cashless Exercise”) in consideration for an amount from the Corporation equal to (i) the Market Price of the Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate Exercise Price of the Option (or portion thereof) surrendered relating to such Shares (the “In-the-Money Amount”), by written notice to the Corporation indicating the number of Options such Participant wishes to exercise using the Cashless Exercise, and such other information that the Corporation may require. Subject to Section 5.2, the Corporation shall satisfy payment of the In-the-Money Amount by delivering to the Participant such number of Shares (rounded down to the nearest whole number) having a fair market value equal to the In-the-Money Amount.

(c)	No Shares will be issued or transferred until full payment therefor has been received by the Corporation, or arrangements for such payment have been made to the satisfaction of the Plan Administrator.

(d)	If a Participant surrenders Options through a Cashless Exercise pursuant to Section 4.5(b), to the extent that such Participant would be entitled to a deduction under paragraph 110(1)(d) of the Income Tax Act (Canada) (the “Tax Act”) in respect of such surrender if the election described in subsection 110(1.1) of the Tax Act were made and filed (and the other procedures described therein were undertaken) on a timely basis after such surrender, the Corporation will cause such election to be so made and filed (and such other procedures to be so undertaken).

ARTICLE 5

ADDITIONAL OPTION TERMS

5.1	Restricted Period

In the event that an Option expires at a time when a scheduled restricted period is in place or an undisclosed material change or material fact in the affairs of the Corporation exists, the expiry of such Option will be (a) the date that is 10 Business Days after which such scheduled restricted period terminates or there is no longer such undisclosed material change or material fact or (b) if the Participant is a U.S. Taxpayer, the earliest of (i) the date described in (a), (ii) December 31 of the then current calendar year, and (iii) the Expiry Date.

5.2	Withholding Taxes

Notwithstanding any other terms of this Plan, the granting, vesting or settlement of each Option under this Plan is subject to the condition that if at any time the Plan Administrator determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting or settlement, such action is not effective unless such withholding has been effected to the satisfaction of the Plan Administrator. In such circumstances, the Plan Administrator may require that a Participant pay to the Corporation the minimum amount as the Corporation or a subsidiary of the Corporation is obliged to withhold or remit to the relevant taxing authority in respect of the granting, vesting or settlement of the Option. Any such additional payment is due no later than the date on which such amount with respect to the Option is required to be remitted to the relevant tax authority by the Corporation or a subsidiary of the Corporation, as the case may be. Alternatively, and subject to any requirements or limitations under applicable law, the Corporation or any subsidiary of the Corporation may (a) withhold such amount from any remuneration or other amount payable by the Corporation or any subsidiary of the Corporation to the Participant, (b) require the sale, on behalf of the applicable Participant, of a number of Shares issued upon exercise, vesting, or settlement of such Option and the remittance to the Corporation of the net proceeds from such sale sufficient to satisfy such amount, or (c) enter into any other suitable arrangements for the receipt of such amount.

5.3	Recoupment

Notwithstanding any other terms of this Plan, Options may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback, recoupment or similar policy adopted by the Corporation or the relevant subsidiary of the Corporation, or as set out in the Participant’s Service Agreement, Option Agreement or other written agreement, or as otherwise required by law or the rules of the Exchange. The Plan Administrator may at any time waive the application of this Section 5.3 to any Participant or category of Participants.

5.4	Securities Laws

[INSTRUCTION: Drafted for Corporation which is a US Corporation. For Corporations located outside of US, to be updated for local securities laws.]

The grant of Options and the issuance of Shares pursuant to any Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Option may be exercised or shares issued pursuant to an Option unless (a) a registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”) shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Option or (b) in the opinion of legal counsel to the Corporation, the Shares issuable pursuant to the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. Each of the Plan and any Option Agreement are to be considered a written compensation contract within the meaning of Rule 701 (“Rule 701”) under the Securities Act and, except to the extent specified otherwise, the grant of the Options under the Plan and the issuance of the underlying Shares upon the exercise of such Options are intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 and under similar exemptions to applicable state securities registration requirements. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Shares, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

ARTICLE 6

TERMINATION OF EMPLOYMENT OR SERVICES

6.1	Termination of Employee, Consultant or Director

Subject to Section 6.3, unless otherwise determined by the Plan Administrator or as set forth in the Participant’s Service Agreement or Award Agreement:

(a)

a Participant’s eligibility to receive further grants of Options under this Plan ceases as of: (i) the date that the Corporation or a subsidiary of the Corporation, as the case may be, provides the Participant with written notification that the Participant’s employment, consulting agreement or arrangement is terminated, notwithstanding that such date may be prior to the Termination Date; or (ii) the date of the death, Disability or Retirement of the Participant; and

(b)	for greater certainty, subject to Section 409A, Options are not affected by a change of employment or consulting agreement or arrangement, or directorship within or among the Corporation or a subsidiary of the Corporation for so long as the Participant continues to be a Director, Employee or Consultant, as applicable, of the Corporation or a subsidiary of the Corporation.

6.2	Termination of Employee, Consultant or Director – Treatment of Options

Subject to Section 6.3, unless otherwise determined by the Plan Administrator or as set forth in the Participant’s Service Agreement or Award Agreement, if a Participant’s employment, service or engagement terminates in any of the following circumstances, Options shall be treated in the manner set forth below:

Reason for Termination	Vesting	Expiry of Option
Death	Vesting to be determined in accordance the Award Agreement.	Options expire on the earlier of the Expiry Date and one year following the date of death.

Disability	Vesting to be determined in accordance the Award Agreement.	Options expire on the earlier of the Expiry Date and one year following the date of Disability.

Retirement	Vesting to be determined in accordance the Award Agreement.

Options expire on the earlier of the Expiry Date and one year following the date of Retirement.

Notwithstanding the foregoing, if, within 2 years following the date of his or her Retirement, the Participant commences (the “Commencement Date”) employment, consulting or acting as a director, officer or otherwise as a service provider to any Person that carries on or proposes to carry on a business competitive with the Corporation or any of its subsidiaries, any Options held by the Participant that have not been exercised as of the Commencement Date shall be immediately forfeited and cancelled as of the Commencement Date.

Reason for Termination	Vesting	Expiry of Option
Resignation	Unvested Options as of the date of resignation automatically terminate and shall be forfeited.

Options expire on the earlier of the Expiry Date and ninety days following the date of resignation.

Options granted to Persons engaged primarily to provide Investor Relations Activities expire on the earlier of the Expiry Date and 30 days following the date of resignation, or as otherwise allowed by the Plan Administrator.

Termination without Cause/Constructive Dismissal - No Change in Control Involved	Vesting to be determined in accordance the Award Agreement.	Options expire on the earlier of Expiry Date and 90 days following the Termination Date, or as otherwise allowed by the Plan Administrator.

Change in Control	Vesting to be determined in accordance with Section 7.2.	Expiry Date to be determined in accordance with Section 7.2.

Termination with Cause	Options, whether vested or unvested as of the Termination Date, automatically terminate and shall be forfeited.	Options, whether vested or unvested as of the Termination Date, automatically terminate and shall be forfeited.

6.3	Discretion to Permit Acceleration

Notwithstanding the provisions of Section 6.2, the Plan Administrator may, in its discretion, at any time prior to, or following the events contemplated in such Section, or in an employment agreement, Option Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant, permit the acceleration of vesting of any or all Options or waive termination of any or all Options, all in the manner and on the terms as may be authorized by the Plan Administrator, and with respect to Awards to U.S. Taxpayers, in a manner that does not result in adverse tax consequences under Section 409A of the Code.

ARTICLE 7

EVENTS AFFECTING THE CORPORATION

7.1	General

The existence of any Options does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Article 7 would have an adverse effect on this Plan or on any Option granted hereunder.

7.2	Change in Control

Except as may be set forth in the Participant’s Service Agreement or Option Agreement:

(a)	Subject to this Section 7.2, but notwithstanding anything else in this Plan or any Option Agreement, the Plan Administrator may, without the consent of any Participant, take such steps as it deems necessary or desirable, including to cause (i) the conversion or exchange of any outstanding Options into or for, rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control; (ii) outstanding Options to vest and become exercisable, realizable, or payable, or restrictions applicable to an Option to lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iii) the termination of an Option in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Option or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Plan Administrator determines in good faith that no amount would have been attained upon the exercise or settlement of such Option or realization of the Participant’s rights, then such Option may be terminated by the Corporation without payment); (iv) the replacement of such Option with other rights or property selected by the Board of Directors in its sole discretion where such replacement would not adversely affect the holder; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 7.2(a), the Plan Administrator will not be required to treat all Options similarly in the transaction. Notwithstanding the foregoing, in the case of Options held by a Canadian Taxpayer, the Plan Administrator may not cause the Canadian Taxpayer to receive (pursuant to this Subsection 7.2(a)) any property in connection with a Change in Control other than rights to acquire shares of a corporation or units of a “mutual fund trust” (as defined in the Tax Act), of the Corporation or a “qualifying person” (as defined in the Tax Act) that does not deal at arm’s length (for purposes of the Tax Act) with the Corporation, as applicable, at the time such rights are issued or granted.

(b)	Notwithstanding Section 6.1, and except as otherwise provided in the Participant’s Service Agreement, if within 12 months following the completion of a transaction resulting in a Change in Control, a Participant’s employment, consultancy or directorship is terminated by the Corporation or a subsidiary of the Corporation without Cause:

(i)	any unvested Options held by the Participant at the Termination Date may vest in the sole discretion of the Plan Administrator; and

(ii)	any vested Options of Participants may be exercised, surrendered or settled by such Participant at any time during the period that terminates on the earlier of:

(A) the Expiry Date of such Option; and (B) the date that is 90 days after the Termination Date. Any Option that has not been exercised, surrendered or settled at the end of such period will be immediately forfeited and cancelled.

(c)	Notwithstanding Subsection 7.2(a) and unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on an Exchange, then the Corporation may terminate all of the Awards, other than an Option held by a Canadian Taxpayer for the purposes of the Tax Act, granted under this Plan at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Award equal to the Market Price.

(d)	It is intended that any actions taken under this Section 7.2 will comply with the requirements of Section 409A of the Code with respect to Awards granted to U.S. Taxpayers.

7.3	Reorganization of Corporation’s Capital

Should the Corporation effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation that does not constitute a Change in Control and that would warrant the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

7.4	Other Events Affecting the Corporation

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Corporation and occurring by exchange of Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust the number and/or type of Shares that may be acquired, or by reference to which such Awards may be settled, on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

7.5	Immediate Acceleration of Awards

In taking any of the steps provided in Sections 7.3 and 7.4, the Plan Administrator will not be required to treat all Awards similarly and where the Plan Administrator determines that the steps provided in Sections 7.3 and 7.4 would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Plan Administrator may, but is not required to, permit the immediate vesting of any unvested Awards.

7.6	Issue by Corporation of Additional Shares

Except as expressly provided in this Article 7, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to the number of Shares that may be acquired as a result of a grant of Awards.

7.7	Fractions

No fractional Shares will be issued pursuant to an Award. Accordingly, if, as a result of any adjustment under this Article 7 or a dividend equivalent, a Participant would become entitled to a fractional Share, the Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares, which shall be disregarded.

ARTICLE 8

U.S. TAXPAYERS

8.1	Provisions for U.S. Taxpayers

Options granted under this Plan to U.S. Taxpayers may be non-qualified stock options or incentive stock options qualifying under Section 422 of the Code (“ISOs”). Each Option shall be designated in the Option Agreement as either an ISO or a non-qualified stock option. If an Option Agreement fails to designate an Option as either an ISO or non-qualified stock option, the Option will be a non-qualified stock option. The Corporation shall not be liable to any Participant or to any other Person if it is determined that an Option intended to be an ISO does not qualify as an ISO. Non• qualified stock options will be granted to a U.S. Taxpayer only if (i) such U.S. Taxpayer performs services for the Corporation or any corporation or other entity in which the Corporation has a direct or indirect controlling interest or otherwise has a significant ownership interest, as determined under Section 409A, such that the Option will constitute an option to acquire “service recipient stock” within the meaning of Section 409A, or (ii) such option otherwise is exempt from Section 409A.

8.2	ISOs

Subject to any limitations in Section 3.6, the aggregate number of Shares reserved for issuance in respect of granted ISOs shall not exceed [___________] [INSTRUCTION: insert fixed number], and the terms and conditions of any ISOs granted to a U.S. Taxpayer on the Date of Grant hereunder, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code, and the terms, conditions, limitations and administrative procedures established by the Plan Administrator from time to time in accordance with this Plan. At the discretion of the Plan Administrator, ISOs may only be granted to an individual who is an employee of the Corporation, or of a “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Sections 424(e) and (f) of the Code.

8.3	ISO Grants to 10% Shareholders

Notwithstanding anything to the contrary in this Plan, if an ISO is granted to a person who owns shares representing more than 10% of the voting power of all classes of shares of the Corporation or of a “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code, on the Date of Grant, the term of the Option shall not exceed five years from the time of grant of such Option and the Exercise Price shall be at least 110% of the Market Price of the Shares subject to the Option.

8.4	$100,000 Per Year Limitation for ISOs

To the extent the aggregate Market Price as at the Date of Grant of the Shares for which ISOs are exercisable for the first time by any person during any calendar year (under all plans of the Corporation and any “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code) exceeds US$100,000, such excess ISOs shall be treated as non-qualified stock options.

8.5	Disqualifying Dispositions

Each person awarded an ISO under this Plan shall notify the Corporation in writing immediately after the date he or she makes a disposition or transfer of any Shares acquired pursuant to the exercise of such ISO if such disposition or transfer is made (a) within two years from the Date of Grant or (b) within one year after the date such person acquired the Shares. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the person in such disposition or other transfer. The Corporation may, if determined by the Plan Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable person until the end of the later of the periods described in (a) or (b) above, subject to complying with any instructions from such person as to the sale of such Shares.

8.6	Section 409A of the Code

(a)	This Plan will be construed and interpreted to be exempt from, or where not so exempt, to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. Any reference in this Plan to Section 409A of the Code shall also include any regulation promulgated thereunder or any other formal guidance issued by the Internal Revenue Service with respect to Section 409A of the Code. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (Ill) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Corporation reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code. In no event will the Corporation or any of its subsidiaries or Affiliates be liable for any tax, interest or penalties that may be imposed on a Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b)	All terms of the Plan that are undefined or ambiguous must be interpreted in a manner that complies with Section 409A of the Code if necessary to comply with Section 409A of the Code.

(c)	The Plan Administrator, in its sole discretion, may permit the acceleration of the time or schedule of payment of a U.S. Taxpayer’s vested Awards in the Plan under circumstances that constitute permissible acceleration events under Section 409A of the Code.

(d)	Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Taxpayer, distributions of non-qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is six months after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer). Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid as soon practicable following such six-month anniversary of such separation from service.

(e)	The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

8.7	Section 280G of the Code.

In the event that the benefits provided for in this Plan or otherwise payable hereunder (a) constitute “parachute payments” within the meaning of Section 280G of the Code; and (b) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the parties hereto will cooperate to ensure that the benefits hereunder will be either (i) delivered in full; or (ii) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the Participant’s receipt on an after-tax basis of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the US Code. Unless mutually agreed in writing, any determination required under this section shall be made at no expense to Participant in writing by the Corporation’s independent public accountants, whose determination shall be conclusive and binding.

8.8	Application of Article 8 to U.S. Taxpayers

For greater certainty, the provisions of this Article 8 shall only apply to U.S. Taxpayers.

ARTICLE 9

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

9.1	Amendment, Suspension, or Termination of the Plan

The Plan Administrator may from time to time, without notice and without approval of the holders of voting shares of the Corporation, amend, modify, change, suspend or terminate the Plan or any Awards granted pursuant to the Plan as it, in its discretion determines appropriate, provided, however, that:

(a)	if and for so long as the Corporation is a subsidiary of the Parent, any such amendment, modification, change, suspension or termination shall require approval of the Corporation;

(b)	no such amendment, modification, change, suspension or termination of the Plan or any Awards granted hereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or Exchange requirements; and

(c)	any amendment that would cause an Award held by a U.S. Taxpayer to be subject to income inclusion under Section 409A of the Code shall be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

9.2	Permitted Amendments

Without limiting the generality of Section 9.1, the Plan Administrator may, without shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

(a)	making any amendments to the general vesting provisions of each Award;

(b)	making any amendments to the provisions set out in Article 6;

(c)	making any amendments to add covenants of the Corporation for the protection of Participants, as the case may be, provided that the Plan Administrator shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

(d)	making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Plan Administrator, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Plan Administrator shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants and Directors; or

(e)	making such changes or corrections which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Plan Administrator shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

9.3	Amendments Requiring Shareholder Approval

Notwithstanding anything to the contrary in this Plan, any amendment set out in section 10.12(7) of the NEO Exchange Listing Manual and any other amendment which, if made to the Parent Plan, would require approval of the holders of voting shares of the Parent under applicable Securities Laws or Exchange policies, shall require approval of the holders of voting shares of the Parent.

ARTICLE 10

MISCELLANEOUS

10.1	Legal Requirement

The Corporation is not obligated to grant any Awards, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its sole discretion, such action would constitute a violation by a Participant or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any Exchange upon which the Shares may then be listed.

10.2	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

10.3	Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as an Employee, Consultant or Director. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable pursuant to any Award until the allotment and issuance to such Participant, or as such Participant may direct, of certificates representing such Shares.

10.4	Corporate Action

Nothing contained in this Plan or in an Award shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award.

10.5	Conflict

In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of the Option Agreement shall govern. In the event of any conflict between or among the provisions of this Plan or any Option Agreement, on the one hand, and a Participant’s employment agreement with the Corporation or a subsidiary of the Corporation, as the case may be, on the other hand, the provisions of the employment agreement or other written agreement shall prevail.

10.6	Priority of Agreements

(a)	In the event of any inconsistency or conflict between the provisions of a Participant’s Option Agreement and the Plan, the provisions of the Plan shall prevail with respect to such Participant. In the event of any inconsistency or conflict between the provisions of (i) the Plan and/or a Participant’s Option Agreement, and (ii) a Participant’s Service Agreement, the provisions of the Participant’s Service Agreement shall prevail with respect to such Participant unless the terms of the Participant’s Service Agreement would either (i) cause a violation of Section 409A of the Code in respect of a U.S. Taxpayer or (ii) cause the Plan to be a “salary deferral arrangement” as defined in the Tax Act in respect of a Participant that is a Canadian Taxpayer, in which case the terms of the Plan shall prevail.

(b)	In the event that a Participant’s Service Agreement contains provisions respecting the vesting of the dates upon which any or all outstanding Options shall be exercisable or settled, without regard to whether such Options have otherwise vested in accordance with their terms, or provisions respecting the expiry, forfeiture and termination of such Options, the vesting or expiry, forfeiture and termination of such Options, as applicable, shall be governed by the terms and conditions of the Participant’s Service Agreement with respect to such Participant.

10.7	Anti-Hedging Policy

By accepting an Award each Participant acknowledges that he or she is restricted from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of Awards.

10.8	Participant Information

Each Participant shall provide the Corporation with all information (including personal information) required by the Corporation in order to administer the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties, and may be disclosed to such persons (including persons located in jurisdictions other than the Participant’s jurisdiction of residence), in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant’s behalf.

10.9	Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Corporation to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and Directors and they are advised to consult with their own tax advisors.

10.10	International Participants

With respect to Participants who reside or work outside Canada and the United States, the Plan Administrator may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Plan Administrator may, where appropriate, establish one or more sub- plans to reflect such amended or otherwise modified provisions.

10.11	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and its subsidiaries.

10.12	General Restrictions or Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant unless otherwise approved by the Plan Administrator.

10.13	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

10.14	Notices

(a)	All written notices to be given by a Participant to the Corporation shall be delivered personally, e-mail or mail, postage prepaid, addressed as follows:

Verses Technologies Inc.

c/o 1500 – 409 Granville Street

Vancouver, BC, Canada, V6C 1T2

Email: sd@octaviancapital.ca

Attention: Plan Administrator

(b)	All notices to a Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally or by e-mail, on the date of delivery, and if sent by mail, on the fifth Business Day following the date of mailing. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

10.15	Effective Date

This Plan becomes effective on a date to be determined by the Plan Administrator, subject to the approval of the shareholders of the Corporation.

10.16	Governing Law

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without any reference to conflicts of law rules.

10.17	Submission to Jurisdiction

The Corporation and each Participant irrevocably submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action or proceeding relating in any way to the Plan, including, without limitation, with respect to the grant of Awards and any issuance of Shares made in accordance with the Plan.

SCHEDULE A

[Subsidiary]

STOCK OPTION PLAN (THE “PLAN”)

CALIFORNIA SUPPLEMENT

Pursuant to Section 3.1(f) of the Plan, the Corporation has adopted this California Supplement (the “California Supplement”), to the Plan for purposes of making grants of Options to any Participants who are California residents. All terms used but not defined herein shall have the meaning set forth in the Plan. Any Option granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1.	Additional Limitations on Options.

a.	Maximum Duration of Options. No Options granted to California Participants shall have a term in excess of 10 years measured from the Option grant date.

b.	Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for Cause, in the event of termination of employment of such Participant, such Participant shall have the right to exercise an Option, to the extent that such Participant is entitled to exercise such Option on the date employment terminated, until the later of (i) the date set forth in the applicable Option Agreement (or Section 6.2 of the Plan, if Option Agreement does not contain a different date), or (ii) the earlier of:

(1) the six (6) month anniversary from the date of termination, if termination was caused by such Participant’s death or Disability, (2) the thirty (30) day anniversary of the date of termination, if termination was caused other than by such Participant’s death or disability and (3) the Expiry Date of such Option.

2.	Additional Limitations for Other Share-Based Awards. The terms of all Options granted to a California Participant shall comply, to the extent applicable, with Sections 260.140.42, 260.140.45 and 260.140.46 of the California Code of Regulations.

3.	Additional Limitations on Timing of Awards. No Option granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Option, unless the Plan has been approved by the holders of a majority of the Corporation’s outstanding voting securities by the later of (i) within twelve (12) months before or after the date the Plan was adopted by the Board, or (ii) prior to or within twelve (12) months of the granting of any Option to a California Participant.

4.	Additional Restriction Regarding Recapitalizations, Stock Splits, Etc. For purposes of the Plan, in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Corporation’s securities underlying the Option without the receipt of consideration by the Corporation, the number of securities available for subscription, and in the case of Options, the Exercise Price of such Options, must be proportionately adjusted.

5.	Additional Limitations on Transferability of Awards. Notwithstanding anything to the contrary in the Plan, an Option granted to a California Participant may not be transferred to an executor or guardian upon the Disability of the Participant.

SCHEDULE E

Verses Technologies Inc.

OMNIBUS EQUITY INCENTIVE PLAN (THE “PLAN”)

CALIFORNIA SUPPLEMENT

Pursuant to Section 3.1(g) of the Plan, the Corporation has adopted this California Supplement (the “California Supplement”), to the Plan for purposes of making grants of Options to any Participants who are California residents. All terms used but not defined herein shall have the meaning set forth in the Plan. Any Option granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1.	Additional Limitations on Options.

a.	Maximum Duration of Options. No Options granted to California Participants shall have a term in excess of 10 years measured from the Option grant date.

b.	Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for Cause, in the event of termination of employment of such Participant, such Participant shall have the right to exercise an Option, to the extent that such Participant is entitled to exercise such Option on the date employment terminated, until the later of (i) the date set forth in the applicable Option Agreement (or Section 9.2 of the Plan, if Option Agreement does not contain a different date), or (ii) the earlier of:

(1) the six (6) month anniversary from the date of termination, if termination was caused by such Participant’s death or Disability, (2) the thirty (30) day anniversary of the date of termination, if termination was caused other than by such Participant’s death or disability and (3) the Expiry Date of such Option.

2.	Additional Limitations for Other Share-Based Awards. The terms of all Options granted to a California Participant shall comply, to the extent applicable, with Sections 260.140.42, 260.140.45 and 260.140.46 of the California Code of Regulations.

3.	Additional Limitations on Timing of Awards. No Option granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Option, unless the Plan has been approved by the holders of a majority of the Corporation’s outstanding voting securities by the later of (i) within twelve (12) months before or after the date the Plan was adopted by the Board, or (ii) prior to or within twelve (12) months of the granting of any Option to a California Participant.

4.	Additional Restriction Regarding Recapitalizations, Stock Splits, Etc. For purposes of the Plan, in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Corporation’s securities underlying the Option without the receipt of consideration by the Corporation, the number of securities available for subscription, and in the case of Options, the Exercise Price of such Options, must be proportionately adjusted.

5.	Additional Limitations on Transferability of Awards. Notwithstanding anything to the contrary in the Plan, an Option granted to a California Participant may not be transferred to an executor or guardian upon the Disability of the Participant.

SCHEDULE “C”

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SUBORDINATE VOTING SHARES AND PROPORTIONATE VOTING SHARES

See attached.

ARTICLE 27 - SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SUBORDINATE SHARES

27.1	Voting

The holders of Class A subordinate voting shares (“Subordinate Shares”) shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Subordinate Share shall entitle the holder thereof to one vote at each such meeting.

27.2	Alteration to Rights of Subordinate Shares

So long as any Subordinate Shares remain outstanding, the Company will not, without the consent of the holders of Subordinate Shares expressed by separate special resolution, alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Subordinate Shares; or

(b)	affect the rights or special rights of the holders of Subordinate Shares or Class B proportionate voting shares (“Proportionate Shares”) on a per share basis as provided for herein.

27.3	Dividends

The holders of Subordinate Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time. The directors may declare no dividend payable in cash or property on the Subordinate Shares unless the directors simultaneously declare a dividend payable in cash or property on the Proportionate Shares, in an amount per Proportionate Share equal to the amount of the dividend declared per Subordinate Share, multiplied by 6.25.

The directors may declare a stock dividend payable in Subordinate Shares on the Subordinate Shares, but only if the directors simultaneously declare a stock dividend payable in:

(a)	Proportionate Shares on the Proportionate Shares, in a number of shares per Proportionate Share equal to the amount of the dividend declared per Subordinate Share; or

(b)	Subordinate Shares on the Proportionate Shares, in a number of shares per Proportionate Share equal to the amount of the dividend declared per Subordinate Share, multiplied by 6.25.

27.4	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Subordinate Shares shall be entitled to participate pari passu with the holders of Proportionate Shares, with the amount of such distribution per Subordinate Share equal to the amount of such distribution per Proportionate Share divided by 6.25.

27.5	Subdivision or Consolidation

The Subordinate Shares shall not be consolidated or subdivided unless the Proportionate Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

27.6	Conversion of the Shares Upon An Offer

In the event that an offer is made to purchase Proportionate Shares, and such offer is:

(a)	required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Proportionate Shares; or (ii) the Subordinate Shares which may be obtained upon conversion of the Proportionate Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “Offer”); and

(b)	not made to the holders of Subordinate Shares for consideration per Subordinate Share equal to 1/6.25 of the consideration offered per Proportionate Share;

each Subordinate Share shall become convertible at the option of the holder into Proportionate Shares on the basis of 6.25 Subordinate Shares for one (1) Proportionate Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Subordinate Share Conversion Right”). For avoidance of doubt, fractions of Proportionate Shares may be issued in respect of any amount of Subordinate Shares in respect of which the Subordinate Share Conversion Right is exercised which is less than 6.25.

The Subordinate Share Conversion Right may only be exercised for the purpose of depositing the Proportionate Shares acquired upon conversion under such Offer, and for no other reason. If the Subordinate Share Conversion Right is exercised, the Company shall procure that the transfer agent for the Subordinate Shares shall deposit under such Offer the Proportionate Shares acquired upon conversion, on behalf of the holder.

To exercise the Subordinate Share Conversion Right, a holder of Subordinate Shares or his or her attorney, duly authorized in writing, shall:

(i)	give written notice of exercise of the Subordinate Share Conversion Right to the transfer agent for the Subordinate Shares, and of the number of Subordinate Shares in respect of which the Subordinate Share Conversion Right is being exercised;

(ii)	deliver to the transfer agent for the Subordinate Shares any share certificate or certificates representing the Subordinate Shares in respect of which the Subordinate Share Conversion Right is being exercised; and

(iii)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

No certificates representing Proportionate Shares acquired upon exercise of the Subordinate Share Conversion Right will be delivered to the holders of Subordinate Shares. If Proportionate Shares issued upon such conversion and deposited under such Offer are withdrawn by such holder, or such Offer is abandoned, withdrawn or terminated by the offeror, or such Offer expires without the offeror taking up and paying for such Proportionate Shares, such Proportionate Shares and any fractions thereof issued shall automatically, without further action on the part of the holder thereof, be reconverted into Subordinate Shares on the basis of one (1) Proportionate Share for 6.25 Subordinate Shares, and the Company will procure that the transfer agent for the Subordinate Shares shall send to such holder a direct registration statement, certificate or certificates representing the Subordinate Shares acquired upon such reconversion. If the offeror under such Offer takes up and pays for the Proportionate Shares acquired upon exercise of the Subordinate Share Conversion Right, the Company shall procure that the transfer agent for the Subordinate Shares shall deliver to the holders of such Proportionate Shares the consideration paid for such Proportionate Shares by such Offeror.

ARTICLE 28 - SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO PROPORTIONATE SHARES

28.1	Voting

The holders of Proportionate Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to Articles 28.2 and 28.3, each Proportionate Share shall entitle the holder to 6.25 votes and each fraction of a Proportionate Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 6.25 and rounding the product down to the nearest whole number, at each such meeting.

28.2	Alteration to Rights of Proportionate Shares

So long as any Proportionate Shares remain outstanding, the Company will not, without the consent of the holders of Proportionate Shares expressed by separate special resolution alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Proportionate Shares; or

(b)	affect the rights or special rights of the holders of Subordinate Shares or Proportionate Shares on a per share basis as provided for herein.

At any meeting of holders of Proportionate Shares called to consider such a separate special resolution, each Proportionate Share shall entitle the holder to one (1) vote and each fraction of a Proportionate Share will entitle the holder to the corresponding fraction of one (1) vote.

28.3	Shares Superior to Proportionate Shares

(a)	The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Proportionate Shares without the consent of the holders of a majority of the Proportionate Shares expressed by separate ordinary resolution.

(b)	At any meeting of holders of Proportionate Shares called to consider such a separate ordinary resolution, each Proportionate Share will entitle the holder to one (1) vote and each fraction of a Proportionate Share shall entitle the holder to the corresponding fraction of one (1) vote.

28.4	Dividends

(a)	The holders of Proportionate Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the directors from time to time. The directors may declare no dividend payable in cash or property on the Proportionate Shares unless the directors simultaneously declare a dividend payable in cash or property on the Subordinate Shares, in an amount equal to the amount of the dividend declared per Proportionate Share divided by 6.25.

(b)	The directors may declare a stock dividend payable in Proportionate Shares on the Proportionate Shares, but only if the directors simultaneously declare a stock dividend payable in: (i) Proportionate Shares on the Subordinate Shares, in a number of shares per Subordinate Share equal to the amount of the dividend declared per Proportionate Share divided by 6.25.

(c)	The directors may declare a stock dividend payable in Subordinate Shares on the Proportionate Shares, but only if the directors simultaneously declare a stock dividend payable in: (i) Subordinate Shares on the Subordinate Shares, in a number of shares per Subordinate Share equal to the amount of the dividend declared per Proportionate Share divided by 6.25.

(d)	Holders of fractional Proportionate Shares shall be entitled to receive any dividend declared on the Proportionate Shares, in an amount equal to the dividend per Proportionate Share multiplied by the fraction thereof held by such holder.

28.5	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Proportionate Shares shall be entitled to participate pari passu with the holders of Subordinate Shares, with the amount of such distribution per Proportionate Shares equal to each of: (i) the amount of such distribution per Subordinate Share multiplied by 6.25.

28.6	Subdivision or Consolidation

The Proportionate Shares shall not be consolidated or subdivided unless the Subordinate Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

28.7	Voluntary Conversion

Subject to the Conversion Limitation set forth in this Article 28.7, holders of Proportionate Shares shall have the following rights of conversion (the “Share Conversion Right”):

(a)	Right to Convert Proportionate Shares. Each Proportionate Share shall be convertible at the option of the holder into such number of Subordinate Shares as is determined by multiplying the number of Proportionate Shares in respect of which the Share Conversion Right is exercised by 6.25. Fractions of Proportionate Shares may be converted into such number of Subordinate Shares as is determined by multiplying the fraction by 6.25.

(b)	Conversion Limitation. Unless already appointed, upon receipt of a Conversion Notice (as defined below), the directors (or a committee thereof) shall designate an officer of the Company who shall determine whether the Conversion Limitation set forth in this Article shall apply to the conversion referred to therein (the “Conversion Limitation Officer”).

(c)	Foreign Private Issuer Status. The Company shall use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company shall not give effect to any voluntary conversion of Proportionate Shares pursuant to this Article 28.7 or otherwise, and the Share Conversion Right will not apply, to the extent that after giving effect to all permitted issuances after such conversion of Proportionate Shares, the aggregate number of Subordinate Shares and Proportionate Shares (calculated on the basis that each Subordinate Share and Proportionate Share is counted once, without regard to the number of votes carried by such share) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Subordinate Shares and Proportionate Shares (calculated on the same basis) issued and outstanding (the “FPI Restriction”). The directors may by resolution waive this restriction for any individual transaction or increase the 40% Threshold to a number not to exceed fifty percent (50%), and if any such resolution is adopted, all references to the 40% Threshold herein shall refer instead to the amended percentage threshold set by the directors in such resolution.

(d)	Conversion Limitation. In order to give effect to the FPI Restriction, the number of Subordinate Shares issuable to a holder of Proportionate Shares upon exercise by such holder of the Share Conversion Right will be subject to the 40% Threshold based on the number of Proportionate Shares held by such holder as of the date of issuance of Proportionate Shares to such holder, and thereafter at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:

X = [A x 40% - B] x (C/D)

Where, on the Determination Date:

X = Maximum Number of Subordinate Shares which may be issued upon exercise of the Share Conversion Right.

A = Aggregate number of Subordinate Shares and Proportionate Shares issued and outstanding.

B = Aggregate number of Subordinate Shares and Proportionate Shares held of record, directly or indirectly, by U.S. Residents.

C = Aggregate Number of Proportionate Shares held by such holder.

D = Aggregate Number of All Proportionate Shares.

The Conversion Limitation Officer shall determine as of each Determination Date, in his or her sole discretion acting reasonably, the aggregate number of Subordinate Shares and Proportionate Shares held of record, directly or indirectly, by U.S. Residents, the maximum number of Subordinate Shares which may be issued upon exercise of the Share Conversion Right, generally in accordance with the formula set forth immediately above. Upon request by a holder of Proportionate Shares, the Company will provide each holder of Proportionate Shares with notice of such maximum number as at the most recent Determination Date, or a more recent date as may be determined by the Conversion Limitation Officer in its discretion. To the extent that issuances of Subordinate Shares on exercise of the Share Conversion Right would result in the 40% Threshold being exceeded, the number of Subordinate Shares to be issued will be pro-rated among each holder of Proportionate Shares exercising the Share Conversion Right.

Notwithstanding the provisions of Articles 28.7(d) and e), the directors may by resolution waive the application of the Conversion Restriction to any exercise or exercises of the Share Conversion Right to which the Conversion Restriction would otherwise apply, or to future Conversion Restrictions generally, including with respect to a period of time.

(e)	Disputes.

(i)	Any holder of Proportionate Shares who beneficially owns more than 5% of the issued and outstanding Proportionate Shares may submit a written dispute as to the calculation of the 40% Threshold or the FPI Restriction by the Conversion Limitation Officer to the directors with the basis for the disputed calculations. The Company shall respond to the holder within 5 (five) business days of receipt of the notice of such dispute with a written calculation of the 40% Threshold or the FPI Restriction, as applicable. If the holder and the Company are unable to agree upon such calculation of the 40% Threshold or the FPI Restriction, as applicable, within 5 (five) business days of such response, then the Company and the holder shall, within 1 (one) business day thereafter submit the disputed calculation of the 40% Threshold or the FPI Restriction to the Company’s independent auditor. The Company, at the Company’s expense, shall cause the auditor to perform the calculations in dispute and notify the Company and the holder of the results no later than 5 (five) business days from the time it receives the disputed calculations. The auditor’s calculations shall be final and binding on all parties, absent demonstrable error.

(ii)	In the event of a dispute as to the number of Subordinate Shares issuable to a holder of Proportionate Shares in connection with a voluntary conversion of Proportionate Shares, the Company shall issue to the holder of Proportionate Shares the number of Subordinate Shares not in dispute, and resolve such dispute in accordance with Article 28.7(f)(i).

(f)	Mechanics of Conversion. Before any holder of Proportionate Shares shall be entitled to voluntarily convert Proportionate Shares into Subordinate Shares in accordance with Articles 28.7(a) or (b), the holder shall surrender the certificate or certificates representing the Proportionate Shares to be converted at the head office of the Company, or the office of any transfer agent for the Proportionate Shares, and shall give written notice to the Company at its head office of his or her election to convert such Proportionate Shares and shall state therein the name or names in which the certificate or certificates representing the Subordinate Shares are to be issued (a “Conversion Notice”). The Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue to such holder or his or her nominee, a certificate or certificates or direct registration statement representing the number of Subordinate Shares to which such holder is entitled upon conversion. Such conversion shall be deemed to have taken place immediately prior to the close of business on the day on which the certificate or certificates representing the Proportionate Shares to be converted is surrendered and the Conversion Notice is delivered, and the person or persons entitled to receive the Subordinate Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Subordinate Shares as of such date.